Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-164629

THE FRONTIER FUND

(a Delaware statutory trust)

Supplement

dated January 31, 2012 to the

Prospectus

and Disclosure Document

dated April 30, 2011

THE FRONTIER FUND

FRONTIER DIVERSIFIED SERIES; FRONTIER DYNAMIC SERIES; FRONTIER

LONG/SHORT COMMODITY SERIES; FRONTIER MASTERS SERIES

Supplement dated January 31, 2012 to the Prospectus and Disclosure Document Dated as of April 30, 2011

The following information amends the disclosure in the Prospectus and Disclosure Document dated as of April 30, 2011 (the “Prospectus”). If any statement in this supplement conflicts with a statement in the Prospectus, the statement in this supplement controls.

Closing of the Dynamic Series

On July 15, 2011, Equinox Fund Management, LLC, the managing owner of the Frontier Dynamic Series of The Frontier Fund (the “Dynamic Series”), announced that the Dynamic Series would be closed to outside investors. In addition, all existing outside investors as of July 15, 2011 were redeemed at that date’s net asset value per unit. Accordingly, all references to the Dynamic Series in the Prospectus and the Statement of Additional Information are hereby deleted in their entirety. This change does not affect any other series of The Frontier Fund.

The Trust and Managing Owner

The fifth sentence included in the paragraph entitled “The Trust and Managing Owner” on the cover page of the Prospectus is hereby deleted in its entirety and replaced with the following:

“As of October 31, 2011, the net asset value per unit was: Frontier Diversified Series: $97.72 (Class 1), $101.91 (Class 2); Frontier Masters Series: $98.25 (Class 1), $102.45 (Class 2); and Frontier Long/Short Commodity Series: $122.61 (Class 1a), $127.80 (Class 2a).”

SUMMARY

The Units

The fifth paragraph under the heading “SUMMARY—The Units” is hereby deleted in its entirety and replaced with the following:

“The percent return (and associated dollar amount) that your investment must earn in the indicated series, after taking into account estimated interest income, in order to break-even after one year is as follows (please see the “Break-Even Analysis” on page 16): Frontier Diversified Series: Class 1 – 5.31% ($53.10); Class 2 – 2.98% ($29.80); Class 3 – 2.73% ($27.30); Frontier Masters Series: Class 1 – 6.27% ($62.70); Class 2 – 4.08% ($40.80); Class 3 – 3.83% ($38.30); and Frontier Long/Short Commodity Series: Class 1a – 6.13% ($61.30); Class 2a – 3.94% ($39.40); Class 3a – 3.69% ($36.90).”

BREAK-EVEN ANALYSIS

The tables included under the heading “BREAK-EVEN ANALYSIS” are hereby deleted and replaced in their entirety with the following:

FRONTIER DIVERSIFIED SERIES

	Class 1		Class 2		Class 3 (8)
	$	%	$	%	$	%
Management Fee (1)	7.50	0.75	7.50	0.75	7.50	0.75
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	34.50	3.45	34.50	3.45	34.50	3.45
Incentive Fee (4)	6.80	0.68	1.10	0.11	1.10	0.11
Less Interest income (5, 9)	(17.00)	(1.70)	(17.00)	(1.70)	(17.00)	(1.70)
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	53.10	5.31	29.80	2.98	27.30	2.73

FRONTIER MASTERS SERIES

	Class 1		Class 2		Class 3 (8)
	$	%	$	%	$	%
Management Fee (1)	20.00	2.00	20.00	2.00	20.00	2.00
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	33.30	3.33	33.30	3.33	33.30	3.33
Incentive Fee (4)	5.20	0.52	0.80	0.08	0.80	0.08
Less Interest income (5, 9)	(17.00)	(1.70)	(17.00)	(1.70)	(17.00)	(1.70)
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	62.70	6.27	40.80	4.08	38.30	3.83

FRONTIER LONG/SHORT COMMODITY SERIES

	Class 1a		Class 2a		Class 3a (8)
	$	%	$	%	$	%
Management Fee (1)	20.00	2.00	20.00	2.00	20.00	2.00
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	31.90	3.19	31.90	3.19	31.90	3.19
Incentive Fee (4)	5.20	0.52	0.80	0.08	0.80	0.08
Less Interest income (5, 9)	(17.00)	(1.70)	(17.00)	(1.70)	(17.00)	(1.70)
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	61.30	6.13	39.40	3.94	36.90	3.69

PAST PERFORMANCE OF THE SERIES

The text, table and footnotes included under the heading “PAST PERFORMANCE OF THE SERIES” are deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF THE SERIES

Set forth in Capsules I-III below is the performance record of trading of each currently offered series of the trust from its inception through October 31, 2011.

CAPSULE I
Series	Frontier Diversified Series Class 1	Frontier Diversified Series Class 2
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected	Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009	June 9, 2009
Aggregate subscriptions(1)	$114,796,843.09	$83,229,109.40
Current capitalization(1)	$70,380,195.80	$60,813,389.11
Worst monthly % drawdown since inception(1)(2)	-3.98% (Jan 2010)	-3.85% (Jan 2010)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-9.82% (Feb 2011 to Aug 2011)	-9.02% (Feb 2011 to Aug 2011)

Monthly performance

Month	2011		2010	2009		2011		2010	2009
January	3.53%		-3.98%	—		3.69%		-3.85%	—
February	0.28%		0.45%	—		0.41%		0.58%	—
March	-0.91%		2.28%	—		-0.76%		2.44%	—
April	0.56%		2.20%	—		0.70%		2.35%	—
May	-2.48%		-0.05%	—		-2.34%		0.08%	—
June	-2.75%		-0.03%	-1.89%		-2.60%		0.12%	-1.79%
July	-0.83%		-2.02%	-0.74%		-0.69%		-1.88%	-0.59%
August	-3.78%		4.09%	0.31%		-3.63%		4.25%	0.46%
September	3.60%		1.25%	1.29%		3.75%		1.40%	1.45%
October	-2.74%		4.13%	0.08%		-2.59%		4.27%	0.22%
November			-3.76%	1.41%				-3.61%	1.57%
December			2.65%	-3.61%				2.81%	-3.47%
Year	-5.66 (10 months	% )	7.00%	-3.20 (7 months	% )	-4.27 (10 months	% )	8.88%	-2.23 (7 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE II
Series	Frontier Masters Series Class 1	Frontier Masters Series Class 2
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected	Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009	June 9, 2009
Aggregate subscriptions(1)	$49,931,647.35	$27,632,383.58
Current capitalization(1)	$34,493,533.27	$19,302,731.02
Worst monthly % drawdown since inception(1)(2)	-5.74% (Dec-2009)	-5.60% (Dec-2009)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-9.41% (Nov-2009 to Feb-2010)	-9.03% (Nov-2009 to Feb-2010)

Monthly performance

Month	2011		2010	2009		2011		2010	2009
January	1.20%		-3.54%	—		1.36%		-3.40%	—
February	0.71%		-0.37%	—		0.85%		-0.24%	—
March	-1.75%		4.32%	—		-1.60%		4.48%	—
April	5.07%		0.57%	—		5.22%		0.71%	—
May	-4.88%		-1.46%	—		-4.74%		-1.33%	—
June	-3.93%		-0.20%	-2.03%		-3.78%		-0.04%	-1.92%
July	3.78%		-1.70%	-1.64%		3.93%		-1.56%	-1.49%
August	0.25%		4.24%	-0.30%		0.41%		4.40%	-0.15%
September	-0.25%		3.56%	2.33%		-0.10%		3.73%	2.49%
October	-4.39%		4.05%	-0.57%		-4.25%		4.19%	-0.47%
November			-2.92%	2.52%				-2.77%	2.67%
December			2.57%	-5.74%				2.72%	-5.60%
Year	-4.58 (10 months	% )	9.00%	-5.54 (7 months	% )	-3.17 (10 months	% )	10.94%	-4.63 (7 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE III
Series	Frontier Long/Short Commodity Series Class 1a	Frontier Long/Short Commodity Series Class 2a
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected	Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009	June 9, 2009
Aggregate subscriptions(1)	$17,863,723.29	$10,251,741.04
Current capitalization(1)	$17,309,701.40	$10,202,399.11
Worst monthly % drawdown since inception(1)(2)	-6.10% (Sep-2011)	-5.96% (Sep-2011)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-11.61% (Apr-2011 to Sep-2011)	-10.95% (Apr-2011 to Sep-2011)

Monthly performance

Month	2011		2010	2009		2011		2010	2009
January	7.08%		-5.19%	—		7.24%		-5.09%	—
February	3.29%		0.54%	—		3.43%		0.67%	—
March	0.81%		2.66%	—		0.96%		2.82%	—
April	4.65%		3.87%	—		4.80%		4.02%	—
May	-3.72%		-4.15%	—		-3.58%		-4.02%	—
June	-5.85%		-2.83%	-2.47%		-5.71%		-2.67%	-2.36%
July	5.37%		0.43%	0.52%		5.51%		0.57%	0.64%
August	-1.44%		0.94%	-0.59%		-1.28%		1.09%	-0.45%
September	-6.10%		8.03%	1.14%		-5.96%		8.18%	1.29%
October	0.77%		6.43%	1.00%		0.92%		6.58%	1.17%
November			-0.74%	3.92%				-0.59%	4.07%
December			6.12%	-1.90%				6.28%	-1.77%
Year	3.94 (10 months	% )	16.22%	1.49 (7 months	% )	5.47 (10 months	% )	18.24%	2.48 (7 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

(1)	“Aggregate subscriptions,” “Current capitalization,” “Worst monthly % drawdown since inception,” “Worst month-end peak-to-valley drawdown since inception” and “Monthly Performance” are provided for each offered class of investors and include subscriptions and capitalization through October 31, 2011.

(2)	“Worst monthly % drawdown since inception” means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. “Decline” is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(3)	“Worst month-end peak-to-valley drawdown since inception” is the largest percentage decline in the net asset value per unit over the specified period. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones.

Performance Summary for Previously Offered Commodity Pools

The table and notes included under the heading “THE MANAGING OWNER—Performance Information—Non-Offered Series” is deleted in its entirety and replaced with the following:

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

	CAPSULE I												CAPSULE II
Series	Balanced Series Class 1						Balanced Series Class 2						Balanced Series Class 1A(1)						Balanced Series Class 2A(2)						Balanced Series Class 3A(3)
Type of pool	Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi- Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected
Inception of Trading(4)	September 24, 2004						September 24, 2004						May 1, 2006						May 1, 2006						4-Jun-09
Close Date(5)	N/A						N/A						N/A						N/A						N/A
Aggregate Subscriptions(6)	$409,634,470.42						$122,225,945.80						$17,560,608.01						$3,814,043.79						$5,070,935.81
Current Capitalization(7)	$186,658,249.31						$62,025,396.84						$3,218,625.87						$2,771,947.60						$2,664,919.33
Worst Monthly Decline-Last 5 Years(8)	-7.02% (July-2007)						-6.77% (July-2007)						-7.06% (July-2007)						-6.81% (July-2007)						-5.48% (August-2011)
Worst Peak-to-Valley Drawdown-Last 5 Years(9)	-13.76% (April-2006 to August-2007)						-12.50% (June-2007 to August-2007)						-14.76% (April-2006 to August-2007)						-12.58% (June-2007 to August-2007)						-11.41% (April-2011 to August-2011)
Month	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009
January	4.13%	-5.56%	1.34%	-0.55%	1.20%	3.47%	4.40%	-5.34%	1.59%	-0.30%	1.47%	3.73%	4.06%	-5.62%	1.28%	-0.57%	1.14%	3.46%	4.32%	-5.39%	1.53%	-0.33%	1.41%	3.72%	4.32%	-5.39%	—
February	0.21%	1.64%	0.33%	7.52%	-4.38%	-2.95%	0.44%	1.87%	0.56%	7.78%	-4.16%	-2.73%	0.10%	1.58%	0.25%	7.50%	-4.35%	-2.96%	0.33%	1.81%	0.48%	7.77%	-4.20%	-2.74%	0.33%	1.81%	—
March	-0.96%	3.54%	-1.62%	-0.48%	-3.17%	3.62%	-0.70%	3.82%	-1.36%	-0.22%	-2.93%	3.89%	-1.00%	3.48%	-1.71%	-0.49%	-3.22%	3.61%	-0.75%	3.76%	-1.45%	-0.24%	-2.98%	3.88%	-0.75%	3.76%	—
April	1.03%	3.48%	-2.35%	0.26%	2.77%	1.26%	1.27%	3.74%	-2.11%	0.50%	3.03%	1.51%	0.93%	3.42%	-2.36%	0.23%	2.72%	1.25%	1.16%	3.68%	-2.12%	0.48%	2.98%	1.50%	1.16%	3.68%	—
May	-2.66%	-0.98%	1.73%	1.11%	5.66%	-2.26%	-2.41%	-0.76%	1.98%	1.36%	5.93%	-2.00%	-2.76%	-1.06%	1.77%	1.10%	5.61%	-2.73%	-2.51%	-0.83%	1.97%	1.34%	5.88%	-2.50%	-2.51%	-0.83%	—
June	-2.73%	0.15%	-2.67%	5.50%	0.59%	-1.77%	-2.48%	0.42%	-2.41%	5.81%	0.82%	-1.53%	-2.86%	0.07%	-2.71%	5.53%	0.55%	-1.82%	-2.61%	0.34%	-2.46%	5.79%	0.78%	-1.58%	-2.61%	0.34%	-2.64%
July	-1.40%	-3.30%	-1.04%	-2.74%	-7.02%	-1.48%	-1.17%	-3.06%	-0.79%	-2.49%	-6.77%	-1.23%	-1.51%	-3.38%	-1.09%	-2.71%	-7.06%	-1.55%	-1.27%	-3.14%	-0.83%	-2.46%	-6.81%	-1.30%	-1.27%	-3.14%	-0.84%
August	-5.60%	6.28%	0.22%	0.15%	-6.37%	-0.85%	-5.34%	6.56%	0.48%	0.39%	-6.15%	-0.59%	-5.74%	6.17%	0.16%	0.15%	-6.42%	-0.88%	-5.48%	6.45%	0.42%	0.38%	-6.19%	-0.63%	-5.48%	6.45%	0.43%
September	3.79%	2.30%	1.99%	0.50%	5.13%	-1.75%	4.04%	2.56%	2.24%	0.76%	5.38%	-1.53%	3.66%	2.25%	1.94%	0.44%	5.09%	-1.81%	3.92%	2.50%	2.19%	0.70%	5.35%	-1.58%	3.92%	2.48%	2.17%
October	-2.96%	4.63%	-0.82%	4.13%	3.04%	0.22%	-2.71%	4.88%	-0.58%	4.39%	3.32%	0.49%	-3.06%	4.47%	-0.88%	4.12%	3.01%	0.17%	-2.82%	4.72%	-0.63%	4.39%	3.28%	0.43%	-2.82%	4.72%	-0.63%
November		-4.30%	2.43%	3.39%	-1.96%	2.07%		-4.05%	2.69%	3.63%	-1.72%	2.32%		-4.37%	2.36%	3.40%	-2.00%	2.00%		-4.11%	2.62%	3.64%	-1.76%	2.26%		4.10%	2.62%
December		3.67%	-4.71%	2.85%	0.54%	2.71%		33.94%	-4.46%	3.13%	0.80%	2.95%		3.60%	-4.78%	2.90%	0.51%	2.67%		3.86%	-4.54%	3.18%	0.77%	2.91%		-3.86%	-4.54%
Year	-7.31%	11.31%	-5.30%	23.37%	-4.88%	1.99%	-4.97%	14.70%	-2.41%	27.18%	-1.98%	5.08%	-8.29%	10.30%	-5.88%	23.32%	-5.29%	1.08%	-5.98%	13.65%	-3.04%	27.06%	-2.47%	4.11%	-5.98%	13.66%	-3.58%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	CAPSULE III												CAPSULE IV
Series	Berkeley/Graham/Tiverton Series Class 1(10)						Berkeley/Graham/Tiverton Series Class 2(11)						Currency Series Class 1 (12)						Currency Series Class 2(13)
Type of pool	Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected
Inception of Trading(4)	February 14, 2005						February 14, 2005						September 24, 2004						September 24, 2004
Close Date(5)	N/A						N/A						N/A						N/A
Aggregate Subscriptions(6)	$93,674,486.01						$15,537,186.54						$16,166,751.73						$6,318,254.17
Current Capitalization(7)	$ 37,429,127.02						$4,662,563.63						$4,316,539.30						$112,895.31
Worst Monthly Decline-Last 5 Years(8)	-8.59% (Jul-2007)						-8.34% (Jul-2007)						-7.24% (Sep-2008)						-6.99% (Sep-2008)
Worst Peak-to-Valley Drawdown-Last 5 Years(9)	-18.02% (Feb-2011 to Oct-2011)						-16.35% (Feb-2011 to Oct-2011)						-35.09% (Mar-2008 to Oct-2011)						-27.72% (Mar-2008 to Oct-2011)
Month	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006
January	0.92%	-5.29%	0.03%	0.32%	0.23%	1.24%	1.18%	-5.06%	0.27%	0.58%	0.50%	1.50%	-1.30%	-1.19%	-3.07%	-0.47%	0.02%	0.71%	-1.06%	-0.95%	-2.83%	-0.22%	0.29%	0.97%
February	2.34%	0.65%	0.35%	4.10%	-5.80%	-1.21%	2.58%	0.88%	0.58%	4.34%	-5.59%	-1.00%	-1.96%	0.57%	-0.51%	3.10%	-2.46%	0.14%	-1.73%	0.80%	-0.28%	3.34%	-2.24%	0.37%
March	-4.79%	1.50%	-2.99%	0.69%	-3.99%	2.75%	-4.54%	1.77%	-2.74%	0.94%	-3.76%	3.01%	-1.23%	2.57%	-2.30%	3.11%	-0.55%	-0.27%	-0.98%	2.85%	-2.04%	3.37%	-0.31%	-0.01%
April	4.01%	1.08%	-2.93%	-2.44%	4.25%	1.11%	4.26%	1.33%	-2.69%	-2.20%	4.51%	1.33%	2.28%	0.10%	-2.73%	-2.78%	3.41%	0.01%	2.52%	0.34%	-2.49%	-2.54%	3.67%	0.24%
May	-7.48%	-0.56%	1.91%	1.85%	9.12%	-2.90%	-7.24%	-0.33%	2.15%	2.11%	9.40%	-2.64%	-2.85%	1.78%	0.90%	0.75%	2.15%	-2.05%	-2.61%	2.02%	1.14%	1.00%	2.41%	-1.79%
June	-3.56%	-0.98%	-4.18%	4.52%	4.86%	-0.80%	-3.32%	-0.71%	-3.93%	4.79%	5.11%	-0.55%	-0.48%	-1.21%	-1.32%	-0.38%	1.57%	0.76%	-0.23%	-0.94%	-1.05%	-0.13%	1.81%	1.01%
July	0.51%	-2.02%	0.32%	-3.44%	-8.59%	-1.83%	0.75%	-1.77%	0.58%	-3.18%	-8.34%	-1.57%	-1.26%	0.74%	-3.40%	0.82%	-0.58%	-0.59%	-1.03%	0.99%	-3.15%	1.08%	-0.32%	-0.34%
August	-1.77%	4.24%	-0.23%	-0.50%	-5.19%	-2.08%	-1.50%	4.52%	0.02%	-0.26%	-4.96%	-1.81%	-3.31%	0.14%	-3.31%	-1.53%	-1.95%	2.03%	-3.05%	0.41%	-3.07%	-1.29%	-1.70%	2.29%
September	-0.80%	2.60%	3.11%	1.07%	3.03%	-1.09%	-0.56%	2.86%	3.37%	1.33%	3.27%	-0.87%	1.05%	0.22%	2.30%	-7.24%	0.82%	-1.51%	1.30%	0.46%	2.55%	-6.99%	1.05%	-1.29%
October	-5.26%	4.01%	-1.25%	6.84%	5.60%	1.20%	-5.02%	4.26%	-1.01%	7.09%	5.90%	1.48%	-4.13%	0.27%	-2.77%	1.41%	2.15%	-0.13%	-3.89%	0.51%	-2.53%	1.67%	2.42%	0.14%
November		-2.11%	4.10%	2.82%	-3.91%	1.06%		-1.85%	4.37%	3.05%	-3.69%	1.31%		-1.60%	-1.24%	-2.26%	-2.45%	2.49%		-1.34%	-0.99%	-2.03%	-2.20%	2.75%
December		2.72%	-3.32%	3.24%	-2.56%	4.91%		2.99%	-3.07%	3.51%	-2.31%	5.16%		-0.93%	-3.14%	1.39%	-2.37%	2.05%		-0.67%	-2.90%	1.67%	-2.12%	2.29%
Year	-15.32%	5.56%	-5.33%	20.28%	-4.54%	2.09%	-13.18%	8.78%	-2.46%	23.90%	-1.63%	5.19%	-12.59%	1.39%	-18.91%	-4.45%	-0.49%	3.59%	-10.39%	4.48%	-16.44%	-1.53%	2.56%	6.72%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

	CAPSULE V				CAPSULE VI
Series	Dunn Series Class 1		Dunn Series Class 2		Frontier Long/Short Commodity Series Class 1						Frontier Long/Short Commodity Series Class 2						Frontier Long/Short Commodity Series Class 3(3)
Type of pool	Closed; Multi-Advisor; Not Principal-Protected		Closed; Multi-Advisor; Not Principal-Protected		Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi- Advisor; Not Principal-Protected						Closed to New Investment; Multi- Advisor; Not Principal-Protected
Inception of Trading(4)	September 24, 2004		September 24, 2004		March 6, 2006						March 6, 2006						1-Jun-09
Close Date(5)	October 15, 2007(14)		October 15, 2007(14)		N/A						N/A						N/A
Aggregate Subscriptions(6)	$278,793.00		$2,151,563.86		$73,164,273.65						$14,933,869.84						$36,968,750.71
Current Capitalization(7)	$0.00		$0.00		$8,500,949.17						$9,302,559.09						$24,888,833.22
Worst Monthly Decline-Last 5 Years(8)	-24.96% (Aug-2007)		-24.76% (Aug-2007)		-6.48% (Sep-2011)						-6.25% (Sep-2011)						-6.25% (Sep-2011)
Worst Peak-to-Valley Drawdown-Last 5 Years(9)	-57.00% (Nov-2004 to Aug-2007)		-53.29% (Nov-2004 to Aug-2007)		-12.31% (Apr-2011 to Sep-2011)						-11.20% (Apr-2011 to Sep-2011)						-11.20% (Apr-2011 to Sep-2011)
Month	2007	2006	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009
January	-0.72%	-6.61%	-0.45%	-6.37%	7.09%	-5.22%	2.66%	4.57%	0.07%	--	7.36%	-5.00%	2.91%	4.84%	0.33%	--	7.36%	-5.00%	—
February	-12.64%	-2.75%	-12.44%	-2.53%	3.35%	0.48%	-0.37%	4.87%	0.18%	--	3.59%	0.71%	-0.14%	5.13%	0.41%	--	3.59%	0.71%	—
March	-6.39%	9.19%	-6.16%	9.47%	0.96%	2.59%	1.42%	-1.83%	0.36%	0.96%	1.22%	2.87%	1.69%	-1.58%	0.61%	1.20%	1.22%	2.87%	—
April	3.13%	10.42%	3.39%	10.67%	5.03%	3.81%	1.53%	-1.05%	1.24%	2.40%	5.28%	4.07%	1.79%	-0.81%	1.50%	2.63%	5.28%	4.07%	—
May	12.16%	-5.59%	12.45%	-5.33%	-4.00%	-4.22%	5.40%	-0.39%	-0.89%	-2.22%	-3.76%	-4.00%	5.55%	-0.15%	-0.64%	-1.95%	-3.76%	-4.00%	—
June	6.82%	-5.82%	7.08%	-5.59%	-6.04%	-2.97%	-2.03%	4.54%	-1.38%	-2.52%	-5.80%	-2.70%	-1.77%	4.81%	-1.14%	-2.28%	-5.80%	-2.70%	-1.78%
July	-18.15%	-3.05%	-17.92%	-2.81%	5.35%	0.34%	0.44%	-3.03%	-2.20%	-0.36%	5.60%	0.59%	0.69%	-2.78%	-1.94%	-0.10%	5.60%	0.59%	0.69%
August	-24.96%	-2.05%	-24.76%	-1.80%	-1.33%	0.86%	-0.58%	-1.65%	0.28%	-1.83%	-1.06%	1.12%	-0.32%	-1.42%	0.53%	-1.58%	-1.06%	1.12%	-0.32%
September	14.92%	-2.27%	15.17%	-2.04%	-6.48%	8.31%	1.09%	-2.76%	1.95%	-1.61%	-6.25%	8.57%	1.33%	-2.50%	2.19%	-1.38%	-6.25%	8.57%	1.34%
October	-3.21%	-3.14%	-3.08%	-2.88%	0.66%	6.79%	1.18%	-2.82%	0.38%	4.44%	0.92%	7.04%	1.43%	-2.57%	0.65%	4.70%	0.92%	7.04%	1.43%
November		1.83%		2.08%		-0.82%	4.12%	-2.35%	-0.82%	1.93%		-0.56%	4.38%	-2.13%	-0.58%	2.17%		-0.56%	4.38%
December		-0.61%		-0.37%		6.61%	-2.01%	1.34%	1.95%	-0.52%		6.88%	-1.76%	1.62%	2.21%	-0.28%		6.88%	-1.76%
Year	-34.47%	-11.42%	-28.81%	-8.74%	3.60%	16.66%	13.33%	-1.06%	1.04%	0.44%	6.22%	20.21%	16.67%	1.95%	4.13%	2.93%	6.22%	20.21%	3.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

	CAPSULE VII													CAPSULE VIII
Series	Long Only Commodity Series Class 1						Long Only Commodity Series Class 2						Long Only Commodity Series Class 3	Managed Futures Index Series Class 1						Managed Futures Index Series Class 2						Managed Futures Index Series Class 3
Type of pool	Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal- Protected	Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal- Protected
Inception of Trading(4)	March 1, 2006						March 1, 2006						January 13, 2011	April 25, 2006						April 25, 2006						January 13, 2011
Close Date(5)	N/A						N/A						N/A	N/A						N/A						N/A
Aggregate Subscript- ions(6)	$8,587,366.70						$1,612,568.43						$1,613,778.39	$3,197,156.50						$2,283,718.00						$371,832.66
Current Capital- ization(7)	$552,528.01						$130,255.48						$839,798.95	$341,002.37						$2,922,313.82						$327,492.18
Worst Monthly Decline- Last 5 Years(8)	-24.11% (Oct-2008)						-23.97% (Oct-2008)						-15.04% (Sep-2011)	-11.71% (Oct-2011)						-11.56% (Oct-2011)						-11.56% (Oct-2011)
Worst Peak-to- Valley Drawdown- Last 5 Years(9)	-55.54% (Jun-2008 to Feb-2009)						-54.96% (Jun-2008 to Feb-2009)						-20.59% (Apr-2011 to Sep-2011)	-21.36% (Dec-2008 to Jun-2011)						-17.38% (Dec-2008 to Jun-2011)						-11.56% (Sep-2011 to Oct-2011)
Month	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011
January	1.47%	-6.38%	-5.86%	3.19%	-1.79%	—	1.64%	-6.24%	-5.70%	3.36%	-1.61%	—	1.48%	-1.45%	1.24%	-1.55%	5.61%	-0.07%	—	-1.29%	1.40%	-1.38%	5.79%	0.12%	—	1.02%
February	1.97%	3.60%	-3.63%	12.31%	4.05%	—	2.12%	3.76%	-3.48%	12.48%	4.21%	—	2.12%	1.45%	-0.96%	-2.19%	8.71%	-3.70%	—	1.60%	-0.81%	-2.04%	8.89%	-3.55%	—	1.60%
March	2.28%	-1.07%	3.53%	-4.76%	1.36%	3.82%	2.45%	-0.89%	3.71%	-4.60%	1.53%	4.06%	2.45%	-4.61%	-1.15%	-2.84%	-3.77%	-3.28%	—	-4.44%	-0.97%	-2.68%	-3.60%	-3.12%	—	-4.44%
April	3.03%	1.22%	0.70%	4.39%	-0.92%	5.72%	3.18%	1.39%	0.87%	4.56%	-0.75%	5.88%	3.20%	4.75%	-2.53%	-4.23%	-4.11%	1.56%	2.48%	4.92%	-2.37%	-4.11%	-3.95%	1.73%	2.63%	4.92%
May	-5.21%	-8.28%	13.48%	2.31%	-1.12%	-0.60%	-5.05%	-8.13%	13.66%	2.48%	-0.95%	-0.42%	-5.04%	-6.68%	4.79%	4.15%	0.17%	1.61%	1.51%	-6.52%	4.95%	4.32%	0.34%	1.79%	1.69%	-6.52%
June	-3.48%	1.00%	-0.44%	9.85%	0.43%	0.33%	-3.32%	1.19%	-0.27%	10.04%	0.59%	0.49%	-3.32%	-5.48%	0.95%	-2.06%	3.16%	4.79%	-4.47%	-5.32%	1.13%	-1.89%	3.33%	4.95%	-4.32%	-5.32%
July	1.58%	6.32%	2.14%	-9.60%	2.83%	2.87%	1.74%	6.50%	2.31%	-9.43%	3.01%	3.04%	1.74%	2.09%	-5.08%	-0.45%	-7.22%	0.83%	-3.29%	2.25%	-4.92%	-0.28%	-7.04%	1.01%	-3.13%	2.25%
August	-0.10%	-4.09%	-1.12%	-6.00%	-4.87%	-6.65%	0.08%	-3.92%	-0.96%	-5.85%	-4.71%	-6.49%	0.08%	7.21%	6.66%	-1.19%	3.12%	-5.82%	1.99%	7.41%	6.84%	-1.02%	3.25%	-5.66%	2.16%	7.41%
September	-15.18%	8.02%	4.25%	-11.13%	8.21%	-8.82%	-15.04%	8.20%	4.42%	-10.98%	8.37%	-8.68%	-15.04%	7.94%	-1.61%	-0.93%	-2.46%	4.73%	-2.96%	8.12%	-1.45%	-0.76%	-2.36%	4.89%	-2.81%	8.12%
October	8.24%	4.02%	1.08%	-24.11%	6.55%	0.11%	8.43%	4.19%	1.24%	-23.97%	6.75%	0.29%	8.43%	-11.71%	3.78%	-0.86%	16.07%	2.12%	-0.83%	-11.56%	3.95%	-0.70%	16.36%	2.31%	-0.66%	-11.56%
November		-0.07%	2.19%	-8.51%	-4.37%	5.15%		0.10%	2.37%	-8.38%	-4.21%	5.33%			-6.14%	1.41%	8.46%	2.52%	1.66%		-5.97%	1.58%	8.35%	2.69%	1.83%
December		9.29%	2.31%	-6.54%	5.58%	-5.39%		9.47%	2.48%	-6.41%	5.76%	-5.24%			5.70%	-4.92%	2.17%	-0.80%	1.01%		5.88%	-4.76%	2.41%	-0.63%	1.17%
Year	-7.07%	12.59%	18.88%	-36.54%	16.07%	-4.55%	-5.51%	14.86%	21.27%	-35.28%	18.43%	-2.89%	-5.66%	-8.08%	4.82%	-14.86%	31.40%	3.98%	-3.15%	-6.54%	6.94%	-13.19%	33.79%	6.09%	-1.69%	-4.35%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

	CAPSULE IX												CAPSULE X
Series	Winton Series Class 1						Winton Series Class 2						Winton/Graham Series Class 1 (15)						Winton/Graham Series Class 2 (16)
Type of pool	Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected
Inception of Trading(4)	September 24, 2004						September 24, 2004						November 22, 2004						November 22, 2004
Close Date(5)	N/A						N/A						N/A						N/A
Aggregate Subscriptions(6)	$63,261,450.81						$9,975,096.5						$58,480,838.79						$18,621,556.33
Current Capitalization(7)	$37,916,335.06						$11,412,342.51						$26,302,871.97						$6,223,126.41
Worst Monthly Decline-Last 5 Years(8)	-7.75% (Feb-2007)						-7.53% (Feb-2007)						-7.00% (Jan-2010)						-6.78% (Jan-2010)
Worst Peak-to-Valley Drawdown-Last 5 Years(9)	-13.31% (Jan-2007 to Mar-2007)						-12.89% (Jan-2007 to Mar-2007)						-26.89% (Dec-2004 to Mar-2007)						-13.67% (Apr-2011 to Oct-2011)
Month	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006	2011	2010	2009	2008	2007	2006
January	-0.16%	-3.27%	0.39%	2.96%	4.12%	--	0.09%	-3.04%	0.63%	3.23%	4.41%	--	-0.45%	-7.00%	-0.10%	1.42%	-1.37%	0.67%	-0.19%	-6.78%	0.14%	1.68%	-1.10%	0.93%
February	1.67%	2.83%	-0.77%	7.22%	-7.75%	--	1.91%	3.06%	-0.54%	7.48%	-7.53%	--	2.17%	1.67%	0.10%	7.20%	-6.18%	-0.72%	2.41%	1.90%	0.33%	7.46%	-5.97%	-0.49%
March	-0.49%	5.48%	-1.90%	-0.86%	-6.03%	--	-0.24%	5.77%	-1.64%	-0.60%	-5.80%	--	-2.63%	5.20%	-2.63%	2.46%	-3.38%	1.44%	-2.39%	5.48%	-2.37%	2.73%	-3.14%	1.70%
April	3.05%	1.75%	-3.71%	-2.32%	5.33%	--	3.29%	2.00%	-3.47%	-2.08%	5.60%	--	5.14%	2.03%	-3.06%	-0.39%	5.69%	7.12%	5.39%	2.28%	-2.82%	-0.14%	5.96%	7.37%
May	-2.61%	-0.99%	-2.60%	0.72%	4.43%	--	-2.36%	-0.76%	-2.37%	0.96%	4.69%	--	-5.03%	-0.75%	0.53%	2.72%	14.51%	-3.37%	-4.79%	-0.53%	0.77%	2.97%	14.80%	-3.11%
June	-3.48%	2.10%	-1.74%	4.16%	1.41%	--	-3.24%	2.37%	-1.48%	4.43%	1.65%	--	-3.92%	-0.14%	-3.43%	3.28%	4.14%	-1.29%	-3.67%	0.13%	-3.18%	3.54%	4.39%	-1.05%
July	5.60%	-4.19%	-2.01%	-4.33%	-1.90%	--	5.85%	-3.95%	-1.76%	-4.08%	-1.64%	--	4.52%	-3.16%	-0.16%	- 4.49%	- 4.25%	- 3.18%	4.77%	-2.93%	0.10%	-4.25%	-4.00%	-2.93%
August	1.86%	6.64%	-0.04%	-2.58%	-1.55%	2.57%	2.13%	6.92%	0.21%	-2.34%	-1.30%	2.72%	-2.55%	5.70%	0.69%	-2.75%	- 3.45%	- 3.73%	-2.29%	5.98%	0.95%	-2.52%	-3.21%	-3.49%
September	-0.04%	0.53%	2.69%	-1.03%	6.71%	-2.20%	0.21%	0.78%	2.94%	-0.77%	6.96%	-1.99%	-2.29%	0.52%	3.67%	0.37%	4.93%	0.69%	-2.05%	0.77%	3.93%	0.64%	5.18%	0.92%
October	-2.89%	2.86%	-2.17%	3.09%	1.84%	1.24%	-2.65%	3.11%	-1.92%	3.36%	2.12%	1.50%	-6.37%	5.03%	-2.88%	5.78%	5.19%	1.29%	-6.14%	5.28%	-2.64%	6.05%	5.47%	1.56%
November		-3.00%	6.05%	5.17%	1.98%	2.25%		-2.74%	6.32%	5.41%	2.24%	2.50%		-3.54%	6.77%	3.81%	0.44%	1.74%		-3.29%	7.04%	4.05%	0.68%	1.99%
December		3.86%	-4.07%	2.13%	-0.03%	1.73%		4.12%	-3.82%	2.41%	0.23%	1.97%		3.84%	-4.33%	1.44%	-2.84%	1.98%		4.10%	-4.08%	1.72%	-2.59%	2.23%
Year	2.16%	14.86%	-9.84%	14.56%	7.74%	5.64%	4.74%	18.36%	-7.10%	18.07%	11.05%	6.81%	-11.47%	8.88%	-5.27%	22.25%	12.21%	2.17%	-9.23%	12.19%	-2.35%	26.00%	15.63%	5.26%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

CAPSULE XI
Series	Frontier Dynamic Series Class 1	Frontier Dynamic Series Class 2
Type of pool	Closed; Multi-Advisor; Not Principal-Protected	Closed; Multi-Advisor; Not Principal-Protected
Inception of Trading(4)	June 9, 2009	June 9, 2009
Close Date(5)	July 15, 2011(17)	July 15, 2011(17)
Aggregate Subscriptions(6)	$1,627,010.21	$451,893.90
Current Capitalization(7)	$0.00	$0.00
Worst Monthly Decline- Last 5 Years(8)	-2.93% (Jun-2009)	-2.82% (Jun-2009)
Worst Peak-to-Valley Drawdown-Last 5 Years(9)	-11.95% (May-2009 to Jul-2011)	-9.94% (May-2009 to Jul-2010)

Month	2011	2010	2009	2011	2010	2009
January	0.59%	-1.18%	—	0.74%	-1.04%	—
February	-0.37%	-0.05%	—	-0.24%	0.09%	—
March	-2.63%	0.34%	—	-2.48%	0.50%	—
April	1.49%	0.01%	—	1.63%	0.15%	—
May	-2.04%	-1.09%	—	-1.89%	-0.95%	—
June	1.17%	0.17%	-2.93%	1.32%	0.33%	-2.82%
July	-2.43%	-1.60%	-0.16%	-2.36%	-1.46%	-0.01%
August		1.76%	0.55%		1.91%	0.70%
September		1.39%	-0.91%		1.53%	-0.77%
October		1.22%	-0.49%		1.36%	-0.43%
November		-1.41%	-2.17%		-1.26%	-2.02%
December		1.06%	-2.74%		1.21%	-2.59%
Year	-4.23% (7 months)	0.56%	-8.57%	-3.32% (7 months)	2.33%	-7.75%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to the Frontier Fund Capsule Summary of Performance Information Regarding Previously Offered Commodity Pools

(1)	The Balanced Series Class 1A performance table sets forth the actual performance of the Balanced Series Class 1A since May 2006 and the pro forma performance of Balanced Series Class 1, adjusted to take into account the fees associated with an investment in Balanced Series Class 1A Units, from September 2004 to April 2006.

(2)	The Balanced Series Class 2A performance table sets forth the actual performance of the Balanced Series Class 2A since May 2006 and the pro forma performance of Balanced Series Class 2, adjusted to take into account the fees associated with an investment in Balanced Series Class 2A Units, from September 2004 to April 2006.

(3)	Units that have reached the compensation limitations as determined by the managing owner will be designated as class 3 (and in the case of the Frontier Long/Short Commodity Series, class 3a) units for reporting purposes and will not be subject to additional ongoing service fees.

(4)	“Inception of trading” is the month and year that the pool began trading.

(5)	“Close Date” is the month and year that the pool liquidated its assets and stopped doing business.

(6)	“Aggregate Subscriptions” is the aggregate of all amounts contributed to the class, including investments that were later redeemed by investors.

(7)	“Current Capitalization” is the net asset value of the class as of October 31, 2011, or, in the case of liquidated pools, the net asset value of the class on the Close Date.

(8)	“Worst Monthly % Decline-Last 5 Years” means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. “Decline” is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(9)	“Worst Peak-to-Valley Drawdown-Last 5 Years” is the largest percentage decline in the net asset value per unit over the specified period, although the peak may have occurred outside of the past five years and year-to-date. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones.

(10)	Prior to June 2008, the Campbell/Graham/Tiverton Series Class 1 performance table sets forth the actual performance of the Campbell/Graham/Tiverton Series Class 1, during a period when it was directed only by Campbell and Graham. The Campbell/Graham/Tiverton Series was originally designated as the “Campbell/Graham Series,” and trading for the Series was directed by Campbell and Graham.

(11)	Prior to June 2008, the Campbell/Graham/Tiverton Series Class 2 performance table sets forth the actual performance of the Campbell/Graham/Tiverton Series Class 2, during a period when it was directed only by Campbell and Graham. The Campbell/Graham/Tiverton Series was originally designated as the “Campbell/Graham Series,” and trading for the Series was directed by Campbell and Graham.

(12)	The Currency Series Class 1 performance table sets forth the actual performance of the Currency Series Class 1. The Currency Series was originally a single-advisor Series designated as the “C-View Currency Series.” The past performance information presented in the composite performance table from inception through February 1, 2006, represents the past performance of the Currency Series Class 1 under C-View as the single advisor.

(13)	The Currency Series Class 2 performance table sets forth the actual performance of the Currency Series Class 2. The Currency Series was originally a single-advisor Series designated as the “C-View Currency Series.” The past performance information presented in the composite performance table from inception through February 1, 2006, represents the past performance of the Currency Series Class 1 under C-View as the single advisor.

(14)	Each of the Dunn Series Class 1 and Dunn Series Class 2 ceased trading on October 15, 2007 and had no net asset value as of any subsequent month-end.

(15)	Prior to June 2008, the Winton/Graham Series Class 1 performance table sets forth the actual performance of the Winton/Graham Series Class 1 during a period when it was directed solely by Graham. The Winton/Graham Series was originally designated as the “Graham Series,” and trading for the Series was directed by Graham.

(16)	Prior to June 2008, the Winton/Graham Series Class 2 performance table sets forth the actual performance of the Winton/Graham Series Class 2 during a period when it was directed solely by Graham. The Winton/Graham Series was originally designated as the “Graham Series,” and trading for the Series was directed by Graham.

(17)	Each of the Frontier Dynamic Series Class 1 and the Frontier Dynamic Series Class 2 ceased trading on July 15, 2011 and had no net asset value as of any subsequent month-end.

CLEARING BROKERS

UBS Securities

The disclosure included under the heading “CLEARING BROKERS—UBS Securities” is hereby deleted in its entirety and replaced with the following:

UBS Securities

UBS Securities LLC (“UBS Securities”) principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for each trading company. UBS Securities is registered in the US with the Financial Industry Regulatory Authority (“FINRA”) as a Broker- Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities is a member of various US futures and securities exchanges. UBS AG, the ultimate parent company to UBS Securities LLC, files annual reports and quarterly reports to the SEC in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigations (http://www.ubs.com/1/e/investors/quarterly_reporting/2011.htm). Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

On April 29, 2010, the CFTC issued an order with respect to UBS Securities LLC and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the New York Mercantile Exchange (“NYMEX”) in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C(A)(6). Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker allegedly aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close. The fine has been paid and the matter is now closed.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (NHHELCO). The complaint alleged fraudulent and unethical conduct in violation of New Hampshire state statues. On April 14, 2010, UBS entered into a Consent Order resolving all of the Bureau’s claims. UBS paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20M to NHHELCO.

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General all brought actions against UBS and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial Services reached agreements with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS paid penalties of $75M to NYAG and an additional $75M to be apportioned among the participating NASAA states. In March 2010, UBS and NASAA agreed on final settlement terms, pursuant to which, UBS agreed to provide client liquidity up to an additional $200 million.

The Jerome F. Sheldon Trust, et al. v. UBS Securities LLC, et al. is one of a series of consolidated actions filed beginning in 2008 in the Superior Court of California, County of San Francisco relating to Solidus Networks, Inc., d/b/a Pay by Touch (“PBT”), for which UBS served as a placement agent in several offerings by PBT securities. Plaintiffs in the consolidated actions allege, among other things, that UBS and executives of PBT misrepresented the financial condition of PBT and failed to disclose certain legal difficulties of John Rogers (the initial founder and CEO of PBT) including alleged drug use. Plaintiffs’ complaint asserts that these alleged misrepresentations and omissions constituted fraud against certain investors in PBT and violated provisions of California securities law. Plaintiff claims $95 million in damages, plus interest and punitive damages. Trial is scheduled to begin the week of November 21, 2011.

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities LLC, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleged that UBS Securities violated the Massachusetts Uniform Securities Act (the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. On November 22, 2010, UBS entered into a Consent Order and Settlement with the Massachusetts Securities Division, pursuant to which UBS agreed to implementing a disclosure policy and retaining an independent consultant to monitor the policy. UBS also paid a $100,000 fine.

UBS Securities will act only as a clearing broker for each trading company and as such will be paid commissions for executing and clearing trades on behalf of each trading company. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to the managing owner or the trading advisors nor participate in the management of the trust, the managing owner or the trading companies.

Newedge

The disclosure included under the heading “CLEARING BROKERS—Newedge” is hereby deleted in its entirety and replaced with the following:

Newedge

Currently, Newedge USA, LLC (“Newedge USA”) serves as the Fund’s clearing broker to execute and clear the Fund’s futures and equities transactions and provide other brokerage-related services. Newedge UK Financial Limited (“Newedge UK”) or Newedge Alternative Strategies, Inc. (“NAST”) may execute foreign exchange or other over the counter transactions with the Fund as principal. Newedge USA is a subsidiary of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries, which comprised the Fimat Group and the Calyon Financial Group of affiliated entities. Newedge USA is a futures commission merchant and broker dealer registered with the U.S. Commodity Futures Trading Commission (“CFTC”) and the U.S. Securities and Exchange Commission (“SEC”), and is a member of FINRA. Newedge USA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange. Newedge UK is a wholly-owned subsidiary of Newedge Group incorporated in England and Wales with company number 5407520 and whose registered office is at 10 Bishops Square, London, E1 6EG. Newedge is an authorized firm under the Financial Services and Markets Act 2000 (as amended) and is lead-regulated and supervised by the Financial Services Authority.

Newedge USA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in New York, New York; Kansas City, Missouri; Cypress, Texas, and Montreal Canada. Newedge UK is headquartered at 10 Bishops Square, London E1 6EG.

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC. On September 1, 2008, Newedge USA merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) – formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. Newedge USA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required Newedge USA to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. Newedge USA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge USA or Newedge UK or their principals in the past five years.

Neither Newedge USA, Newedge UK nor any affiliate, officer, director or employee thereof have passed on the merits of this Memorandum or offering, or give any guarantee as to the performance or any other aspect of the Fund.

FRONTIER DIVERSIFIED SERIES APPENDIX

The information set forth on pages Frontier Diversified App.—5 through Frontier Diversified App.—7 is hereby deleted in its entirety and replaced with the following:

The following table sets forth certain of the markets in which the trading advisors that will receive allocations of the Frontier Diversified Series Assets may trade on behalf of client accounts. Not all markets are part of each trading advisor’s program. Each trading advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the trust. The diversification summary below is based on long-term averages as of October 31, 2011.

DIVERSIFICATION SUMMARY

THE FRONTIER FUND—THE FRONTIER DIVERSIFIED SERIES

Frontier Diversified Series Trading Advisors and/or Reference Programs:	Program	Interest Rates	Currencies	Stock Indices	Metals	Energies	Agriculturals	Total
Major Advisors and/or Reference Programs:
Cantab Capital Partners LLP	Aristarchus Program	25%	39%	15%	8%	8%	5%	100%
Graham Capital Management, L.P.	K4D-15 Program	26%	33%	22%	4%	10%	6%	100%
Quantitative Investment Management	Global	26%	14%	45%	6%	8%	1%	100%
QuantMetrics Capital Management LLP	QM Futures	9%	20%	65%	1%	4%	1%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology Program	17%	17%	16%	17%	17%	16%	100%
Transtrend B.V.	Diversified Trend Program -- Enhanced Risk/USD	22%	30%	15%	8%	12%	13%	100%
Winton Capital Management Ltd.*	Diversified	28%	18%	20%	15%	13%	6%	100%
Non-Major Advisors and/or Reference Programs	N/A	18%	9%	31%	11%	14%	18%	100%
Frontier Diversified Series	N/A	20%	17%	30%	10%	12%	11%	100%

*	These figures are based on the Winton Futures Fund projected risk of the current trading system and represents Winton’s projected long term risk breakdown and is based on historic market volatilities over the last 10 years.

PAST PERFORMANCE OF FRONTIER DIVERSIFIED SERIES-1

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Series-1 during the period covered by the table.

Month	2011		2010	2009
January	3.53%		-3.98%	—
February	0.28%		0.45%	—
March	-0.91%		2.28%	—
April	0.56%		2.20%	—
May	-2.48%		-0.05%	—
June	-2.75%		-0.03%	-1.89%
July	-0.83%		-2.02%	-0.74%
August	-3.78%		4.09%	0.31%
September	3.60%		1.25%	1.29%
October	-2.74%		4.13%	0.08%
November			-3.76%	1.41%
December			2.65%	-3.61%
Year	-5.66 (10 month	% )	7.00%	-3.20 (7 months	% )

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Diversified Series-1
Inception of Trading of Frontier Diversified Series-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Diversified Series-1 as of October 31, 2011:	$114,796,843.09
Net Asset Value of Frontier Diversified Series-1 as of October 31, 2011:	$70,380,195.80
Worst Monthly Percentage Draw-down:	-3.98% (Jan 2010)
Worst peak-to-valley Draw-down:	-9.82% (Feb 2011 to Aug 2011)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Diversified Series-1 performance table sets forth the actual performance of the Frontier Diversified Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Diversified Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 0.75%

•	Initial service fees and on-going service fees: 2.00%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF FRONTIER DIVERSIFIED SERIES-2

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Series-2 during the period covered by the table.

Month	2011		2010	2009
January	3.69%		-3.85%	—
February	0.41%		0.58%	—
March	-0.76%		2.44%	—
April	0.70%		2.35%	—
May	-2.34%		0.08%	—
June	-2.60%		0.12%	-1.79%
July	-0.69%		-1.88%	-0.59%
August	-3.63%		4.25%	0.46%
September	3.75%		1.40%	1.45%
October	-2.59%		4.27%	0.22%
November			-3.61%	1.57%
December			2.81%	-3.47%
Year	-4.27 (10 months	% )	8.88%	-2.23 (7 months	% )

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Diversified Series-2
Inception of Trading of Frontier Diversified Series-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Diversified Series-2 as of October 31, 2011:	$83,229,109.40
Net Asset Value of Frontier Diversified Series-2 as of October 31, 2011:	$60,813,389.11
Worst Monthly Percentage Draw-down:	-3.85% (Jan 2010)
Worst peak-to-valley Draw-down:	-9.02% (Feb 2011 to Aug 2011)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FRONTIER DIVERSIFIED SERIES APPENDIX

CANTAB

The disclosures included under the headings “CANTAB—Principals of Cantab” and “CANTAB—Other Principals of Cantab” are hereby deleted in their entirety and replaced with the following:

Principals of Cantab

Dr. Ewan Kirk

Dr. Ewan Kirk is the former head of the Goldman Sachs Fixed Income, Currency, Commodity and Equity Quantitative Strategies group. As the Partner in charge of a group of 110 mathematicians, physicists, statisticians and programmers, Dr. Kirk oversaw and drove the development of the highly respected and profitable quantitative group. Dr. Kirk joined Goldman Sachs, the investment bank, in the commodity strategy group in May 1992 and spent 8 years in the commodity business developing trading algorithms, quantitative models and trading systems before becoming a partner in October 2000 and managing the group until leaving Goldman Sachs in January 2005. Dr. Kirk was between employment from February 2005 to January 2006, when he co-founded Cantab. Dr. Kirk has been listed as a principal of Cantab since April 8, 2008, where his duties are research and development, risk management, managing Cantab’s quantitative team and the overall leadership of the firm, and registered as an associated person of Cantab since June 12, 2008.

Erich Schlaikjer

Erich Schlaikjer is the former Managing Director and Chief Technology Officer for the European Strategies group at Goldman Sachs, the investment bank, from September 1987 to January 2005. Mr. Schlaikjer was personally responsible for designing and building many of the analysis tools which are currently in use at Goldman Sachs. At Cantab, Mr. Schlaikjer runs the team of programmers which designs and builds the analytical tools and infrastructure which enable the mathematicians to develop, test and implement algorithmic trading rules. Mr. Schlaikjer has worked extensively in the FX and Equity markets. Mr. Schlaikjer was between employment from January 2005 to January 2006, when he co-founded Cantab. Mr. Schlaikjer has been listed as a principal of Cantab since June 10, 2008 and registered as an associated person of Cantab since June 12, 2008.

Chris Pugh

Chris Pugh is the former Chief Operating Officer for KBC Alternative Investment Management (“KBC”), an investment management firm, from December 2000 through March 2006, Mr. Pugh was one of the founding members of KBC’s hedge fund, assisting it in its growth from $50 million in 2001 to a peak of $5 billion in 2005. Mr. Pugh was responsible for the operational and financial infrastructure at KBC. Prior to his career at KBC, from September 1995 to December 2000 Mr. Pugh was the Head of Special Projects at D. E. Shaw & Co., an investment management firm. Chris joined Cantab in March 2006. Mr. Pugh has been listed as a principal of Cantab since April 29, 2008, where his duties are overseeing the process, procedure, compliance and control aspects of managing investment funds, and registered as an associated person of Cantab since June 12, 2008.

Dr. Tom Howat

Tom was recently invited to join the partnership in recognition of his outstanding contribution to the firm. Tom heads the team of programmers responsible for Cantab Capital Partners’ ongoing infrastructural development. Much of the framework for the backtesting, trading and real time risk management of our strategies is due to Tom’s innovative design and implementation; from methods for real time signal computation and automated execution, through to ensuring the fairest possible allocations between our managed accounts. Tom joined Cantab Capital Partners at its inception in 2006, prior to which he spent seven years at Trinity College, Cambridge, where he obtained degrees in mathematics and a PhD in mathematical biology. Mr. Howat has been listed as a principal of Cantab since May 23, 2011.

Other Principals of Cantab

Cantab Capital LTIP Limited has been listed as a principal of Cantab since April 26, 2011.

The disclosure included under the headings “CANTAB TRADING STRATEGY” and “CANTAB MARKETS TRADED” are hereby deleted in their entirety and replaced with the following:

CANTAB TRADING STRATEGY

Cantab believes that statistically rigorous and robust analysis of markets identifies sources of returns which persist due to inefficiencies and the behavior of market participants.

Cantab uses a strict methodology to postulate these sources of returns initially and then test the hypothesis using real world data out of sample. Cantab’s systematic strategies are un-tuned and are predominately parameter free.

Cantab takes a strictly quantitative approach to all aspects of trading. Strategy selection, portfolio construction, execution and risk control are all specified by algorithmic and systematic processes.

The Strategies

By combining proprietary algorithms with macroeconomic state variables such as the carry or risk premium Cantab has created stable alpha generating strategies.

By executing a correlated basket of futures and forwards, Cantab creates precise risk return profiles for each strategy which enhances the performance of the strategies.

Robust out of sample testing, large consistent data sets and flexible, efficient and rigorous tools are essential in identifying these sources of return and creating the appropriate strategies to capture the return.

Portfolio Construction

Although simple fixed weighting portfolios perform well, by creating a dynamically weighted VAR constrained portfolio, attractive risk profiles can be created. Cantab’s proprietary portfolio algorithms allow Cantab to not only construct an optimal portfolio but to also adapt the portfolio construction in various market states.

CANTAB MARKETS TRADED

Cantab concentrates on the FX, Commodity, Equity Indices, Bond, and Interest Rate markets and implements their approach through the forwards and futures markets.

PAST PERFORMANCE OF CANTAB

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—CANTAB—PAST PERFORMANCE OF CANTAB” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF CANTAB

The Capsule Performance Table which follows presents the performance results of the Aristarchus Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Aristarchus Program

Month	2011		2010	2009	2008	2007
January	2.37%		-6.13%	-1.54%	7.41%	—
February	2.62%		-3.57%	1.65%	7.48%	—
March	0.43%		7.25%	-5.86%	-1.76%	1.82%
April	8.49%		-0.22%	-6.15%	3.90%	3.71%
May	-3.91%		-4.82%	1.03%	5.88%	-0.25%
June	-4.70%		-0.83%	-3.36%	-1.84%	-1.61%
July	6.23%		0.21%	0.16%	1.66%	0.40%
August	4.64%		7.09%	-0.65%	1.14%	-7.48%
September	0.35%		3.43%	5.16%	1.11%	10.10%
October	-5.12%		2.81%	1.22%	2.95%	6.83%
November			-3.67%	2.79%	6.58%	-1.23%
December			1.98%	-3.42%	6.43%	1.99%
Year	10.93 (10 months	% )	2.48%	-9.20%	48.68%	14.06 (10 months	% )

Name of CTA:	Cantab Capital Partners LLP
Name of Portfolio:	Aristarchus Program
Inception of Trading by CTA:	March 2007
Inception of Trading of the Portfolio:	March 2007
Number of Accounts Open:	14
Total Assets Managed by CTA:	$1,583 million
Total Assets Traded According to the Program:	$1,573 million
Worst Monthly Percentage Draw-down:	-7.48% (August 2007)
Worst Peak-to-Valley Draw-down:	-17.9% (February 2009 to February 2010)
Number of Profitable Accounts That Have Opened and Closed:	2
Range of Returns Experienced by Profitable Accounts:	4.9% - 7.0%
Number of Unprofitable Accounts That Have Opened and Closed:	1
Range of Returns Experienced by Unprofitable Accounts:	-18.30%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down” means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

GRAHAM

The disclosures included under the headings “GRAHAM—Background of Graham” and “GRAHAM—Principals” are hereby deleted in their entirety and replaced with the following:

Background of Graham

Graham was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a CPO and CTA under the CE Act and a member of the NFA on July 27, 1994.

As of October 1, 2011 Graham has approximately 200 employees and manages assets of over $7 billion. Graham maintains its main business office at 40 Highland Avenue, Rowayton, CT 06853. Graham’s telephone number is 203-899-3400.

Graham is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. Graham offers clients a broad array of quantitative and discretionary global macro trading programs that trade in one or more of those markets as well as strategies that combine two or more of the trading programs. Graham’s quantitative trading programs or models produce trading signals on a largely automated basis when applied to market data. In Graham’s discretionary trading programs, trades are determined subjectively on the basis of its traders’ assessment of market conditions rather than through application of an automated system.

Principals

Kenneth G. Tropin

Kenneth G. Tropin is the Chairman and the founder of Graham. In May 1994, he founded Graham and became an associated person and principal of Graham effective July 27, 1994. Mr. Tropin has developed the majority of the firm’s core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital.

Paul Sedlack

Paul Sedlack is Chief Executive Officer and the General Counsel of Graham. He joined Graham in June 1998 and became an associated person of Graham effective November 20, 1998 and a principal on August 21, 1998. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an MBA in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Robert E. Murray

Robert E. Murray is the Chief Operating Officer of Graham and is responsible for the management and oversight of client services, quantitative trading, technology and risk management at Graham. He joined Graham in June 2003 and became an associated person and principal of Graham effective June 27, 2003. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Pablo Calderini

Pablo Calderini is the Chief Investment Officer of Graham and is responsible for the management and oversight of the discretionary trading business at Graham. He joined Graham in August 2010 and became an Associated Person and Principal of Graham effective August 13, 2010. Prior to joining Graham, Mr. Calderini worked at Deutsche Bank from June 1997 to July 2010 where he held positions of increasing responsibility, most recently the Global Head of Equity Proprietary Trading. Mr. Calderini commenced his career at Deutsche Bank as Global Head of Emerging Markets. During his tenure at Deutsche Bank, Mr. Calderini also helped manage several groups across the fixed income and equity platforms, including the Global Credit Derivatives Team. Mr. Calderini received a B.A. in Economics from Universidad Nacional de Rosario in 1987 and a Masters in Economics from Universidad del Cema in 1988, each in Argentina.

Thomas P. Schneider

Thomas P. Schneider is an Executive Vice President and the Chief Trader of Graham. He joined Graham in June 1994 and became an associated person of Graham effective September 12, 1994 and a principal on November 30, 1995. He is responsible for managing Graham’s quantitative futures and foreign exchange trade execution, including all of its core and short term quantitative trading strategies, and developing and maintaining relationships with independent executing brokers and futures commission merchants (“FCMs”). Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive MBA from the University of Texas at Austin in 1997.

Robert G. Griffith

Robert G. Griffith is an Executive Vice President of Graham, responsible for evaluating and implementing research-related initiatives. He joined Graham in June 1994 and became an associated person and principal of Graham effective March 8, 1996. He received his B.B.A. in Management Information Systems from the University of Iowa in 1979.

Jeff Baisley

Jeff Baisley, C.P.A., is the Chief Financial Officer of Graham. In March 2004 he joined Graham as Manager of Financial Reporting and became an associated person of Graham effective March 17, 2008 and a principal on April 8, 2008. He received his B.S. in accounting from Fordham University in 1991.

Fred J. Levin

Fred J. Levin is the Chief Economist and a Senior Discretionary Trader of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. He joined Graham in March 1999 and became an associated person of Graham effective December 8, 1999 and a principal on March 11, 2000. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

William Pertusi

William Pertusi is the Risk Manager of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. He became an associated person of Graham effective July 24, 2006 and a principal on November 28, 2006. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC, an investment management firm, from July 2004 to April 2006. Mr. Pertusi was an associated person of SAC from June 2003 to June 2006 and a principal from June 2003 to May 2005. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an MBA from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Barry S. Fox

Barry S. Fox is Director of Research of Graham. He became an associated person of Graham effective November 10, 2000 and a principal on November 15, 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several quantitative trading programs. In May 2005 he joined Graham’s Research Department, and in October 2005 he was appointed Co-Associate Director of Research. Mr. Fox was appointed Director of Research in April 2007. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle

Isaac Finkle is Chief Legal Officer of Graham. He joined Graham in May 2003 and became an associated person of Graham effective April 16, 2004 and a principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Mr. Finkle received a J.D. from New York University School of Law in 1985, a Ph.D. from the University of Pennsylvania in 1998 specializing in sociological theory, and a B.A. with honors in philosophy from Haverford College in 1973.

Joshua D. Alpert

Joshua Alpert is a discretionary trader of Graham, specializing in equities with a focus on thematic macro investing. He became an Associated Person of Graham effective June 2, 2011 and a Principal on September 1, 2011. Prior to joining Graham in March 2011, Mr. Alpert was a portfolio manager at Moore Capital Management, L.P., an investment management firm, from February 2002 to March 2011. Mr. Alpert received a M.B.A. from Columbia University in May 2001.

Shannon Bass

Shannon Bass is a discretionary trader of Graham, specializing in capital structure credit trading. He became an Associated Person of Graham effective June 1, 2009 and a Principal on May 14, 2010. Prior to joining Graham in January 2009, Mr. Bass was a Senior Partner of R3 Capital Partners, an investment management firm, from June 2008 to January 2009. From November 2002 to May 2008, Mr. Bass held positions of increasing responsibility including Managing Director at the investment bank, Lehman Brothers, Inc. He was an associated person of Lehman Brothers, Inc. from January 2003 to May 2008. Mr. Bass received his M.B.A. from New York University in 1989 and his B.S. in Electrical Engineering from the University of California, San Diego in 1986.

Martin A. Brennan III

Martin A. Brennan III is a discretionary trader of Graham, specializing in US fixed income and other liquid sovereign markets. He became an Associated Person of Graham effective May 26, 2011 and a Principal on May 27, 2011. Prior to joining Graham in January 2011, Mr. Brennan was a Managing Director and Global Head of Dollar Interest Rates at Nomura Securities International, Inc., an investment management firm, from March 2007 to December 2009. Mr. Brennan was an original Partner and Senior Portfolio Manager at Sailfish Capital Partners, LLC, an investment management firm, from March 2005 to February 2007. From January 2010 to January 2011, Mr. Brennan was between employment. Mr. Brennan received a B.A. in Accounting from Michigan State University in June 1983.

Cameron Crise

Cameron Crise is a discretionary trader of Graham, specializing in multi-asset global macro markets. He became an Associated Person of Graham effective August 18, 2010 and a Principal on September 1, 2010. Prior to joining Graham in May 2010, Mr. Crise was employed as a portfolio manager at Nylon Capital LLP, an investment management firm, in London from April 2008 to March 2010. Mr. Crise was between employment in April 2010 and in February through March 2008. Mr. Crise was a currency portfolio manager at Fortis

Investments, the global asset management arm of Fortis Group, the investment bank, from August 2004 to January 2008. Mr. Crise graduated from Duke University in 1993 where he received his B.A. in Public Policy Studies and History.

Timothy Every

Timothy Every is a discretionary trader of Graham, specializing in global foreign exchange, fixed income, and equity indices. He became an Associated Person of Graham effective August 4, 2010 and a Principal on October 1, 2010. Prior to joining Graham in April 2010, Mr. Every was a proprietary trader and Vice President in the Foreign Exchange Division of Citibank, an investment bank, from October 2007 to April 2010. From July 2000 to October 2007, Mr. Every held positions of increasing responsibility including Executive Director of U.S. Products Trading for the investment bank, Goldman Sachs. He was an associated person of Citibank from July 2008 to April 2010 and an associated person of Goldman Sachs from February 2001 to October 2007. Mr. Every received a B.A. in Economics from Stanford University in June 2000.

Gavin Gilbert

Gavin Gilbert is a discretionary trader of Graham, specializing in fixed income markets. He became an associated person and principal of Graham effective June 24, 2008. Prior to joining Graham in March 2008, Mr. Gilbert was senior trader at Brevan Howard Asset Management, an investment management firm, where he was employed from April 2004 to March 2008.

Sanjeev Gupta

Sanjeev Gupta is a discretionary trader of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 20, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a commodity trading advisor, and Vega Asset Management USA LLC, an investment management firm, from June 2002 to April 2007. Mr. Gupta was an associated person of Proxima from May 2004 to March 2007 and a principal from May 2004 to August 2004 and from January 2005 to November 2005. Mr. Gupta was an associated person of Vega from October 2003 to July 2004 and from October 2005 to April 2006. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an MBA from The Wharton School of the University of Pennsylvania in May 1992.

Steven H. Jacolow

Steven H. Jacolow is a discretionary trader of Graham specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an associated person of Graham effective February 15, 2007 and a principal on June 5, 2007. Prior to joining Graham in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. Mr. Jacolow received a B.A. in Economics in 1987 and a MBA in Accounting from Rutgers University in 1989.

Peter Jepsen

Peter Jepsen is a discretionary trader of Graham, specializing in global macro markets with a focus on fixed income and currencies. He became an associated person of Graham effective June 12, 2006 and a principal on June 22, 2006. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management, an investment management firm, in New York from March 2002 to March 2006. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

David E. Keelan

David E. Keelan is a discretionary trader of Graham, specializing in long/short credit strategies. He became an associated person and principal of Graham effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining Graham in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. Mr. Keelan received a MBA in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Melanie Lynch

Melanie Lynch is Senior Economist and a discretionary trader at Graham, specializing in fixed income markets with particular emphasis on short-term interest rates. Ms. Lynch joined Graham in December 2001 and became an Associated Person of Graham effective May 30, 2002 and a Principal on August 3, 2010. Ms. Lynch received her B.S. in economics from the University of Maryland at College Park in 1989.

Christopher Marich

Christopher Marich is a discretionary trader of Graham, specializing in energy commodity markets. He became an Associated Person of Graham effective July 22, 2011 and a Principal on August 1, 2011. Prior to joining Graham in April 2011, Mr. Marich worked as a commodity trader for the investment management firm MBF Trading LLC from January 2009 to December 2010. He was between employment from January 2011 through March 2011. From June 2004 to January 2009, Mr. Marich worked as a proprietary energy trader for the investment bank, Goldman Sachs. Mr. Marich received his Bachelors of Business Management from Loyola College in May 2003.

Daren McCullough

Daren McCullough is a discretionary trader of Graham, specializing in agricultural and energy options. He became an Associated Person of Graham effective June 28, 2011 and a Principal on July 1, 2011. Prior to joining Graham in March 2011, Mr. McCullough was a portfolio manager at Yannix Capital, an investment management firm, from February 2007 to March 2011. Mr. McCullough was a Senior Trader, Global Options Strategist with Louis Dreyfus Corporation, an investment management firm, from May 2003 to January 2007. Mr. McCullough received a M.B.A. from the University of Kansas in October 1991. Mr. McCullough received the designation Chartered Financial Analyst in 1991.

Rita Nagle

Rita Nagle is a discretionary trader of Graham, specializing in energy commodity markets. She became an Associated Person of Graham effective June 29, 2010 and a Principal on July 1, 2010. Prior to joining Graham in April 2010, Ms. Nagle was a Senior Trader at Bunge North America, a large grain merchandising firm, from January 2009 to April 2010. She held the position of Vice President of Trading at Louis Dreyfus Highbridge Energy LLC, a merchant energy company, from November 2007 to December 2008. She was on sabbatical from July 2007 until November 2007. From July 2005 to June 2007, Ms. Nagle was Managing Director of Fixed Income, Energy Trading and Marketing for the investment bank, Credit Suisse Group AG. Ms. Nagle held the position of Managing Director in the Fixed Income, Currency and Commodities Division at the investment bank Goldman Sachs Group Inc. where she was employed from July 1998 to July 2005. Ms. Nagle received a B.A. in Economics and Psychology from Trinity College in 1989.

Jon Tiktinsky

Jon Tiktinsky is a discretionary trader of Graham, specializing in the U.S. fixed income markets. He became an associated person of Graham effective May 23, 2008 and a principal on May 30, 2008. Prior to joining Graham in May 2008, Mr. Tiktinsky held positions of increasing responsibility, including Managing Director, Head of U.S. Treasury Dealership, at RBS Greenwich Capital, an investment bank, where he was employed from July 2004 to March 2008. During April 2008, Mr. Tiktinsky was between employment. Mr. Tiktinsky received his B.A. in economics from Colgate University in 1982.

Marwan Younes

Marwan Younes is a discretionary trader of Graham, specializing in the commodities markets. He became an associated person of Graham effective April 18, 2008 and a principal on May 1, 2008. Prior to joining Graham in November 2007, Mr. Younes worked as an associate in the commodities department of the investment bank Morgan Stanley in New York from July 2006 to October 2007. Before joining Morgan Stanley, Mr. Younes was on sabbatical during June 2006. Mr. Younes attained his engineering degree in May 2006 from École Nationale Supérieure de Techniques Avancées, or ENSTA, in Paris, France where he was enrolled from September 2002 through May 2006. In May 2006, Mr. Younes also received his Masters of Science in Financial Engineering from Columbia University where he was enrolled from July 2005 to May 2006.

Evangelos Andrew D. Panzures

Evangelos Andrew D. Panzures is a discretionary trader of Graham, specializing in interest rates and foreign exchange. He became an Associated Person of Graham effective November 28, 2011 and a Principal on December 5, 2011. Prior to joining Graham in August 2011, Mr. Panzures was employed as a managing partner at Medley Macro Fund LLC, an investment management firm, from January 2009 to January 2011. From February 2011 to July 2011, Mr. Panzures was in between employment. From June 1981 to June 2008, Mr. Panzures held positions of increasing responsibility including Managing Director, Chief Investment Office and New York Head of Rates, Foreign Exchange and Equities at the investment bank, JPMorgan Chase. He was on sabbatical from July 2008 to December 2008. Mr. Panzures received a Bachelor of Business Administration (B.B.A.) in Finance from York University in May 1981.

Paolo Giordano

Paolo Giordano is a discretionary trader of Graham, specializing in global fixed income markets. He became an Associated Person of Graham effective December 22, 2011 and a Principal, January 3, 2012. Prior to joining Graham in September 2011, Mr. Giordano was employed as senior portfolio manager at JPMorgan Bank, an investment bank, from January 2010 to August 2011. Mr. Giordano was in between employment from October 2009 to December 2009. From July 2006 to September 2009, Mr. Giordano worked as a portfolio manager at Wachovia Bank, an investment bank. Mr. Giordano was an associated person of Wells Fargo Securities LLC from September 2006 to October 2008. Mr. Giordano received a M.B.A. from Dartmouth College in June 1999.

Daniel Colombi

Daniel Colombi is a discretionary trader of Graham, specializing in fixed income and foreign exchange. He became an Associated Person of Graham, effective October 25, 2011 and a Principal, effective January 3, 2012. Prior to joining Graham in July 2011, Mr. Colombi was employed as a portfolio manager and partner at Nylon Capital LLP, an investment management firm, from November 2008 to March 2011. Mr. Colombi moved to the United States during April to June 2011 in order to take on the position with Graham the following month. From September 2004 to September 2008, Mr. Colombi held positions of increasing responsibility including Managing Director, Head of Interest Rate Options at the investment bank, Lehman Brothers. He was in between employment during October 2008. Mr. Colombi received a Bachelor of Commerce (Honors) in Econometrics and Macro Economics from the University of Melbourne in December 1992.

KGT, Inc. and KGT Investment Partners, L.P. became registered as principals of Graham on July 27, 1994.

PAST PERFORMANCE OF GRAHAM

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—GRAHAM—PAST PERFORMANCE OF GRAHAM” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF GRAHAM

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

K4D-15 Program (Formerly K4 Program at 150% Leverage)

Month	2011		2010	2009	2008	2007	2006
January	-0.50%		-8.29%	0.62%	1.77%	-1.35%	1.07%
February	2.38%		0.59%	1.89%	7.49%	-6.23%	-0.42%
March	-3.88%		4.15%	-4.53%	1.35%	-3.63%	1.54%
April	5.69%		1.90%	-2.26%	0.91%	7.17%	6.95%
May	-6.30%		-0.32%	4.63%	3.04%	14.25%	-2.78%
June	-2.83%		-1.63%	-4.89%	4.63%	6.23%	-0.83%
July	3.02%		-1.23%	3.29%	-5.39%	-3.00%	-2.47%
August	-5.21%		3.69%	1.91%	-2.24%	-3.60%	-3.28%
September	-3.51%		0.77%	4.54%	2.54%	4.37%	1.02%
October	-6.31%		4.97%	-2.57%	11.75%	6.82%	1.96%
November			-2.51%	6.33%	4.03%	-0.79%	2.33%
December			3.14%	-3.41%	1.99%	-2.52%	2.54%
Year	-16.82 (10 months	% )	4.53%	4.96%	35.62%	16.91%	7.45%

Name of CTA:	Graham Capital Management, L.P.
Name of Trading Program:	K4D-15V Program (formerly K4 Program at 150% Leverage)
Inception of Trading by CTA:	February 2, 1995
Inception of Trading in the Program:	June 1, 1999
Number of Accounts Open:	18
Total Assets Managed by CTA:	$7,693,020,000
Total Assets Traded According to the Program:	$1,816,754,000
Worst Monthly Percentage Draw-down:	January 2010 / 8.29%
Worst Peak-to-Valley Draw-down:	May 2011 through October 2011 / 19.62%
Number of Profitable Accounts Both Opened and Closed within period 1/1/2006 to 11/1/2011:	1
Range of Net Lifetime Returns for Such Accounts:	11.32%
Number of Unprofitable Accounts Both Opened and Closed within period 1/1/2006 to 2/1/2011:	1
Range of Net Lifetime Returns for Such Accounts:	-3.82%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	“Draw-down” means losses experienced by the trading program over a specified period.

**

“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

See Notes to Performance Information Below

(1)	The reporting of “total assets” managed by Graham or traded according to a particular program reflects the notional funding of accounts. Clients direct Graham to trade their accounts at a specific notional level of trading and it is not the practice of Graham to require clients to disclose how they fund their brokerage account. Accordingly, Graham generally cannot determine the amount of cash committed to client accounts.

(2)	The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, “net income” represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year’s initial index.

(3)	Graham advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

QIM

PAST PERFORMANCE OF QIM

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—QIM—PAST PERFORMANCE OF QIM” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF QIM

The following summary performance information reflects the composite performance results for QIM’s Global Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Global Program

Month	2011		2010	2009	2008	2007	2006
January	0.30%		-4.33%	6.29%	-7.77%	1.65%	1.04%
February	1.20%		-0.46%	-0.17%	5.17%	1.37%	1.46%
March	-0.40%		-1.02%	-2.32%	3.62%	5.50%	0.92%
April	-2.42%		0.06%	4.38%	2.08%	1.32%	-2.17%
May	-3.31%		-1.39%	3.69%	5.70%	-4.03%	5.12%
June	-0.92%		0.42%	-0.75%	-1.63%	0.94%	-2.57%
July	1.12%		-0.77%	1.82%	-1.92%	2.05%	2.05%
August	0.24%		1.38%	0.78%	3.41%	7.66%	-0.26%
September	4.49%		0.38%	1.40%	3.02%	1.09%	-1.52%
October	2.68%		2.45%	-2.51%	-2.53%	3.98%	2.37%
November			-1.89%	2.12%	2.33%	3.02%	0.21%
December			1.90%	-3.70%	0.68%	1.15%	-1.28%
Year	2.78 (10 months	% )	-3.40%	11.07%	11.94%	28.41%	5.23%

Name of CTA:	Quantitative Investment Management LLC
Name of Trading Program:	Global Program
Date CTA Began Trading Client Accounts:	October 2003
Date CTA Begin Trading This Program:	October 2003
Number of Client Accounts in This Program:	39
Client Assets Under Management in All Programs:	$863,895 000 Actual
$3,118,068,000 Nominal
Client Assets Under Management in This Program:	$863,895,000 Actual
$3,118,068,000 Nominal
Largest Monthly Percentage Draw-down:	-9.11% in March 2004
Largest Peak-to-Valley Draw-down:	-12.48% Oct 2009 – June 2011
Number of Accounts Closed:	25 closed profitable 0.00% to +24.99%
4 closed unprofitable -1.52% to -4.76%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	“Draw-down” means losses experienced by the trading program over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

QUANTMETRICS

PAST PERFORMANCE OF QUANTMETRICS

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—QUANTMETRICS—PAST PERFORMANCE OF QUANTMETRICS” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF QUANTMETRICS

The Capsule Performance Table which follows presents the performance results of the QM Futures Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

QM Futures Program

Month	2011		2010	2009	2008	2007	2006
January	-0.27%		-0.47%	0.02%	4.03%	2.41%	0.07%
February	-1.17%		-0.51%	1.23%	1.43%	2.92%	0.51%
March	0.76%		0.07%	1.11%	-0.76%	3.49%	0.35%
April	-0.62%		-1.23%	0.34%	0.78%	0.43%	0.87%
May	-2.55%		1.56%	0.54%	2.44%	1.79%	2.43%
June	-0.96%		0.29%	0.28%	5.12%	2.55%	1.54%
July	1.16%		0.05%	0.81%	0.10%	1.38%	2.27%
August	8.87%		-0.67%	0.36%	1.63%	0.86%	0.98%
September	-5.13%		-1.33%	-0.04%	-0.48%	2.36%	0.81%
October	5.39%		-1.32%	0.23%	2.54%	-0.01%	0.93%
November			-0.90%	0.60%	3.20%	2.48%	1.39%
December			0.67%	-0.42%	0.72%	1.66%	0.34%
Year	4.89 (10 months	% )	-3.77%	5.16%	22.63%	24.68%	13.20%

Name of CTA:	QuantMetrics Capital Management LLP
Name of Portfolio:	QM Futures Program
Inception of Trading by CTA:	March 2004
Inception of Trading of the Portfolio:	March 2004
Number of Accounts Open:	14 (8 Premier, 3 Directional)
Total Assets Managed by CTA:	$736 million
Total Assets Traded According to the Program:	$696mm ($612mm Premier, $84mm Directional)
Worst Monthly Percentage Draw-down:	-5.13% (September 2011)
Worst Peak-to-Valley Draw-down:	-8.72% (November 2009 – June 2011)
Number of Profitable Accounts That Have Opened and Closed:	5
Range of Returns Experienced by Profitable Accounts:	0.91% to 107.86% (accounts still open)
3.52% to 31.23% (accounts closed)
Number of Unprofitable Accounts That Have Opened and Closed:	3
Range of Returns Experienced by Unprofitable Accounts:	-0.65% to -6.85%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	“Draw-down” means losses experienced by the trading program over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

TIVERTON

The disclosure included under the heading “TIVERTON—Background of Tiverton” is hereby deleted in its entirety and replaced with the following:

Background of Tiverton

Tiverton Trading (the “Advisor”) is an Exempted Company incorporated in the Cayman Islands with limited liability that engages in the management of commodity trading accounts for qualified investors pursuant to its trading methodology. The successor firm to Tiverton has been registered as a CPO and CTA under the CE Act since August 2005 and Tiverton Trading has been registered as such since December 17, 2009. Tiverton is also a member of the NFA and is located at 21 Boulevard des Moulins, Monte-Carlo, 98000, Monaco.

Grenville Craig, Luc Bocahut, Alexander Craig, Charles Huebner and Guy Morel are the principals of the Advisor, and the business backgrounds of the principals involved in operations and trading are disclosed below.

Grenville Craig and Luc Bocahut are involved in the trading decisions of the Advisor.

Grenville Craig, President of the Advisor, started trading futures for investment accounts in August 1977 when he joined Commodities Corporation (“CC”), a commodity trading advisor and commodity pool operator based in Princeton, New Jersey that traded actively across various commodities. Mr. Craig served in various capacities including Senior Vice President and as a member of the Management Policy committee, and was a principal of such firm from July 1980 to May 1983.

Mr. Craig was a principal of his own registered sole proprietorship commodity trading advisor and pool operator from July 1982 to June 1984 and from August 1984 to July 1999. In August 1984 he founded Tiverton Trading Incorporated, a predecessor company of the Advisor, which managed proprietary and client accounts and pools independently of CC. Mr. Craig was a principal of Tiverton Trading Incorporated from August 1984 to December 1993 and its associated person from May 1986 to December 1993. In September 1989 Mr. Craig resigned from CC to found Princeton Paris Research Corporation, a commodity trading advisor and pool operator. He was a principal and associated person of Princeton Paris Research Corporation from June 1990 to March 1991 and a branch manager, principal and associated person from April 1992 to July 1998. He was also a principal and associated person of the following commodity trading advisors and pool operators: Hamilton Advisors Limited (August 1984 to March 1986), where he was involved in investment decisions in relation to his role at CC; Princeton Commodities Services Inc (April 1992 to June 1993), where he served in a supervisory role; and Tiverton Trading Ltd (August 1995 to December 1998), where he was in charge of investment decisions.

From January 1994 to March 2006 Mr. Craig was the president of Leeward Services Corp., a company through which he conducted his own investment activities and through which he hired others to assist him. He was a principal and associated person of Tiverton Trading, Inc. from August 29, 2005 to March 2011 and its Forex associated person from October 2010 to March 2011. He has also been a principal of the Advisor since December 5, 2009, as well as its associated person since December 17, 2009 and its Forex associated person since November 15, 2010. In addition, he has been a principal since April 19, 2010 and an associated person since May 4, 2010, of Tiverton Trading SAM, a Monaco commodity pool operator and commodity trading advisor that provides back office advisory services for the Advisor and where Mr. Craig is the president.

Mr. Craig’s research focuses predominantly upon the “macro-economic” markets, the metals, financial futures, and currencies.

Mr. Craig graduated from Harvard College cum laude in 1963, from MIT’s Sloan School of Management in 1968, and received a Phd from Yale University in Economics in 1977.

Luc Bocahut is a Portfolio Manager and the IT officer of the Advisor. He traded proprietary assets for Leeward Services Corp. from February 2005 to July 2005, and for the Advisor since February 2005 and, as a Portfolio Manager of the Advisor, will have responsibility for a portion of the Advisor’s client assets. Mr. Bocahut also oversees all energy commodity research and the IT requirements of the Advisor. Mr. Bocahut has been actively employed in the futures markets since February 2003.

Mr. Bocahut joined Tiverton Trading, Inc. in July 2005 and was a registered associated person of the firm from October 23, 2006 to March 2011 and a Forex associated person from October 2010 to March 2011. He worked for Leeward Services Corp from February 2003 to July 2005, initially as an analyst and trading Assistant to Mr. Craig, before rising to the position of Associate Trader. He has been an associated person since December 17, 2009, of the Advisor, its Forex associated person since November 15, 2010 and its principal since June 24, 2011, as well as a principal since April 19, 2010, and an associated person since May 4, 2010, of Tiverton Trading SAM, a Monaco commodity pool operator and commodity trading advisor where he is a director and the Chief Technology Officer. Mr. Bocahut graduated with a major in economics and minor in Sociology from Paris 1 Pantheon Sorbonne in June 2002.

Alexander Craig and Charles Huebner are involved in the operations of the Advisor.

Alexander Craig is the Chief Financial Officer of the Advisor. He was a Paralegal from January 2004 to December 2005 for Ferro & Cuccia, a law firm. From January 2006 to March 2008 he was the President/CEO of 70MM S.r.l. (Rome, Italy), a web/print publishing company. He was a Consultant for Tiverton Trading Inc. from April 2008 to July 2009, involved in financial controls and administration, its Treasurer from August 2009 to February 2010, its CFO from March 2010 to September 2010 and its associated person from March 2010 to March 2011. He has been the CFO of the Advisor since October 1, 2010, its associated person since April 22, 2010, its Forex associated person since November 15, 2010 and its principal since June 24, 2011. He has also been an associated person of Tiverton Trading SAM since May 4, 2010 and its principal since February 24, 2011, where he is a director and the CFO. He has a BA and an MA from the University College London.

Charles Huebner is the Chief Operating Officer of the Advisor. He holds a Masters degree from the London School of Economics and Political Science, where he attended until September 2006. From October 2006 to September 2007, he served on the Advisory Board for myJambi, Inc., an internet company where he advised on business strategy and development. In October 2007, he joined Tiverton Trading Inc. as a trading assistant and research analyst. He became Managing Director in September 2009 and Chief Operating Officer in September 2010. He was its associated person from August 2009 to March 2011. Mr. Huebner has been an associated person of the Advisor since December 17, 2009, its branch manager since August 17, 2010, its Forex associated person since November 15, 2010, and its principal since June 24, 2011. He has also been an associated person of Tiverton Trading SAM since May 4, 2010 and its principal since January 5, 2011, where he is a director and the COO.

The Advisor and its principals currently trade or may trade in commodity interests for their own accounts. Clients of the Advisor will not be permitted to inspect the records of any such trading or any written policies related thereto.

There has not been a material administrative, civil, or criminal action—whether pending, on appeal or concluded—against the Advisor or its principals within the five years preceding the date of this Disclosure Document.

The heading “TIVERTON’S DISCRETIONARY TRADING METHODOLOGY” is deleted and replaced with the heading “TIVERTON’S DISCRETIONARY PROGRAM.”

PAST PERFORMANCE OF TIVERTON

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—TIVERTON—PAST PERFORMANCE OF TIVERTON” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF TIVERTON

The following summary performance information reflects the composite performance results of Tiverton Trading during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Tiverton Trading (UNAUDITED)

Month	2011		2010	2009	2008	2007	2006
January	0.10%		1.43%	0.80%	3.27%	-0.32%	—
February	-0.35%		0.22%	-0.65%	7.08%	3.39%	—
March	-1.17%		-0.63%	-1.60%	1.44%	0.26%	—
April	1.26%		-1.01%	-1.01%	0.69%	0.98%	4.76%
May	-2.38%		1.75%	2.20%	0.68%	0.92%	3.59%
June	-1.30%		0.02%	-3.78%	1.38%	2.57%	-0.17%
July	-0.35%		-1.44%	-0.86%	-1.84%	-0.37%	-1.30%
August	1.57%		1.72%	-0.64%	1.47%	0.73%	-0.63%
September	4.11%		1.06%	0.97%	2.22%	6.54%	-0.89%
October	-2.65%		0.35%	0.52%	7.75%	-0.48%	2.06%
November			0.03%	1.48%	3.52%	0.99%	4.59%
December			0.89%	-0.73%	4.79%	4.69%	-0.82%
Year	-1.34 (10 months	% )	4.41%	-3.39%	37.20%	21.50%	11.50 (9 months	% )

The following information is as of October 30, 2011.

Name of CTA:	Tiverton Trading
Name of program:	Discretionary Trading Methodology
Inception of trading by CTA:	April 2006
Inception of trading in program:	April 2006
Total Client Assets Under Management Traded Pursuant to Trading Program (including Notional Funds) :	$266,531,008
Total Client Assets Under Management Traded Pursuant to Trading Program (excluding Notional funds) :	$87,496,087
Total Assets Under Management all Programs (including Notional Funds) :	$266,531,008
Total Assets Under Management all Programs (excluding Notional Funds) :	$87,496,087
Number of Client Accounts Open:	5
Worst Monthly Percentage Draw-down:	-3.78% (June 2009)
Worst Peak-to-Valley Draw-Down:	-6.27% (January 2009 to August 2009)
Number of Accounts Using Trading Program Closed with Profits:	5 (+0.58% to 19.74%)
Number of Accounts Using Trading Program Closed with Losses:	2 (Range: -2.67% to -0.61%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes on Performance Information:

The program was traded exclusively by Tiverton Trading, Inc. from inception through July 2010. In August 2010 the program was traded by both Tiverton Trading, Inc. and Tiverton Trading, a Cayman Island company that was established to be the successor to Tiverton Trading, Inc. The program is now traded exclusively by Tiverton Trading.

“Draw-Down” means losses experienced by the trading program over a specified period.

“Worst Monthly Percentage Draw-Down” is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

“Worst Peak-to Valley Draw-down” is the greatest cumulative percentage decline in month-net asset value due to losses sustained by the trading pursuant to the program during which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Monthly Rate of Return is computed by dividing Monthly Performance by Beginning Equity plus Additions. The monthly rates are then compounded to arrive at the annual rate of return.

TRANSTREND

The disclosure included under the heading “TRANSTREND” is hereby deleted in its entirety and replaced with the following:

TRANSTREND

Background of Transtrend

Transtrend is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. Transtrend has been registered as a CTA and CPO under the CE Act since September 23, 1994, and is a member of the NFA in such capacities. Registration under the CE Act and membership in the NFA in no way imply that the CFTC or the NFA have endorsed Transtrend’s qualifications to provide the commodity trading advisory services described in this prospectus. Transtrend is also licensed as a portfolio manager by the AFM (The Netherlands Authority for the Financial Markets) and subject to regulation by the AFM and DNB (De Nederlandsche Bank) in The Netherlands. The business office of Transtrend, where its books and records are kept, is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands.

Principals of Transtrend

Johannes “Joep” P.A. van den Broek

Johannes “Joep” P.A. van den Broek (born in 1969) graduated in August 1995 with a Master Degree in Business Economics from Erasmus University Rotterdam in The Netherlands. He joined Transtrend as a trader in December 1995. In October 1997, he was appointed Deputy Director (Trading) thereby becoming a member of Transtrend’s management team. Effective as of January 1, 1999, Mr. Van den Broek was appointed Managing Director of Transtrend. Mr. Van den Broek has been registered as an Associated Person of Transtrend since October 2, 1998, and listed as a Principal since January 22, 1999, and has been an associate member of the NFA since July 30, 1998. Since June 2009, Mr. Van den Broek has also been serving as a supervisory board member of KenTyde.

Harold M. de Boer

Harold M. de Boer (born in 1966) graduated in 1990 with a Master Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with the predecessor of Transtrend (Nidera Handelscompagnie B.V., an international trading and agribusiness company) for his thesis titled “Cointegration in Commodity Futures Markets”. In April 1990, he joined the predecessor of Transtrend as a Research Analyst. In April 1992 he became responsible for Transtrend’s research department, and as of October 1997, he became a member of Transtrend’s management team with the title of Deputy Director

(Research). Effective August 1, 1999, he was appointed a Director of Transtrend and effective March 1, 2007 he assumed the role of Managing Director of Transtrend. Mr. De Boer’s primary responsibility remains research and product development. Mr. De Boer has been listed as a Principal since November 15, 1999. Since June 2009, Mr. De Boer has also been serving as a supervisory board member of KenTyde.

Mark H. A. van Dongen

Mark H.A. van Dongen (born in 1968) graduated in 1991 with a Master Degree in Econometrics from the Catholic University of Brabant in The Netherlands. He joined Transtrend as a research analyst in July 1992 and was appointed Deputy Director (Research and Operations) in October 1997. Effective as of March 1, 2007 Mr. Van Dongen was appointed an Executive Director of Transtrend. Mr. Van Dongen has been registered as an Associated Person of Transtrend since August 21, 1998, and has been an associate member of the NFA since July 30, 1998. In addition, Mr. Van Dongen has been listed as a Principal since March 12, 2007.

André P. Honig

André P. Honig (born in 1967) graduated in 1991 with a Master Degree in Business Econometrics from Erasmus University Rotterdam in The Netherlands. He obtained the Certified European Financial Analyst degree in 2000. He started his career as a consultant for the business consultancy firm Ortec Consultants, where he worked from June 1992 to May 1996 and developed performance measurement and attribution systems for various institutional investors in The Netherlands. Mr. Honig took a sabbatical break from June 1996 to August 1996. Subsequently, he worked for business consultancy firm KPMG Consulting from September 1996 to January 2000, where he was a risk management consultant. He joined Robeco, a Dutch asset manager, in January 2000 where he was responsible for Consultant Relations until October 2002 and where he was General Manager of Robeco Gestions, the French asset management branch of Robeco from November 2002 until April 2004. In May 2004, Mr. Honig joined Transtrend as Deputy Director (Investor Relations). Effective as of March 1, 2007, Mr. Honig was appointed an Executive Director of Transtrend. Mr. Honig has been registered as an Associated Person of Transtrend since October 12, 2004, and has been an associate member of the NFA since October 1, 2004. In addition, Mr. Honig has been listed as a Principal since March 21, 2007.

The aforementioned Principals each have an academic degree and ample experience in dealing with derivative markets.

Shareholder

100% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robeco Groep N.V., which in its turn is 100% owned by Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A. (Rabobank Nederland). Robeco Nederland B.V. has been listed as a Principal since July 8, 2002.

TRANSTREND’S INVESTMENT STRATEGY

Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. The trading systems participate in markets in Financial Instruments (“Financial Instruments”, as used in this description of Transtrend’s strategy, means Futures, option, option on futures, swap, swap on futures, and forward contracts on currencies, interest rates, interest rate instruments, commodities, equity related indices and instruments, and other indices, in all cases traded on regulated and/or OTC markets. The underlying values of Financial Instruments traded may also include other economic variables which are now or may hereafter become the subject of organized futures, option, option on futures, swap, swap on futures, and forward trading. Financial Instruments traded may also include other derivative, margined instruments, in each case traded on regulated and/or OTC markets. Current investment portfolios are managed pursuant to Transtrend’s “Diversified Trend Program”. The program covers a multitude of Financial Instruments on underlying values including but not limited to short-term and long-term interest rates, currencies, stock indices, single stocks and other equity related markets, and a variety of commodities, including agricultural products, energy products and metals. Transtrend’s market approach attempts to benefit from directional price moves in outright Financial Instruments and in combinations of Financial Instruments. Apart from trading in the OTC market, Transtrend operates on approximately fifty different futures and option exchanges in approximately thirty countries on five continents. Transtrend’s professional expertise is supported by a qualified research team, a sophisticated technical infrastructure, an extensive database and more than 20 years of experience. Transtrend’s innovative research team consists of academics, most of them educated in exact sciences such as applied mathematics, econometrics and physics.

Transtrend’s first approved trading system started in October 1991 after four years of in-depth price research and product development. Until October 1993 Transtrend managed substantial Proprietary Accounts with comparable returns based on (at that time) identical trading systems. As of October 1993 Transtrend has offered its trading advisory services to third parties. Since June 2009, Transtrend has been the majority shareholder of KenTyde B.V. (“KenTyde”), a proprietary trading company located in Rotterdam, The Netherlands. Transtrend and its Principals do not participate in any of KenTyde’s trading or research activities.

DESCRIPTION OF APPLIED CONCEPTS AND METHODOLOGY

The applied principles of risk management play a dominant role. Transtrend’s Diversified Trend Program is designed to pursue capital growth within the limits of a defined risk tolerance.

The program is essentially based on quantitative analysis of signaled price behavior of Financial Instruments and therefore not on fundamental analysis. The program is systematic by nature and requires a consistent application. Discretionary inputs are not essential to the effectiveness of the program.

The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The trading systems are designed to profit from recurring, non-random characteristics of price behavior in markets. In all trading systems there are elements which identify and respect the dominant market direction. The trading systems exploit directional price movement of single Financial Instruments and of intra-market and inter-market combinations (“synthetics”) of Financial Instruments.

One of the strengths of the program is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent (i.e., disciplined) application by Transtrend and a consistent (i.e., prolonged) participation by the client are both essential to realize the pursued returns over the course of time, although profitability cannot be guaranteed and clients may incur substantial losses on their investment.

While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances Transtrend may use discretion in an attempt to limit risk to a position or an account. The use of discretion by Transtrend may have a positive or negative impact on the performance of an account.

The program may enter into both long and short positions in any of the Financial Instruments involved, or it may have no position in one or more Financial Instruments. Long and short positions are likely to be leveraged and unhedged and/or uncovered. The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollar under management, given the relative proportions of all components within the portfolio. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each U.S. dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each U.S. dollar under management.

The portfolio composition and the relative weighting of Financial Instruments within each portfolio are defined irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

As the applied strategies require particular transaction sizes to allow for multiple entry and exit points, and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is among others a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In all trading systems the assessment of price volatility plays a prominent role. Risk assessments are determined on the basis of a regular or continuous evaluation of daily price behavior, possibly leading to regular adjustments during the lifetime of exposures.

The program may hold positions in Financial Instruments with one or more trading systems. The simultaneous application of diverging trading systems, each with a positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to a single trading system. However, the profitability of trading systems, individually or in combination, cannot be guaranteed and clients may incur substantial losses on their investment.

Generally, a greater degree of diversification of both Financial Instruments and trading systems contributes to a higher stability of returns over the course of time.

Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program.

Collectively and over time, Transtrend’s trading systems have generated a significant number of favorable trades, and the average profit per trade has been significantly higher than the average loss per trade. Also, the variance of returns of profitable months has exceeded the variance of the returns of losing months over time.

The totality of the advised trades has thus far represented an “elevated collective profit expectancy” over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time.

DESCRIPTION OF PROGRAM

Transtrend has offered its Diversified Trend Program to clients since October 1993. The Diversified Trend Program has two risk profiles: the Standard Risk Profile and the Enhanced Risk Profile (the latter being approximately 1.5 times the leverage of the Standard Risk Profile), investable in various currencies. The Diversified Trend Program can at any time be (net) long, short or neutral in any given market, and the program may include any known Financial Instrument. Currently, Transtrend manages client accounts pursuant to its Diversified Trend Program with portfolio composition, average margin commitment, money management principles and entry/exit tools described below.

Portfolio Composition

In Transtrend’s Diversified Trend Program the composition of a fully diversified portfolio includes Financial Instruments on interest rates, interest rate instruments, equity related indices and instruments, other indices, currencies and commodities. Transtrend pursues the highest possible degree of portfolio diversification within relevant constraints.

Once the acceptable portfolio components have been defined for an account, Transtrend determines the (relative) proportions of all components within the portfolio on basis of the signaled correlation over the course of time, which is re-computed from time to time. Correlation analysis contributes to estimate the risk of coinciding trend reversals on a portfolio level.

Not all Financial Instruments are traded for every client account. Transtrend reserves the right to expand or contract the list of Financial Instruments it trades without giving prior notice.

Only for clients qualified as Eligible Contract Participants, Transtrend may trade certain currency pairs and interest rates in the OTC market by means of forward and swap transactions. Swaps on interest rates may include various types of derivatives including among others interest rate swaps, overnight index swaps and forward rate agreements. Transtrend’s OTC trading is expected to consist of instruments denominated in both deliverable and non-deliverable currency pairs. Transtrend currently does not engage in retail off-exchange foreign currency trading.

The allocation to Financial Instruments, i.e., the determination of portfolio components and their (relative) proportions, varies over the course of time, among others because of changes to the list of Financial Instruments traded in the Diversified Trend Program and because of observed changes in price behavior, correlation and market liquidity. As per the date of this prospectus, assuming no limitations in market selection, the indicative average allocation to Financial Instruments (outright or in combinations), within the various portfolios under the Diversified Trend Program tends to be as follows (rounded numbers/indication only/grouped by sector):

Interest Rates	ca. 17%
Equity-related markets	ca. 12%
Currencies	ca. 24%
Metals	ca. 6%
Energies	ca. 9%
Agriculturals	ca. 10%
Hybrids	ca. 22%
Total	100%

The average allocation for individual accounts is likely to deviate from the indicative average due to factors that constrain individual portfolio diversification. For example, portfolios solely containing CFTC-approved Financial Instruments deviate from portfolios without such restriction and can have a less diversified exposure to interest rates and equity related Financial Instruments.

The client’s choice of futures commission merchant(s) or financial institution(s) may effectively restrict the access to, or due to operational hurdles, Transtrend’s trading of, certain markets or exchanges for such client.

The balance of positions actually held at a specific point in time can deviate significantly from the indicative average because actual positions depend on, among others, the signaled market opportunities at that specific moment. The trading systems are designed to avoid exposure in (individual) markets that are classified as sideways or too volatile.

Due to their size, small accounts may trade a smaller number of markets and as a consequence achieve a less diversified exposure than large accounts. Moreover, certain markets are not liquid enough to be traded for all accounts managed by Transtrend.

Average Margin Commitment

For fully-funded accounts under the Diversified Trend Program – in its Standard Risk Profile – Transtrend generally commits an average of approximately 10% of the assets in a client account as margin or premium for Financial Instruments positions. However, such percentage has varied from approximately 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges.

For partially-funded accounts (client accounts in which the amount of the actual funds is less than the nominal account size) under the Diversified Trend Program, average margin commitments generally also approximate 10% of the nominal account size based on the Standard Risk Profile. However, such percentage may be significantly higher when expressed as a percentage of the amount of actual funds.

The Diversified Trend Program’s Enhanced Risk Profile generally means 1.5 times the leverage, and as such the average margin commitments, of the Diversified Trend Program’s Standard Risk Profile.

Money Management Principles

The risk-estimate is trade-based and takes volatility into account. This implies an (internal) risk-evaluation by the applied trading systems, which may lead to adjustments of position sizes during the lifetime thereof. The initial risk evaluation determines the position size at the time of entry. Signaled price behavior may lead to a gradual addition to or reduction of the initial position. Significantly adverse price behavior may lead to a partial or full exit for the (remainder of the) position. Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. Such extreme conditions may be real or perceived. It cannot be excluded that such reductions, which have the sole intention to reduce risk, will reduce the profitability which could have been achieved otherwise.

Entry/Exit Tools

The entry/exit tools may contain both proprietary trend-following and contra-trend elements and include techniques of (dynamic) profit targets and (dynamic) stop levels for individual trades. The trading systems act at specific times or time intervals and upon specific price levels during a market session or during the day.

Transtrend reserves the right to change its trading techniques at any time, without prior notice to or approval from its clients. The implementation of changes will be based on the conclusions of research by Transtrend. The effects of such changes are measured over the course of time and therefore do not necessarily result in a better performance immediately after implementation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE OF TRANSTREND

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX— TRANSTREND—PAST PERFORMANCE OF TRANSTREND” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF TRANSTREND

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Transtrend pursuant to the Diversified Trend Program—Enhanced Risk/USD during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Diversified Trend Program

Subset: Enhanced Risk Profile (US Dollar)

Composite Rate of return on aggregate nominal account size

Pro forma fees, estimated interest income

Month	2011		2010	2009	2008	2007	2006
January	-0.77%		-3.90%	-0.27%	-0.48%	1.64%	1.78%
February	1.77%		1.18%	0.76%	5.55%	-4.07%	–2.26%
March	-2.14%		8.18%	-3.34%	1.33%	-3.24%	0.89%
April	2.85%		1.82%	0.18%	0.59%	5.69%	1.94%
May	-4.46%		-4.58%	1.28%	3.28%	6.84%	-3.78%
June	-2.59%		-0.22%	-1.10%	3.03%	3.65%	-1.26%
July	1.89%		-0.86%	-2.30%	-2.38%	-2.50%	-3.69%
August	-3.20%		2.75%	0.23%	-1.38%	-2.44%	4.72%
September	-2.00%		3.59%	-0.93%	4.95%	7.81%	0.12%
October	-2.11%		3.91%	-3.48%	7.12%	9.02%	4.56%
November			-0.82%	2.11%	2.57%	-2.16%	3.68%
December			3.60%	-4.79%	2.29%	1.32%	5.29%
Year	-10.50 (10 months	% )	14.88%	-11.28%	29.38%	22.39%	12.03%

Referenced Investment:	Transtrend B.V. – Diversified Trend Program Subset: Enhanced Risk/USD being the program referred to by the fund which is subject to the swap.
Start Date:	1 October 1993	Client Accounts
	1 January 1995	This Subset
No. of Open Accounts:
In Diversified Trend Program:	55
In this Subset:	31
Assets under Management:
All Accounts:	$ 9,614,761,905	Aggregate Nominal Account Size
	$3,981,555,456	Actual Funds
	$5,633206,449	Notional Funds
This Subset (US dollar):	$6,783,749,794	Aggregate Nominal Account Size
	$3,024,639,678	Actual Funds
	$3,759,110,116	Notional Funds
Worst Monthly Draw-down
Since 1 January 2006:	-4.79%	December 2009 (Composite)
	-6.90%	May 2010 (Individual Account)
Worst Peak-to-Valley Draw-down
Since 1 January 2006:	-15.15%	February 2009/January 2010 (Composite)
	-20.63%	February 2009/January 2010 (Individual Account)
Opened and Closed accounts
Since 1 January 2006:
In Diversified Trend Program:
With positive performance:	6	4.88% / 35.48%
With negative performance:	4	-10.20% / -3.47%
In this Subset:
With positive performance:	2	17.29% / 35.48%
With negative performance:	3	-10.20% / -3.47%

“Draw-down” means losses experienced by an account or a subset of the trading program over a specified period.

“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above Capsule Performance Table presents the performance results of all of the accounts of Transtrend’s Diversified Trend Program—Enhanced Risk/USD (except as noted below) on a composite basis based upon the aggregate nominal account size in the following subset: the Enhanced Risk Profile for accounts denominated in U.S. dollar.

In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e., a standardized format irrespective of specific terms and conditions that may govern individual accounts in practice.

The composite rate of return reflects the pro forma net performance for the period divided by the beginning aggregate nominal account size. Draw-down is expressed as a percentage of the aggregate nominal account size and is based on month-end figures. Drawdowns are generally larger if intra-month figures are taken into account.

During the period covered by the Capsule Performance Table, composite rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month instructions to increase and/or decrease the Nominal Account Size of an individual account are taken into account when they occur without distorting the monthly composite rate of return.

Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions, mark-ups and prime brokerage fees which currently amount to approximately 0.5% of the aggregate nominal account size per annum for the Diversified Trend Program’s Standard Risk Profile and to approximately 0.75% of the aggregate nominal account size per annum for the Diversified Trend Program’s Enhanced Risk Profile (on average approximately USD 6 per round-turn trade, worldwide, in case of exchange-traded Financial Instruments, which includes the execution fees (irrespective of the executing broker used), and on average approximately USD 20 per USD 1,000,000 of the nominal amount of an OTC transaction, which in case of an OTC FX transaction includes a prime brokerage fee of currently USD 7 per USD 1,000,000) (however, such actual brokerage commissions, mark-ups and prime brokerage fees have been as high as approximately 2% for the Standard Risk Profile and approximately 3% for the Enhanced Risk Profile in the past); (b) less pro forma monthly management fees of 0.25% of beginning nominal account size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of net new trading profits; and (d) plus pro forma interest income earned on actual funds.

As Transtrend is not privy in all cases to the arrangements between Transtrend’s customers and their brokers, the amount of interest income actually earned by such accounts is estimated at a rate equal to 90% of the prevailing interest rate relevant to the underlying currency subset of the Diversified Trend Program. Until August 31, 2008, the composite rate of return in the Capsule Performance Table includes pro forma interest income at a rate equal to 90% of the relevant 3-month interest rate earned by such accounts on actual funds. As of September 1, 2008, pro forma interest income on actual funds is calculated at a rate equal to 90% of the relevant overnight interest rate.

A negative monthly composite rate of return is mitigated by a consistent book entry reversal of the pro forma performance fees accrued, irrespective whether the book entry reversal was actually effectuated. The book entry reversal of pro forma performance fees in periods of negative composite rates of return might reduce the volatility of the composite rate of returns in comparison to situations where performance fees are periodically settled. Periodic settlement of performance fees empties the performance fee reserve so that that negative rates of return occurring after the fixed settlement date can only be moderated by the give-back of the amount of newly built-up performance fees after this settlement date. Giving back earlier accrued pro forma performance fees in periods of negative rates of returns may result in an underestimation of drawdowns in comparison to situations where performance fees are periodically settled.

The accounts managed by Transtrend are generally subject to a variety of additional third party fees and expenses which are not directly related to Transtrend’s trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses vary on an account by account basis. Since Transtrend neither is paid nor is sharing in these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts included in the Capsule Performance Table would not accurately represent Transtrend’s trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend’s performance fees as the advisory agreement between Transtrend and the client does not take such third party expenses into account when determining if an account has experienced net new trading profits for purposes of determining Transtrend’s performance fee. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses. In certain circumstances where Transtrend is managing an account for a fund sponsored by a third party, the advisory agreement between Transtrend and the fund may require that the calculation of Transtrend’s performance fee take certain fund expenses (e.g. administration costs) into consideration, which fund expenses would reduce the performance fees otherwise payable to Transtrend.

A substantial part of the client accounts are partially-funded accounts. Transtrend believes that the pro forma performance of the subset as stated in the Capsule Performance Table is reflective for the performance of the individual accounts which are included in the subset. However, for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

WINTON

The disclosure included under the heading “WINTON” is hereby deleted and replaced in its entirety with the following:

WINTON

Background of Winton

Winton Capital Management Limited, a limited liability company registered in England and Wales, became registered with the United States Commodity Futures Trading Commission (“CFTC”) as a commodity trading advisor (“CTA”) in January 1998 and as a commodity pool operator (“CPO”) in December 1998. It became a member of the National Futures Association (“NFA”) in January 1998 and has been authorized and regulated by the Financial Services Authority in the United Kingdom (“FSA”) since June 1997.

Winton has its principal office and maintains all books and records at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom. Its telephone number is 011-44-20-7610-5350 and its facsimile number is 011-44-20-7610-5301.

Principals of Winton

David Winton Harding

Winton was founded by David Winton Harding, Martin Hunt and Osman Murgian and started trading in October 1997. Mr. Harding is one of the pioneers of trend-following systematic trading in Europe. Whilst at

Winton, Mr. Harding has been registered with the CFTC as an Associated Person (“AP”) and listed as a Principal of Winton and has been an Associate Member of NFA since January 1998.

Mr. Harding was born in Oxford in 1961 and graduated from Cambridge University with a First Class Honours degree in Natural Sciences specializing in Theoretical Physics. In September 1982, he joined stockbroker Wood MacKenzie as a graduate trainee and became involved with futures trading just as the London International Financial Futures Exchange opened. A year later, in September 1983, he left Wood MacKenzie and moved to Johnson Matthey & Wallace, a commodity futures broker, where he was involved in gilt trading and sales. When that company closed due to the failure of its parent company, in November 1984 Mr. Harding left it and joined Sabre Fund Management, one of the UK’s first CTAs where he was an Associate Member of NFA from April 1986 until July 1988 and registered as an AP from May 1986 until July 1988. In his new position, for the first time, Mr. Harding was able to apply his scientific training to develop techniques for trading a wide variety of futures markets.

In November 1986, Mr. Harding left Sabre Fund Management to join Brockham Securities, the Adam Family sugar trading company, where he assisted in development and marketing of futures fund management services. In February 1987 he left to form Adam, Harding and Lueck Ltd (“AHL”). AHL brought together the programming and system development abilities of Michael Adam and Martin Lueck with Mr. Harding’s research and marketing skills. AHL rapidly became a successful CTA and in 1989, The Man Group PLC (formerly ED&F Man PLC) acquired a 51% stake and began distributing AHL’s products globally. Over the next five years, the three principals built a firm with assets under management of $300 million and a staff of nearly 100, including research teams developing mathematical and statistical trading strategies. AHL is still the flagship fund of the The Man Group which is a FTSE 100 Company. Mr. Harding was an Associate Member of NFA and an AP of Man AHL USA Corp from July 1988 until January 1996. He was also listed as a Principal of Man AHL USA Corp from July 1988 until February 1995.

In 1993, Mr. Harding was invited to present a paper to a special symposium of London’s prestigious Royal Society, on the subject “Making Money from Mathematical Models.” This paper was subsequently incorporated into two books.

In 1994, ED&F Man Group floated on the London Stock Exchange and acquired the remaining 49% of AHL.

Mr. Harding then formed and ran Man Quantitative Research, an in-house advanced statistical research team until August 1996.

In August 1996 Mr. Harding left ED&F Man Group and took leave until February 1997. In February 1997, he co-founded Winton with Martin Hunt and Osman Murgian, one of AHL’s early shareholders. Mr. Harding continues to lead Winton’s research efforts.

Mr. Harding is also a trustee of the Winton Charitable Foundation, which in 2007 endowed the Winton Professorship of the Public Understanding of Risk in the Department of Pure Mathematics and Mathematical Statistics at Cambridge University. Similarly, in 2008, the David Harding Foundation endowed the David Harding Centre for Risk Literacy at the Max Planck Institute in Berlin, Germany.

Amal Osman Ali Murgian

Amal Osman Ali Murgian was appointed a non-executive director of Winton Capital Management on July 5th, 2011. She took over from her father, Osman Murgian, on his retirement and was listed as a principal effective August 25, 2011.

The Murgian family’s relationship with David Harding, Winton’s founder, chairman and head of research dates back 25 years. Ms. Murgian, born in 1967, was one of the first summer interns at AHL (Adam, Harding and

Lueck). Her father, Osman Murgian, was an early investor in AHL and a seed investor in Winton from 1997. The Murgian family currently hold 18% of the share capital in Winton Capital Management.

Ms. Murgian was born in Yemen and brought up in Nairobi, Kenya. She was educated in the United States and is an American citizen. She has an MBA from the University of San Francisco in international finance, writing her masters’ thesis on the impact of banking reforms in post-Soviet Eastern Europe, and a B.S in Business Administration and Economics from Pepperdine University.

After graduating from the University of San Francisco, from March 1992 to December 1995, she worked for Arthur Andersen, a professional services firm, in the Operational Consulting Group, where she held a management consulting position primarily focused on business process re-engineering and the deployment of financial systems-payroll, accounts payable and general ledger. From January 1996 to July 2000, Ms. Murgian joined Charles Schwab, a brokerage and banking firm, where she initially worked in an internal consulting group focusing on activity based costing for all processes, channels and products within the company, and later she held the position of the product marketing manager in the product marketing for the Consumer Products Group, where she was responsible for the Schwab Access account, an account providing banking features linked to an existing brokerage account. From August 2000 to September 2001, she joined the online loyalty marketing company Netcentives, where she was responsible for product marketing and designing of a private label loyalty program for financial services firms. In January 2003, Ms. Murgian co-founded San Francisco Raw Feeders, a pet food co-op, which has grown to be the second largest in the USA.

Since September 2001 Ms. Murgian has managed her own property portfolio. She is involved with animal welfare charities and also serves as a director on the board of various family owned companies.

Martin John Hunt

Mr. Hunt, born in 1962, first became involved in managed futures in October 1983, as a trainee trader for the Futures Fund Management Ltd, a CTA. In December 1985, Mr. Hunt left this position and in January 1986, moved to Sabre Fund Management, as operations manager. In February 1988, he left Sabre to join AHL and from this time until 1991 he was responsible for managing its trading operations and establishing a trading facility in Switzerland. In July 1991 Mr. Hunt left AHL.

In August 1991, Mr. Hunt assumed responsibility for marketing and back office operations at Royston Investments Ltd, which at the time was a CFTC-registered CTA. Whilst at Royston Investments Limited, Mr. Hunt registered with CFTC as an AP and became an Associate Member in October 1991. In March 1994, he left Royston and his status as an NFA Associate Member and registered AP was subsequently terminated in January 1996. In March 1994, Mr. Hunt established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry before working at Palatinate Investment Management Limited, a London-based CTA, from August 1994 until January 1997 as Director of Marketing, Operations and Compliance.

In January 1997, Mr. Harding recruited Mr. Hunt to handle the formation, structuring and subsequent day-to-day running of Winton’s operations. Effective, October 2010, Mr. Hunt was appointed as a Non-Executive Director and no longer is involved in Winton’s daily management. Since January 1998, Mr Hunt has been registered with the CFTC as an AP and listed as a Principal of Winton and has been an Associate Member of NFA.

Anthony Hamilton Daniell

Mr. Daniell, born in 1954, spent ten years in the British Army during which time he achieved a civil engineering degree from Bristol University. In March 1983, Mr. Daniell began his career in the financial sector at David Allsopp and Partners, a UK stockbroker, as an equity analyst following US defence companies. He moved to Rowe and Pitman, also a UK stockbroker, in April 1986, where he became Co-Head of US Equity Sales.

From March 1994 to December 2001, Mr. Daniell was Co-Head of Emerging Markets and then Head of Latin American Equities. During this time, Mr. Daniell was responsible for cash and derivative sales, trading and research. He was promoted to Managing Director in January 1999. During the period April 1986 to December 2001, as a result of a series of mergers and acquisitions Rowe and Pitman changed its name several times and ultimately became part of UBS Warburg. Mr. Daniell left UBS Warburg in December 2001.

In January 2002, he started at Eday Ltd, an FSA-registered private limited company which marketed absolute return funds. In 2003, Winton engaged Eday Ltd and Mr. Daniell to market its products. In October 2004, Mr. Daniell joined Winton as Head of Global Marketing and Sales. He became a director in October 2006, and was appointed as Chief Executive Officer (“CEO”) in October 2010.

Mr. Daniell has been registered with the CFTC as an AP of Winton since April 2005 and listed as a Principal since October 2006. He became an Associate Member of NFA in April 2005.

Matthew Beddall

Mr. Beddall, born in 1980, graduated from the University of Southampton with a first class honours degree in Mathematics and Computer Science in 2001. He was awarded an MSc in Applied Statistics from Birkbeck College University of London in 2003. Mr. Beddall initially joined Winton in 2000 as a summer intern, returning after graduation from university as a full time researcher in July 2001. Throughout his employment with Winton, Mr. Beddall has been extensively involved in the research process and has lead the development of much of the software that underlies the design and running of Winton’s trading strategy. Mr. Beddall was appointed Chief Investment Officer (“CIO”) in 2008. His responsibilities are now principally focused on managing the investment process behind the company and the oversight of a large part of Winton’s research department. Mr. Beddall has been registered with the CFTC as an AP since February 2009 and listed as a Principal of Winton since January 2009. He became an Associate Member of NFA in February 2009.

Rajeev Patel

Mr. Patel, born in 1972, graduated from Trinity and All Saints College, Leeds, with a degree in Economics and Business Administration. Mr. Patel joined Winton in April 1997. Initially working as an execution trader and settlements analyst, over the last 12 years Mr. Patel has become centrally involved in Winton’s trading and operations functions. He has overseen the development and implementation of a number of automated accounting and reconciliation processes as the company has moved from external to proprietary systems. Mr. Patel is currently responsible for the Operations department, covering operations IT, fund accounting and settlements; and was appointed Chief Operating Officer (“COO”) in October 2010. Mr. Patel was originally registered with the SFA and was “grandfathered” into the new regime as an FSA Approved Person in December 2001. Mr. Patel has been registered with the CFTC as an AP and has been an Associate Member since May 1998 and listed as a Principal of Winton since June 2009.

Andrew Newman Bastow

Mr. Bastow, born in 1973, has been Winton’s General Counsel since October 2005 and became Director of Government Regulatory Affairs and a member of the board in October 2010. Mr. Bastow is a solicitor of England and Wales and is also admitted as a Barrister and Solicitor of the Supreme Court of Western Australia. Prior to joining the Winton, he was employed by the Treasury Solicitor’s Department of the Government of the United Kingdom from March 2005 to October 2005 and before that with the State Solicitor’s Office in Western Australia from February 2001 to January 2005, where he was engaged in a wide range of practice areas including public law, employment, regulation, prosecution and enforcement. He is a British Chevening Scholar and holds a First Class Master of Laws degree from the London School of Economics and Political Science which he received in September 2004. Mr. Bastow was elected to the General Council of the Alternative Investment Management Association in September 2010 and is a member of the Hedge Fund Lawyers Association. Mr. Bastow has been listed with NFA as a Principal of Winton since November 2010.

Winton’s Emphasis on Research

Research has always constituted Winton’s largest internal investment. Winton has in excess of 200 employees, approximately half of which are devoted to research and programming. Most of these people hold PhDs and Masters Degrees in various fields of science, including operations research, statistics, climatology, actuarial science, physics, astrophysics and financial mathematics. All share a distinct focus on practical application.

The research cycle is a continuous and multi-faceted venture aimed at maintaining Winton’s edge whilst expanding in innovative directions. All research is proprietary and is not intended for public distribution. Winton’s researchers work in teams to develop creative solutions to complex problems. Winton encourages independence, further education and training and rewards initiative among its researchers and programmers. For this reason, turnover at all levels has been low.

In the early years, research was conducted solely at Winton’s principal office in Kensington, London. In 2005, Winton set up a research “campus” at the Oxford Science Park in Oxford, England, to better pursue its mission of long-term scientific research. In July 2007, Winton opened a second research campus in the London suburb of Hammersmith. Another research office was opened in Hong Kong in the last quarter of 2008.

Mr. Harding’s performance record dates from February 1987, when AHL (which Mr. Harding co- founded with Messrs. Adam and Lueck (see above) began trading. Winton started trading for clients in October 1997.

WINTON TRADING PROGRAM

Investment Objective

The investment objective of the Diversified Program is to achieve long- term capital appreciation through compound growth. This goal is achieved by pursuing a diversified trading scheme that does not necessarily rely upon favourable conditions in any particular market, or on market direction.

The Diversified Program seeks to combine liquid Financial Instruments offering positive but low Sharpe ratios (meaning that profits have been achieved with a certain level of risk) and generally low correlation over the long term to other markets such as equities and fixed income. Please note, however, that there is no assurance that the Diversified Program will have low correlation to other markets, even over the long-term, and over the short-term the Diversified Program may be highly correlated to other markets.

A Systematic Investment Approach

The Diversified Program employs what is traditionally known as a “systematic” approach to trading Financial Instruments. In this context, the term “systematic” implies that the vast majority of the trading decisions are executed, without discretion, either electronically or by a team responsible for the placement of orders (the “Trading Team”), based upon the instructions generated by the Winton Computer Trading System (the “Trading System”). The majority of trades in the Diversified Program are in fact executed electronically. The Diversified Program blends short-term trading with long-term trend following, using multiple time frames in addition to multiple models. As its name implies, the Diversified Program allocates for maximum diversification. A sophisticated system of risk management is evident in all aspects of the Program.

Description of the Trading System.

The Trading System is a proprietary, computer-based system best described as the “output” of a complex schema of numerous computer programs and sub- programs developed by Winton’s research team. The Trading System is maintained and managed by Winton’s Production Team, the team responsible for encoding and running the computer programs and sub-programs.

The Trading System instructs the Diversified Program on how to respond to unfolding market events in order to profit from price movements. The Trading System tracks the daily price movements and other data from the markets it follows, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall. As a result of its statistical research, Winton believes that each trade executed by the Diversified Program will have a slight statistical advantage leading to profits over time.

A Technical System Employing Both Trend-Following and Non-Directional Trading

The Diversified Program can be thought of as more “technical” than “fundamental” in nature. The term “technical analysis” is generally used to refer to analysis based on data intrinsic to a market, such as price and volume. It is often contrasted with “fundamental analysis” that relies upon analysis of factors external to a market, such as crop conditions, the weather or supply and demand.

One feature of a trend-following system is that it attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions. These exaggerated movements can be thought of as resulting from the influence of crowd psychology, or the herd instinct, amongst market participants.

Trend-following systems are frequently unprofitable for long periods of time in particular markets or market sectors, and sometimes for spells of longer than a year or so, even in large portfolios. However, in Winton’s experience, over a span of years such an approach has shown to be profitable in our track record to date.

The Diversified Program relates the probability of the size and direction of future price movements with certain indicators derived from past price movements to produce algorithms that characterize the degree of trending of each market at any point in time. While all trend-following systems function in this way to some degree, the unique edge possessed by the Winton Trading System lies in the quality of the research underlying its algorithms. These enable Winton’s Trading System to suffer smaller losses during the markets’ inevitable whipsaw periods and to take better advantage of significant trends when they occur. As noted below, Winton is continually involved in improving upon its models through its commitment to research.

In addition to its trend-following models, the Diversified Program contains certain “non- directional” models that derive their forecasts from factors often excluded by technical analysis. In these quantitative systems the primary input is likely to be information about the yield curve or an economic variable rather than market price. These models work in the same way as those based on technical analysis, except that they use a different set of forecasting variables.

A Trading System Subject to Constant Adaptation

The Trading System instructs and adapts the Diversified Program’s trading exposures automatically and continuously. As is to be expected with any research-driven trading system, the Trading System is dynamic. It is subject to modification over time as new relationships are discovered. This research may result in the development of additional computer models or revisions to existing models.

Examples of research and investigation that might lead to the modification of the Trading System include research pointing to changes in the liquidity or volatility of markets, the interpretation or meaning of data or the long-term expectation of market interrelationships. Another key factor contributing to change is simply the availability of new data.

In short, the Diversified Program relies not just on a Trading System, but a process.

Inevitably, as a result of research developments, Winton must make decisions about the timing, frequency and size of modifications to the Trading System. Certain changes may occur on a daily basis whilst others may involve more significant adjustments and therefore occur less frequently. Generally, non-substantive changes may be carried out to the Trading System at the discretion of Winton’s CIO and the Production Team, or respective equivalent teams in the case of Winton’s cash equity strategy and high frequency trading strategy. However, material changes require the approval of both Winton’s Trading System Committee and Winton’s Chairman. Its Trading System Committee meets monthly, and its membership is comprised of all senior heads of Winton’s research teams, the Chairman, the CIO, the deputy CIO, COO, CEO and the Head of Risk Management.

Responses to Unusual Circumstances.

Occasionally, external, unforeseen or dramatic events may impact the markets. These exceptional market events by their very nature are often difficult to predict and have uncertain consequences. Examples of such exceptional market events include loss of market liquidity, the threat of counterparty risk as presented in the credit default swap debacle of 2008, the closure of an exchange (as occurred after the terrorist attacks of September 2001), the introduction of the Euro, the closure of the tin contract in 1984, the suspension of the Hong Kong Futures Exchange in 1987 and the suspension of trading in the Malaysian Ringgit in 1997.

Winton’s trading principals (Winton’s Chairman and CIO) may decide that such events fall entirely outside the scope of the research upon which the Diversified Program is based and may determine to exercise some discretion rather than follow the dictates of the system. Whilst discretionary inputs are generally not essential to the effectiveness of a “systematic” trading model, it is nonetheless important to recognise that given the often rapid and unpredictable nature of some market events, not every decision to change the Trading System can be conceived as entirely “systematic” and may be more “discretionary” in nature. Examples of discretionary actions might include decreasing the margin-to-equity ratio, liquidating all positions in certain markets or declining to execute an order generated by the Trading System. Such discretionary decision-making would normally only be taken in order to reduce risk and would generally be temporary in nature. It is important to stress that these acts may not enhance the performance of the Diversified Program over what might have otherwise been achieved without the exercise of such discretion.

The Capacity of the Diversified Program

At present, the Diversified Program has no pre-set capacity limit. This is not to suggest Winton’s lack of concern about capacity; indeed, it is an issue of great importance to Winton’s research team and significant resource is dedicated to understanding factors that impact upon it. Winton believes that its ability to manage capacity is, to a degree, related to the success of its ongoing research initiatives in this area. For example, part of Winton’s research is focused on the studying of the mechanics of open interest in order to better understand liquidity in global futures markets, looking beyond Winton at the industry as a whole. Winton may, in its absolute discretion and at any time, impose or modify the capacity limits of the Diversified Program.

THE DIVERSIFIED PROGRAM PORTFOLIO

Composition of the Portfolio

The Diversified Program tracks approximately 100 diversified, highly liquid Financial Instruments. At any point in time, it may be holding long or short positions or hold no position at all in each of the markets it follows. As of the date of this Disclosure Document, the Diversified Program’s portfolio consists mainly of positions in the following futures markets: stock indices; bonds; short-term interest rates; currencies; precious metals; base metals; crops; livestock; and energies. In addition, the Diversified Program may trade in certain OTC instruments, such as, but not limited to, forward contracts on foreign exchange and interest rates and swaps. All OTC FX or currency instruments are off-exchange foreign currency transactions and Winton does not engage in retail forex transactions. In addition, the Diversified Program may also trade in government securities such as bonds and other similar instruments, listed cash equities and CFDs.

Through its research initiatives, Winton is constantly looking for new opportunities to add eligible markets to the portfolio, thus further increasing the portfolio’s diversification.

An Emphasis on Diversification

The Diversified Program strives to maintain a diversified portfolio because holding positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. Research has demonstrated that use of a sophisticated and systematic schema for placing orders in a wide array of markets increases the possibility that an overall profit maybe realized after a sufficient period of time. Whilst Winton intends to seek to diversify the portfolio as it deems appropriate and consistent with the investment objective of the Diversified Program, the extent of diversification of the portfolio may change from time to time. If the portfolio is concentrated in a small number of investments, the portfolio will be subject to a greater level of volatility.

An Emphasis on Managing Risk

The management of risk is an integral part of the Trading System. Return and risk are two sides of the same coin. It is impossible to achieve a given level of return without accepting a certain amount of risk. Winton’s focus within risk management is on targeting, measuring and managing risk. Owing to the leverage inherent in futures trading, position sizes are set according to Winton’s expectation of the risk that such positions will provide rather than the amount of capital required to fund such positions.

In the experience of Winton’s management, efforts to preserve capital have a greater effect on rate of return than does the identification of profitable trading opportunities. The following serve as examples, but do not begin to describe the many efforts Winton makes to attempt to limit risk. However, there is no assurance that any of these efforts will succeed in lessening the possibility or size of a loss.

The Setting of Volatility Estimates and Gearing (Leverage)

Each day, the Trading System sets volatility parameters (known as the “instantaneous forecast standard deviation”) for each position held in the portfolio. The purpose of these parameters is to estimate the likely size of a market shift (whether up or down), in much the same way as the futures exchanges estimate the likely market shift when deciding how to set the initial margin for a future or the daily price limits for a market.

The primary determinant of the daily volatility parameters is the amount of leverage or level of gearing used by the Diversified Program. The leverage or gearing may be measured in terms of the Diversified Program’s margin-to-equity ratio. This ratio is calculated by dividing the amount of margin posted with the futures commission merchant by the value of the portfolio. The Diversified Program’s long-term annualized volatility target is currently approximately 10% (please note that if applied to a managed account, a fully-funded managed account is assumed). However, it should be noted that the Diversified Program’s instantaneous forecast standard deviation (defined as the instantaneous risk Winton expects within the 24 hours following that particular instant) may vary outside these limits. In order to target a given level of long-term risk the instantaneous risk is allowed to fluctuate within a range around the long term risk target. In order to achieve the long-term risk target the correlation between different markets is estimated by the Diversified Program, and is employed in the calculation of the overall level of gearing which is reset on a daily basis.

The level of gearing typically used by the Diversified Program is normally determined by targeting a long-term daily standard deviation of less than 1 percent of the value of the portfolio as a whole. The long-term standard deviation refers to the long-term average risk that Winton expects over a number of months. However, it should be noted that the Diversified Program’s instantaneous forecast standard deviation (defined as the instantaneous risk Winton expects within the next 24 hours) will vary outside these limits. In order to maintain a given level of long-term risk, the instantaneous risk is allowed to fluctuate within a range around the long-term risk target.

Additionally, from time to time, the long-term standard deviation (defined as the long term average risk that Winton expects over a number of months) may also be above or below these limits, thereby having an impact upon the level of gearing used by the Diversified Program. For example, in the event that exceptional market conditions arise, such as the threat of closure of an exchange or other loss of liquidity, it may be determined to operate the Diversified Program at a lower level of gearing.

Monitoring Slippage

Slippage refers to the difference between the market price at the time an order is placed to purchase or sell a contract and the actual price paid to make the purchase or sale. One of the main causes of slippage is attempting to fill an order that is too large to be absorbed easily by the market. Winton monitors slippage primarily to make prompt adjustment in position size and thereby avoid having to give up potential profits.

Use of Stress Testing

Winton conducts frequent stress testing of its models utilizing proprietary simulation software which attempts to measure risk from several perspectives.

The trading methods applied by Winton in its Diversified Program are proprietary, complex and confidential. As a result, the explanation above is of necessity general in nature and not intended to be exhaustive. Winton plans to continue the research and development of its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the Financial Instruments traded and/or the money management principles applied. Such ongoing revisions, unless deemed material, will not be made known to clients.

The trading strategy and account management principles described here are factors upon which Winton may base its trading decisions. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made on behalf of the Diversified Program or that consideration of any of these factors in a particular situation will lessen a client’s risk of loss or increase the potential for profits.

Execution of Orders and Order Allocation

Winton will select the type of order to be used in executing client trades and may use any type of order permitted by the exchange on which the order is placed or accepted by a counterparty where the order is executed over the counter.

Winton may place individual orders for each account or a block order for all accounts in which the same Financial Instrument is being cleared through the same futures commission merchant (“FCM”) or broker-dealer. When using a block order, Winton will allocate trades to accounts using a proprietary algorithm. The aim of this algorithm is to achieve an average price for transactions as close as mathematically possible to the mean for each account. This takes the form of an optimization process where the objective is to minimize the variation in the average allocated price for each account. On occasion, it may direct the FCM or broker-dealer for the accounts to apply its own neutral order allocation system to assign trades. Partial fills are allocated in proportion to account size.

PAST PERFORMANCE OF WINTON

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX— WINTON— PAST PERFORMANCE OF WINTON” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF WINTON

Winton Diversified Program Without Equities

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Diversified Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2011		2010	2009	2008	2007	2006
January	0.11%		-2.51%	0.92%	3.92%	4.03%	3.93%
February	1.62%		2.29%	-0.32%	8.21%	-6.39%	-2.74%
March	0.20%		4.64%	-1.78%	-0.92%	-4.13%	3.88%
April	3.06%		1.58%	-3.08%	-0.97%	6.13%	5.68%
May	-2.22%		-0.85%	-2.08%	1.95%	5.04%	-3.21%
June	-2.55%		1.46%	-1.31%	5.22%	1.83%	-1.34%
July	4.64%		-2.83%	-1.55%	-4.66%	-1.38%	-0.62%
August	1.55%		4.92%	0.31%	-3.09%	-0.96%	4.58%
September	0.20%		0.84%	2.73%	-0.38%	6.83%	-1.43%
October	-2.35%		2.62%	-1.54%	3.65%	2.38%	1.43%
November			-2.23%	5.12%	4.48%	2.45%	3.10%
December			3.89	-2.53%	1.93%	0.12%	2.03%
Year	4.08 (10 months	% )	14.27%	-5.39%	20.25%	16.13%	15.83%

Name of CTA:	Winton Capital Management
Name of Portfolio:	Winton Diversified Trading Program Without Equities
Inception of Trading by CTA:	October 1997
Inception of Trading of the Portfolio:	October 1997
Number of Open Accounts at October 31, 2011:	63
Total Assets Managed by CTA:	$25,983,498,000
Total Assets Traded According to the Program:	$16,896,494,000
Worst Monthly Percentage Draw-down past five years and Year-to-Date:	-6.39% (February 2007)
Worst Peak-to-Valley Draw-down past five years and Year-to-Date :	-10.25% (February 2007 to March 2007)
Number of Profitable Closed Accounts past five years and Year-to-Date:	4
Number of Unprofitable Closed Accounts past five years and Year-to-Date:	0

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

“Draw-down” means losses experienced by the trading program over a specified period.

“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

FRONTIER MASTERS SERIES APPENDIX

The information set forth on pages Frontier Masters App.—4 through Frontier Masters App.—6 is hereby deleted in its entirety and replaced with the following:

Diversification Summary

The Frontier Fund—THE FRONTIER MASTERS SERIES

Trading Advisors and/or Reference Programs	Program	Interest Rates	Currencies	Stock Indices	Metals	Energies	Agriculturals	Total
Cantab Capital Partners LLP	Aristarchus Program	25%	39%	15%	8%	8%	5%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology	17%	17%	16%	17%	17%	16%	100%
Transtrend B.V.	Diversified Trend Program-Enhanced Risk/USD	22%	30%	15%	8%	12%	13%	100%
Winton Capital Management, Ltd.	Diversified Program	28%	18%	20%	15%	13%	6%	100%
Frontier Masters Series Program	N/A	22%	28%	16%	12%	12%	10%	100%

PAST PERFORMANCE OF MASTERS SERIES-1

The Capsule Performance Table which follows sets forth the actual past performance of the Masters Series-1 units during the period covered by the table.

Month	2011		2010	2009
January	1.20%		-3.54%	—
February	0.71%		-0.37%	—
March	-1.75%		4.32%	—
April	5.07%		0.57%	—
May	-4.88%		-1.46%	—
June	-3.93%		-0.20%	-2.03%
July	3.78%		-1.70%	-1.64%
August	0.25%		4.24%	-0.30%
September	-0.25%		3.56%	2.33%
October	-4.39%		4.05%	-0.57%
November			-2.92%	2.52%
December			2.57%	-5.74%
Year to date	-4.58 (10 months	% )	9.00%	-5.54 (7 months	% )

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Masters Series-1
Inception of Trading of Frontier Masters Series-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Masters Series-1 as of October 31, 2011:	$49,931,647.35
Net Asset Value of Frontier Masters Series-1 as of October 31, 2011:	$34,493,533.27
Worst Monthly Percentage Draw-down:	-5.74% (Dec 2009)
Worst peak-to-valley Draw-down:	-9.41% (Nov 2009 to Feb 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Masters Series-1 performance table sets forth the actual performance of the Frontier Masters Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Masters Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**

“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF MASTERS SERIES-2

The Capsule Performance Table which follows sets forth the actual past performance of the Masters Series-2 units during the period covered by the table.

Month	2011		2010	2009
January	1.36%		-3.40%	—
February	0.85%		-0.24%	—
March	-1.60%		4.48%	—
April	5.22%		0.71%	—
May	-4.74%		-1.33%	—
June	-3.78%		-0.04%	-1.92%
July	3.93%		-1.56%	-1.49%
August	0.41%		4.40%	-0.15%
September	-0.10%		3.73%	2.49%
October	-4.25%		4.19%	-0.47%
November			-2.77%	2.67%
December			2.72%	-5.60%
Year to date	-3.17 (10 months	% )	10.94%	-4.63 (7 months	% )

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Masters Series-2
Inception of Trading of Frontier Masters Series-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Masters Series-2 as of October 31, 2011:	$27,632,383.58
Net Asset Value of Frontier Masters Series-2 as of October 31, 2011:	$19,302,731.02
Worst Monthly Percentage Draw-down:	-5.60% (Dec 2009)
Worst peak-to-valley Draw-down:	-9.03% (Nov 2009 to Feb 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Masters Series-2 performance table sets forth the actual performance of the Frontier Masters Series-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Masters Series-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 2.0%

•	On-going service fees: 0.25%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX

The information set forth on pages Frontier Long/Short Commodity App.—4 through Frontier Long/Short Commodity App.—7 is hereby deleted in its entirety and replaced with the following:

Diversification Summary

The Frontier Fund—THE FRONTIER LONG/SHORT COMMODITY SERIES

Frontier Long/ Short Commodity Series Trading Advisors	Program	Grains	Livestock	Softs	Energies	Industrial Metals	Precious Metals	Financials	Total
Beach Horizon	Horizon	10%	10%	10%	10%	10%	10%	40%	100%
Global Advisors	Global Commodity Systematic	20%	12%	7%	25%	23%	13%	0%	100%
Mesirow	Absolute Return Strategy	25%	0%	10%	20%	5%	15%	25%	100%
Red Oak	Fundamental Trading	15%	5%	10%	15%	15%	15%	25%	100%
Rosetta	Rosetta Trading	30%	70%	0%	0%	0%	0%	0%	100%
Strategic Ag	Grains Trading	100%	0%	0%	0%	0%	0%	0%	100%
Non-Major Advisors	N/A	12%	23%	11%	18%	4%	6%	26%	100%
Frontier Long/Short Commodity Series	N/A	25%	16%	8%	14%	9%	9%	19%	100%

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-1A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-1a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2011		2010	2009
January	7.08%		-5.19%	—
February	3.29%		0.54%	—
March	0.81%		2.66%	—
April	4.65%		3.87%	—
May	-3.72%		-4.15%	—
June	-5.85%		-2.83%	-2.47%
July	5.37%		0.43%	0.52%
August	-1.44%		0.94%	-0.59%
September	-6.10%		8.03%	1.14%
October	0.77%		6.43%	1.00%
November			-0.74%	3.92%
December			6.12%	-1.90%
Year	3.94 (10 months	% )	16.22%	1.49 (7 months	% )

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Long/Short Commodity Series-1a
Inception of Trading of Frontier Long/Short Commodity Series-1a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-1a as of October 31, 2011:	$17,863,723.29
Net Asset Value of Frontier Long/Short Commodity Series-1a as of October 31, 2011:	$17,309,701.40
Worst Monthly Percentage Draw-down:	-6.10% (Sep 2011)
Worst peak-to-valley Draw-down:	-11.61% (Apr 2011 to Sep 2011)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Long/Short Commodity Series-1a performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-1a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

•	Initial service fees and on-going service fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable Series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-2A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-2a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2011		2010	2009
January	7.24%		-5.09%	—
February	3.43%		0.67%	—
March	0.96%		2.82%	—
April	4.80%		4.02%	—
May	-3.58%		-4.02%	—
June	-5.71%		-2.67%	-2.36%
July	5.51%		0.57%	0.64%
August	-1.28%		1.09%	-0.45%
September	-5.96%		8.18%	1.29%
October	0.92%		6.58%	1.17%
November			-0.59%	4.07%
December			6.28%	-1.77%
Year	5.47 (10 months	% )	18.24%	2.48 (7 months	% )

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Long/Short Commodity Series-2a
Inception of Trading of Frontier Long/Short Commodity Series-2a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-2a as of October 31, 2011:	$10,251,741.04
Net Asset Value of Frontier Long/Short Commodity Series-2a as of October 31, 2011:	$10,202,399.11
Worst Monthly Percentage Draw-down:	-5.96% (Sep 2011)
Worst peak-to-valley Draw-down:	-10.95% (Apr 2011 to Sep 2011)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Long/Short Commodity Series-2a performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-2a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-2a. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

BEACH HORIZON

PAST PERFORMANCE OF BEACH HORIZON

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—BEACH HORIZON—PAST PERFORMANCE OF BEACH HORIZON” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF BEACH HORIZON

The Capsule Performance Table which follows presents the performance results of the Beach Horizon Fund Limited for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Beach Horizon Fund Limited

Month	2011		2010	2009	2008	2007	2006
January	0.94%		-4.08%	0.66%	9.67%	1.85%	6.25%
February	3.68%		-0.15%	0.78%	20.07%	-2.91%	-4.08%
March	-2.53%		4.89%	-3.73%	-2.55%	-2.41%	6.73%
April	4.20%		2.14%	-2.93%	-4.04%	5.03%	9.63%
May	-4.93%		-8.42%	-1.43%	2.60%	4.98%	-1.87%
June	-4.03%		0.26%	-2.53%	6.13%	4.20%	-3.75%
July	5.56%		-4.76%	-1.23%	-11.02%	-6.78%	-5.61%
August	0.46%		4.04%	3.64%	-4.10%	-9.28%	0.98%
September	-0.61%		2.77%	1.91%	6.84%	7.91%	-2.99%
October	-6.54%		7.82%	-4.39%	17.50%	9.62%	4.31%
November			-4.34%	7.62%	6.30%	-2.36%	0.80%
December			9.80%	-2.44%	4.67%	5.87%	2.06%
Year	-4.47 (10 months	% )	8.65%	-4.62%	59.82%	14.65%	11.76%

Name of CTA:	Beach Horizon LLP
Name of program:	Beach Horizon Fund Limited
Inception of trading by CTA:	May 2005
Inception of trading in program:	May 2005
Largest monthly drawdown:	-11.02% July 2008
Largest peak-to-valley drawdown:	-15.63% (peak Feb 2009, valley July 2010)
Total Assets in the Strategy:	$757,000,000
Totals Assets in the Fund:	$122,000,000

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	“Draw-down” means losses experienced by the trading program over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

GLOBAL ADVISORS

The disclosure included under the heading “GLOBAL ADVISORS—TRADING PROGRAM” is hereby deleted in its entirety and replaced with the following:

TRADING PROGRAM

Investment Objective

The objective of Global Advisors’ Global Commodity Systematic strategy (“the Program”) is to seek profits from commodity interest transactions while taking reasonable steps to protect capital relative to the rates of return sought. The investment objective of the Program is long-term appreciation of assets, and that investment horizon is consistent with the long-term, cyclical nature of the underlying commodities which frequently experience volatility during the course of their price cycles. Global Advisors attempts to accomplish this objective by following the trading methods set forth below.

Investment Program

To achieve its investment objective, Global Advisors may invest in, trade, buy (on margin or otherwise), sell (including short sales), and otherwise acquire, hold, dispose of, and deal in futures and commodities interests of all types, forward contracts, futures contracts, derivatives of any type including options, swaps and warrants, (provided these are exchange cleared) and other instruments referred to as futures, derivatives or forwards. Global Advisors will typically seek to gain exposure to the commodity markets by primarily, but not exclusively, investing in commodity futures.

Global Advisors utilizes a fully automated and systematic quantitative trading and portfolio management tool which typically trades in 30-40 different commodity instruments designated by the Investment Manager (the “Program Set”) including energies, meats, grains, softs, tropicals and metals (both precious and industrial). The Program has been designed by Global Advisors to offer further diversification within the commodity niche by trading inter- and intra-commodity spreads (such as crack spreads and term structure) in addition to outright commodities. The Program trades only exchange-cleared instruments and does not take positions in options. Under exceptional market circumstances (such a when a market is subject to a lock limit) Global Advisors may use options to create a synthetic futures position for risk management purposes.

The Models

The Program combines separate models which have been developed in part from the underlying premise that ‘solving’ markets is a signal processing challenge: essentially, a chart of commodity prices is a ‘noisy’ signal. The models therefore use various signal processing algorithms as well as other approaches in order to ascertain how rapidly prices are cycling. The models have many common characteristics:

•

The risk budget allocated to each instrument is, by default, equal (so that measured by value, the model will allocate a smaller position to a commodity with a more volatile price history). Differences can arise however, generally as a result of liquidity constraints.

•

All models utilize some form of dynamic portfolio leverage in order to maintain overall expected volatility in a fairly narrow range so that as the general level of volatility rises, positions are trimmed back.

•	All models use the same approach across all the markets traded, and are based on daily data.

•	Information utilized in the models includes price, implied and historical volatility, volume, open interest and various fundamental data.

•	Turnover is quite low—typically, each instrument will change its position direction (i.e. from long to short, or vice versa) around once per month.

Each model currently utilized by the Program is described in greater detail below:

Model 1: this model adopts an approach which is best described as “breakout following”. For each instrument traded, a signal processing algorithm ascertains the dominant frequency of the current market. This drives the look-back period used to determine the amount of noise the model will accept before it comes to the conclusion that a new trade should be initiated. This model always generates positions in every instrument in the Program Set on either a long or short basis.

Model 2: this model utilizes different signal processing algorithms from Model 1 to separate the signal from the noise for each instrument traded. It then applies a break-out following approach to enter those markets which it assesses as having the most favorable risk/reward characteristics. It does not necessarily have positions in all instruments in the Program Set (for example if it has not identified a “breakout” or it assesses the risk/reward ratio to be insufficient).

Model 3: In contrast to the first two models, this model runs a large number of systematic strategies on each instrument traded, and proposes trades only in those strategies which it assesses as currently offering the best risk/reward characteristics. This produces a composite ‘mini-portfolio’ at the instrument level. It then repeats this exercise for all instruments in the Program Set, allocating risk only to those commodities which it has assessed as having superior risk/reward characteristics. The model places stops across many price points to reduce the market impact of trades and improve slippage. Model 3 does not necessarily have positions in all instruments in the Program Set.

Model 4: This model resembles Models 1 & 2 in that it uses only price data (no fundamentals) and is trend-following, but unlike Models 1 & 2 (which use signal processing to characterize the current market conditions and adapt), this model uses an entirely different (and we believe, novel) methodology to identify trends and select candidate markets from our commodity ‘universe’.

Model 5: This model uses fundamental data (including inventories) on the six base metals (copper, aluminium, zinc, nickel, tin & lead) to construct a relative value portfolio. This portfolio may have a long or short bias (i.e. it makes no attempt to be “market neutral”) but its aim is to generate returns which are substantially different in nature from those derived from our other models.

Model 6: This model looks at groups of correlated or “connected” instruments (e.g. the correlations in certain markets such as grains and the connectedness of heating oil & natural gas due to their winter heating use). The model searches amongst a large universe of these instrument groups or “baskets” and looks to position itself within a selection of the baskets with the best perceived reward/risk attributes. Turnover is fairly high compared with our other models and time-frame is much shorter—hold periods of just a few days, typically.

Risk Overlay

Risk overlay is achieved using Value at Risk (“VAR”). The Program targets volatility of between 8%-12%. This is consistent with a VAR, at one day horizon, 98% confidence in the range 1%-1.5%. VAR is measured using historical data over three sample periods: 50 days, two years and ten years, and at each interval the VAR is capped at 2% of the portfolio level. Should the VAR cap be exceeded, then positions across the entire portfolio are reduced on a pro rata basis. Additionally, under some circumstances (e.g. where liquidity becomes very poor) Global Advisors may intervene on a discretionary basis to reduce risk on a pro rata basis.

Global Advisors trades on United States and non-United States exchanges and markets. Because the particular investments that are made by Global Advisors depend upon the trading opportunities at the time, it is not possible to estimate what portion of a Client’s investments will be in such different markets in the future.

PAST PERFORMANCE OF GLOBAL ADVISORS

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—GLOBAL ADVISORS—PAST PERFORMANCE OF GLOBAL ADVISORS” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF GLOBAL ADVISORS

The Capsule Performance Table which follows presents the composite performance results of the Global Commodity Systematic Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Absolute Return Strategy

Month	2011		2010	2009	2008	2007	2006
January	0.99%		-2.33%	-0.13%	3.09%	0.13%	6.24%
February	1.47%		-2.01%	0.38%	10.47%	2.55%	-1.16%
March	-0.62%		3.63%	-1.32%	-3.74%	-0.58%	2.69%
April	1.38%		0.16%	-0.12%	1.46%	1.93%	9.67%
May	-6.64%		-6.17%	1.25%	2.60%	-1.33%	0.83%
June	-3.17%		-2.07%	-0.45%	2.12%	0.63%	-0.18%
July	0.11%		-0.21%	-0.58%	-3.68%	2.32%	-1.51%
August	-1.83%		-0.66%	1.70%	-1.84%	-4.65%	-0.17%
September	0.49%		4.58%	-0.72%	2.35%	9.40%	2.58%
October	-0.99%		4.50%	-0.24%	5.23%	2.83%	2.09%
November			0.67%	2.83%	0.84%	-1.40%	0.45%
December			2.75%	-0.75%	0.60%	2.75%	-0.97%
Year	-8.73 (10 months	% )	2.28%	1.78%	20.39%	14.87%	21.91%

Name of CTA:	Global Advisor and Global Advisor (Jersey) Ltd.
Name of Program:	Global Commodity Systematic Program
Inception of trading by CTA:	July 2005
Inception of trading in program:	July 2005
Total Client Assets Under Management Traded Pursuant to Trading Program (including Notional Funds):	$210,829,516
Total Client Assets Under Management Traded Pursuant to Trading Program (excluding Notional funds):	$77,175,791
Total Assets Under Management all Programs (including Notional Funds):	$210,829,516
Total Assets Under Management all Programs (excluding Notional Funds):	$210,829,516
Number of Client Accounts Open:	11
Worst Monthly Percentage Draw-down*:	-6.64% 05/11
Worst Peak-to-Valley Draw-Down:	-11.61% 05/11/- 10/11
Number of Accounts Using Trading Program Closed with Profits:	1
Number of Accounts Using Trading Program Closed with Losses:	6

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	“Draw-Down” means losses experienced by the trading program over a specified period.

“Worst Monthly Percentage Draw-Down” is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

“Worst Peak-to Valley Draw-Down” is greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

The Monthly Rate of Return is computed by dividing Monthly Performance by Beginning Equity plus Additions. The monthly rates are then compounded to arrive at the annual rate of return. The above performance history contains the accounts traded under Global Advisors and Global Advisors (Jersey) Ltd, which are both traded under same trading program.

MESIROW

The disclosure included under the heading “MESIROW—Principals of Mesirow” is hereby deleted in its entirety and replaced with the following:

Principals of Mesirow

Gary Klopfenstein, Thomas C. Willis, Richard S. Price, Kristie P. Paskvan, Jeffrey M. Levine, Mesirow Financial Services, Inc. and Mesirow Financial Holdings, Inc. are the principals of Mesirow, and the business backgrounds of the principals involved in operations and trading are disclosed below.

Gary Klopfenstein

Gary Klopfenstein is Senior Managing Director and Head of Direct Alternative Investments for Mesirow Financial Investment Management. He is the Chief Investment Officer of the Mesirow Financial Currency Management division, a member of Mesirow Financials Executive Committee since January of 2009 and was appointed to the firm’s Board of Directors in June of 2011. He has been registered as an associated person and listed as an NFA associate member of Mesirow Financial Inc., a financial services firm, effective August 3, 2004 through August 24, 2005 where he was a Senior Managing Director. Mr. Klopfenstein has been registered as an associated person and listed as a principal and NFA associate member of Mesirow since 2006. Mr. Klopfenstein provides general management oversight and strategic direction for Mesirow. Mr. Klopfenstein graduated from Illinois Wesleyan University in May 1985, Summa Cum Laude, with a BA in Business Administration.

Thomas C. Willis

Thomas C. Willis is Managing Director and Senior Strategist of Mesirow Financial Commodities Management, LLC. Tom has over 30 years experience as a commodity trader and money manager. Prior to joining Mesirow Financial Mr. Willis had been the President of Willis Trading Group since May of 2003. He was registered as an associated person and listed as an NFA associate member of Mesirow Financial Commodities Management LLC effective May 10, 2007. Mr. Willis has been registered as a principal of Mesirow effective April 15, 2011. He is responsible for research and formulation of portfolio strategy. Mr. Willis is currently a member of the Chicago Board of Trade and previously served on governance committees. He received his BA degree in Economics from Valparaiso University.

Jeffrey M. Levine

Jeffrey M. Levine is the chief compliance officer and associate general counsel for each of Mesirow Financial Holdings, Inc. and its subsidiaries (collectively, “Mesirow Financial”) and has served in this capacity since December 2008. In this position Jeff is responsible for Mesirow Financial’s overall compliance with applicable regulatory organizations rules and regulations such as the Financial Industry Regulatory Authority, the U.S. Securities and Exchange Commission, the Commodities Futures Trading Commission, the National Futures Association and various other federal, state and, foreign regulatory agencies. Jeff has been registered as an associated person and listed as a principal of Mesirow Financial Alternative Investments LLC since December 2011 and August 2011, respectively, and has been has been registered as an associated person and listed as a principal of Mesirow Financial Commodities Management LLC since February 2011 and April 2011, respectively. Prior to joining Mesirow Financial in December 2008, Jeff was an attorney advisor in the regulation division of the SEC, where he was responsible for reviewing the compliance of registered entities with federal securities regulations and self-regulatory agency rules from February 2004 to December 2008. He also was assigned to the Enforcement Division of the SEC. Prior to his tenure at the SEC, Jeff was an assistant Cook County state’s attorney from September 1995 to February 2004. Jeff holds a juris doctor degree from DePaul University College of Law and a bachelor of arts degree in economics from Northwestern University. He holds multiple securities licenses, has passed the S&II’s UK Principles of Regulation examination and is a chartered alternative investment analyst.

Mesirow Financial Services, Inc.

Mesirow Financial Services, Inc. was listed as a principal of Mesirow effective May 11, 2006.

Mesirow Financial Holdings, Inc.

Mesirow Financial Holdings, Inc. was listed as a principal of Mesirow effective May 31, 2011.

PAST PERFORMANCE OF MESIROW

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—MESIROW—PAST PERFORMANCE OF MESIROW” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF MESIROW

The following summary performance information reflects the composite performance of Mesirow’s Absolute Return Strategy Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Absolute Return Strategy

Month	2011	2010	2009	2008	2007	2006
January	0.15%	0.43%	0.59%	-1.56%	-0.13%	5.31%
February	-0.31%	0.36%	0.07%	5.13%	-1.20%	-0.85%
March	-0.53%	-0.14%	-1.10%	2.94%	-0.20%	0.44%
April	-0.48%	0.39%	-0.14%	0.77%	1.43%	1.24%
May	0.12%	0.57%	0.62%	0.77%	0.76%	3.40%
June	0.05%	0.44%	-0.28%	1.72%	1.98%	2.47%
July	-0.22%	-0.30%	0.05%	0.55%	-0.30%	-0.14%
August	0.27%	1.00%	0.36%	1.77%	-0.86%	5.02%
September	0.57%	-0.20%	-0.62%	1.54%	3.94%	3.08%
October	-0.41%	0.70%	-0.09%	0.69%	2.33%	1.88%
November		0.05%	1.20%	0.15%	2.00%	2.36%
December		0.73%	-0.81%	-0.85%	1.59%	0.04%
Year	-0.79% (10 months)	4.10%	-0.35%	14.32%	11.81%	26.87%

Name of CTA:	Mesirow Financial Commodities Management, LLC
Name of Program:	Absolute Return Strategy
Inception of trading by CTA:	June 2005
Inception of trading in program:	June 2005
Number of open accounts:	59 accounts
Advisor assets under management:	$946,233,332 million
Program assets under management:	$876,800,000 million
Largest monthly draw-down:	(-1.56%) January 2008
Largest peak-to-valley draw-down:	(-1.56%) December 2007 to January 2008
Number of accounts opened and closed with positive net lifetime performance:	27 accounts
Range of returns for accounts opened and closed with positive net lifetime performance:	0.01% to 0.82%
Number of accounts opened and closed with negative net lifetime performance:	66 accounts
Range of returns for accounts opened and closed with negative net lifetime performance:	-0.10% to -1.10%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

* “Draw-down” means losses experienced by the trading program over a specified period.

** “Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

RED OAK

The disclosure included under the heading “RED OAK—Principals of Red Oak” is hereby deleted in its entirety and replaced with the following:

Principals of Red Oak

Gary A. Gerstein

During the last five years and since August 1991, Gary A. Gerstein has been Chief Investment Officer, Managing Director, President, and Secretary of Red Oak and is responsible for all investment aspects of the firm. Mr. Gerstein developed the firm’s fundamental investment approach and methodology and is responsible for the implementation of this strategy. Mr. Gerstein became both a principal and an associated person of Red Oak effective August 27, 1991.

Red Oak was registered as a CTA on July 12, 1991. Red Oak (in its predecessor form) was registered as a CTA on March 7, 1990 and was merged with Red Oak Advisors, Inc., an affiliate which conducted a securities investment advisory business. During the period from incorporation on December 4, 1989 to March 1990, Red Oak (in its predecessor form) was conducting activities in order to prepare for its anticipated launch as a CTA, such as creating its infrastructure and related necessities. The combined company took the name Red Oak Commodity Advisors, Inc. Red Oak no longer provides such securities investment advisory services.

Mr. Gerstein received his MA in Economics from Rutgers University and his BS in Economics from New York University. He also has obtained the Chartered Financial Analyst (“CFA”) designation. The CFA is an international professional certification issued by the CFA Institute (formerly AIMR) to qualified candidates who complete a series of three examinations. The CFA curriculum includes these topic areas: Ethical and Professional Standards; Quantitative Methods (such as the time value of money, and statistical inference); Economics; Financial Reporting and Analysis; Corporate Finance; Analysis of Investments (stocks, bonds, derivatives, venture capital, real estate, etc.); Portfolio Management and Analysis (asset allocation, portfolio risk, performance measurement, etc.). CFA Charter holders are also obligated to adhere to a strict Code of Ethics and Standards governing their professional conduct.

Phyllis Weaver

From August 1991 through July 2011, Phyllis Weaver was the Director of Marketing and Client Services, Managing Director, and Treasurer of Red Oak and executed all administrative aspects of the firm. At present, Ms. Weaver is less active in the daily operations of the firm. Her role now is principally as an advisor to Gary Gerstein in marketing and client services and overseer of the firm’s financial accounting, compliance and administration. She became both a principal and an associated person of Red Oak on August 27, 1991 and member of the NFA since September 4, 1991.

Ms. Weaver attended the Stanford University Graduate School of Business. Ms. Weaver was on the faculty of Harvard University, Graduate School of Education, first as an Assistant Professor and finally as an Associate Professor.

Ms. Weaver received an MBA from Stanford University; a PhD in Language Communications and an MEd in Higher Education, both from the University of Pittsburgh; she was granted a BS in Education from Ohio State University

Red Oak will conduct its trading for its allocation from the Frontier Long/Short Commodity Series units through a trading company pursuant to Red Oak’s Fundamental Trading Program.

PAST PERFORMANCE OF RED OAK

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—RED OAK —PAST PERFORMANCE OF RED OAK” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF RED OAK

The following summary performance information reflects the composite performance of Red Oak’s Fundamental Trading Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fundamental Trading Program

Month	2011	2010	2009	2008	2007	2006
January	0.83%	-4.10%	2.25%	-0.02%	2.41%	7.78%
February	2.52%	0.63%	0.53%	3.27%	0.40%	-5.33%
March	-2.34%	3.56%	0.18%	-12.82%	0.05%	11.26%
April	3.99%	1.72%	4.84%	-4.32%	4.36%	13.67%
May	-4.11%	-1.92%	7.59%	-2.69%	1.32%	0.14%
June	-2.07%	-0.70%	-2.34%	-0.38%	0.70%	-3.48%
July	1.06%	0.63%	2.45%	-3.43%	2.23%	-0.52%
August	-1.74%	-1.82%	0.97%	7.17%	-0.01%	2.69%
September	-6.57%	7.43%	3.40%	0.62%	5.44%	-0.22%
October	5.02%	4.51%	-0.66%	13.35%	6.62%	1.77%
November		1.53%	4.01%	1.58%	1.53%	1.85%
December		4.67%	0.07%	-1.96%	0.84%	-0.84%
Year	-3.90% (10 months)	16.71%	25.45%	-1.86%	28.92%	30.67%

Name of CTA:	Red Oak Commodity Advisors, Inc.
Name of Program:	Fundamental Trading Program
Inception of trading by CTA:	December 1989
Inception of trading in program:	December 1989
Number of open accounts:	6
Aggregate assets (including “notional” funds) at October 31, 2011:	$120,420,000 (estimate)
Assets in this trading program (including “notional” funds) at October 31, 2011:	$120,420,000 (estimate)
Largest monthly draw-down, past five years and year-to-date:	-12.82% (03/08)
Largest peak-to-valley draw-down, Past five years and year-to-date:	-21.91% (03/08-07/08)
Number of accounts opened and closed with Positive Net Lifetime ROR, past five years and year-to-date:	0
Number of accounts opened and closed with Negative Net Lifetime ROR, past five years and year-to-date:	1(11.53%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	“Draw-down” means losses experienced by the trading program over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

NOTES TO PERFORMANCE INFORMATION

For periods beginning after January 31, 1993, Red Oak has adopted a new method of computing rate-of-return and performance disclosure, referred to as the “Fully-Funded Subset” method, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant monthly rates of return are representative of the trading program. Red Oak has performed these computations for periods subsequent to January 31, 1993. For periods prior to February 1, 1993, there were no notionally funded accounts. Subsequent to May 2001, there were no fully-funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds). Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. In reviewing the foregoing description of Red Oak’s performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance record. Such composite performance is not necessarily indicative of any individual account. The fees and charges applicable to individual accounts in the foregoing composite performance records are not specifically described herein. However, the following is a general description of the charges applicable to such accounts.

Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month.

Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis.

Management fees are charged to certain of the accounts managed by Red Oak for trading management services. Management fees range from 0% to 1/3 of 1% (0% to 4% annually) of equity subject to management fees at the end of each month.

Incentive fees are charged to the accounts managed by Red Oak based on the trading profits or losses earned each month. Incentive fees are charged at rates ranging from 15% to 25% of new trading profits, as defined. These fees are accrued monthly and are payable either quarterly, or annually.

In addition, the following terms used in describing all performance information are defined as follows:

“Aggregate assets (including “notional” funds)” is the aggregate amount of equity under management overall as of the end of the period covered by the capsule. “Notional” funds represent an amount in addition to actual assets which Red Oak is instructed by a client to treat as equity in an account, but which is not on deposit in (or available in respect of) such client’s account.

“Aggregate assets in this trading program (excluding “notional” funds)” is the aggregate amount of actual equity under management in the program as of the end of the period covered by the capsule.

“Draw-down” means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in composite records. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end assets only.

“Largest peak-to-valley draw-down” means the greatest percentage decline from any month-end net asset value of the performance of the accounts traded, on a composite basis or in respect of an individual account, due to overall loss sustained by such accounts during any period, which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end, although the peak may have occurred outside of the past five years and year-to-date. In Dollar terms, for example, if the net asset value of an account declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider the “draw-down” to be still continuing and to be $3 in amount, whereas if such account had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

“Monthly rate of return” for each month subsequent to January 1993 is calculated by dividing the net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return, pursuant to the Fully-Funded Subset method. For each month prior to February 1993, “monthly rate of return” is calculated pursuant to the time-weighting method, dividing the net performance by the beginning equity in each month, except in periods of significant additions or withdrawals of equity to accounts. In such instances, beginning equity has been adjusted by time-weighted additions and withdrawals; i.e., beginning equity has been adjusted upwards (increased) by time-weighted additions and downwards (decreased) by time-weighted withdrawals. Subsequent to May 2001 there were no Fully-Funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds).

“Compound annual rate of return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For example, the compound rate of return of 21.16% for the year 2005 in Table I was calculated by multiplying 100 by the quantity [[(1-.1002)(1+.0328)(1.1257)(1-.0746)(1+.0527)(1+.0289)(1+.0648)(1+.0337)(1+.1873)(1-.0305) (1+.0887)(1+.0786)] minus 100]. For periods of less than one year, the results are year-to-date.

ROSETTA

The disclosure included under the heading “ROSETTA” is hereby deleted in its entirety and replaced with the following:

ROSETTA

Background of Rosetta

Rosetta, an Illinois limited liability company, became registered under the CE Act as a CTA in May 1997. Rosetta also is a member of the National Futures Association.

Rosetta’s main business address is 190 S. LaSalle Street, Suite 3000, Chicago, Illinois 60603.

Rosetta’s principal, James Green,is a founding member of Rosetta (along with the late Michael Swinford) and has over 30 years of trading experience. They selected the Rosetta name because of its dual significance as Mr. Green’s home township (under the slightly different spelling Rozetta) and because they believe Rosetta holds the key to trading just as the Rosetta Stone, an ancient Egyptian artifact, held the key to modern understanding of ancient hieroglyphic writing.

Principals of Rosetta

James Green

Jim Green is a founding principal of Rosetta. Mr. Green is responsible for all aspects of Rosetta’s operations and trading decisions. He and the late Michael Swinford registered Rosetta in May 1997. Mr. Green became registered as an associated person and listed as a principal and NFA associate member of Rosetta effective May 22, 1997.

Mr. Green’s agricultural experience began during his childhood on a grain and livestock farm in Henderson County in Western Illinois. He attended Western Illinois University in Macomb, Illinois, where he earned a bachelor’s degree in Finance with a minor in Economics. Mr. Green supported himself through college by working for DeKalb Ag Research. Upon graduation, he entered the DeKalb management training program and was quickly promoted to District Sales Manager.

In 1979, Mr. Green entered the Management Trainee Program at Heinold Commodities. After completion of the program he was appointed Regional Sales Manager of Heinold’s Central Region. He served in this position until 1985, when he accepted a position as National Sales Manager of Merchants Trading. At Merchants, he diversified his pursuits by establishing a retail business as well as expanding the firm’s local and introducing broker business.

In 1988, Mr. Green joined Balfour Maclaine as Senior Vice-President and returned its troubled Chicago operations to profitability. In December 1990, Mr. Green and Mr. Swinford, along with a group of colleagues, left Balfour Maclaine and founded the Livestock Division of Rosenthal Collins Group, a Chicago based Futures commission merchant. In February 1991, Livestock Division of Rosenthal Collins Group registered as a branch office of RCG with Mr. Green as its manager and associated person. In addition to his responsibilities with Rosetta Capital Management, Mr. Green is the manager of the Livestock Division of RCG.

Mr. Green is also registered as an associated person and listed as a principal and NFA associate member of Ceres Alternative Investments LLC, a commodity pool operator and alternative asset manager, effective April 20, 2009.

PAST PERFORMANCE OF ROSETTA

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—ROSETTA—PAST PERFORMANCE OF ROSETTA” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF ROSETTA

The Capsule Performance Table which follows presents the performance results of the Rosetta Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rosetta Trading Program

Month	2011	2010	2009	2008	2007	2006
January	1.28%	0.46%	-0.57%	13.85%	-5.22%	10.48%
February	5.10%	-0.41%	0.58%	7.22%	3.09%	1.17%
March	-3.60%	3.02%	-2.59%	3.14%	-7.75%	10.97%
April	5.02%	0.59%	3.29%	-2.92%	-3.41%	-0.13%
May	3.05%	2.20%	-6.07%	-7.12%	-0.09%	0.32%
June	-4.06%	-2.39%	0.37%	0.45%	12.37%	-5.89%
July	-2.63%	0.22%	1.32%	3.51%	-17.38%	-2.26%
August	1.88%	3.98%	-0.58%	-2.30%	1.41%	-7.28%
September	-2.45%	4.80%	4.07%	7.07%	8.57%	-1.39%
October	3.27%	15.72%	-4.89%	-2.83%	10.48%	3.35%
November		-4.34%	-0.48%	-2.27%	-1.20%	14.81%
December		0.64%	1.66%	-1.52%	7.45%	3.40%
Year	6.47% (10 months)	25.83%	-4.32%	15.48%	4.29%	28.24%

Name of CTA:	Rosetta Capital Management LLC
Name of Program:	Rosetta Trading Program
Inception of trading by CTA:	February 1998
Inception of trading in program:	February 1998
Number of open accounts:	145
Aggregate assets (including “notional” funds) at October 31, 2011:	$142,730,850
Assets in this trading program (including “notional” funds) at October 31, 2011:	$95,795,317
Largest monthly draw-down past five years and year-to-date:	-17.38% July 2007
Largest peak-to-valley draw-down past five years and year-to-date:	-19.25% December 2006 to July 2007
Number of accounts opened and closed with Positive Net Lifetime ROR:	157
Range of returns for accounts opened and closed with positive net lifetime performance:	0.07% to 3678.70%
Number of accounts opened and closed with Negative Net Lifetime ROR:	212
Range of returns for accounts opened and closed with negative net lifetime performance:	-0.10% to -47.60%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

STRATEGIC AG

The disclosure included under the heading “STRATEGIC AG—Principals of Strategic Ag” is hereby deleted in its entirety and replaced with the following:

Principals of Strategic Ag

Robert Wiedeman

Robert Wiedeman was registered as a floor broker on January 1, 1982 through August 12, 2003, and registered as a floor broker from February 17, 2004 through December 17, 2005. Mr. Wiedeman was listed as a principal of FC Stone Group, Inc., an FCM in West Des Moines, Iowa effective June 19, 1991 through July 1, 2000 and was a branch manager from April 4, 1989 through July 1, 2000. From April 1989 until July 2000, Mr. Wiedeman was the branch manager of the Chicago office of Farmers Commodities Corporation. Effective July 1, 2000 through December 1, 2000 Mr. Wiedeman was a principal and branch manager of FC Stone, LLC, an FCM in West Des Moines, Iowa.

Mr. Wiedeman has been listed as a principal of Strategic Ag effective February 9, 1999, listed as an NFA associate member and branch manager and registered as an associated person effective September 8, 2003.

Mr. Wiedeman is primarily responsible for the trading decisions and strategies employed by Strategic Ag in the Balanced Program.

Karen Sullivan

Ms. Sullivan was registered as an associated person of Futures and Options Trading Group Inc. an investment bank, July 8, 1986 through January 19, 1991 and listed as an NFA associate member from June 11, 1986 through January 19, 1991. Effective September 19, 1988 through December 6, 2002, Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Fundamental Futures Inc. a CTA. Effective July 24, 1991 until March 9, 1993 Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Risk Management Inc., formerly Glen Oak Investments, Inc. a CTA. Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Nessler Futures trading company, a CTA, effective March 1, 1996 through June 22, 1998, she was branch manager from March 1996 through June 1998. Ms. Sullivan was registered as an associated person and listed as an NFA associate member of SDK Investments, Inc. a CTA, from September 5, 1995 until January 31, 1999 and a branch manager from October 1995 to January 1999.

Effective February 9, 1999 Ms. Sullivan has been registered as an associated person and listed as a principal and NFA associate member of Strategic Ag Trading.

Ms. Sullivan’s responsibilities with Strategic Ag include the administrative functions of marketing, account operations, and accounting as well as legal compliance.

Charles Wickens

Mr. Wickens was registered as a floor broker on March 5, 1990 until March 17, 2008. Mr. Wickens joined Strategic Ag in June 2002 and has been registered as an associated person effective June 4, 2002 and listed as an NFA associate member effective May 6, 2002, and listed as a principal effective April 3, 2002.

Mr. Wickens is primarily responsible for the trading decisions and strategies employed by the Advisor in the Grains Program and the Short Term program.

Mike Wanninger

Mr. Wanninger was registered as an associated person of FC Stone Group, Inc. on August 18, 1993 through July 1, 2000 and listed as an NFA associate member effective July 19, 1993 through July 1, 2000, when FC Stone Group. Inc. became FC Stone LLC. He has been registered as an associated person and listed as an NFA associate member of FC Stone LLC effective July 1, 2000 and became a branch manager of FC Stone LLC on April 21, 2003.

Mr. Wanninger joined Strategic Ag in October 2009 and has been registered as an associated person, branch manager and listed as a principal and NFA associate member effective October 14, 2009.

Mr. Wanninger is primarily responsible for the trading decisions and strategies employed by the Advisor in the Premium Program and the Harvest Program.

PAST PERFORMANCE OF STRATEGIC AG

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX— STRATEGIC AG—PAST PERFORMANCE OF STRATEGIC AG” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF STRATEGIC AG TRADING

The Capsule Performance Table which follows presents the performance results of the Strategic Ag Grains Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Grains Trading Program

Month	2011	2010	2009	2008	2007	2006
January	-3.11%	2.41%	2.91%	3.18%	-4.68%	-0.33%
February	4.40%	-2.62%	2.05%	10.20%	-9.70%	4.80%
March	2.30%	-4.38%	-2.59%	-0.09%	1.28%	2.64%
April	6.81%	-2.09%	8.90%	-2.09%	6.36%	-0.06%
May	0.94%	-1.74%	2.36%	-2.87%	0.43%	-3.96%
June	-1.97%	2.19%	1.93%	7.75%	7.91%	-5.81%
July	-3.27%	-3.12%	-4.48%	-6.09%	1.40%	0.40%
August	0.12%	-2.88%	-1.27%	6.45%	6.86%	-2.20%
September	-2.77%	4.20%	1.99%	-1.89%	15.03%	-0.41%
October	2.94%	2.90%	-1.09%	-0.27%	-4.87%	7.03%
November		1.39%	-0.77%	1.65%	-1.17%	8.59%
December		2.17%	-1.96%	3.03%	0.86%	-2.92%
Year	6.01% (10 months)	-2.02%	7.58%	19.25%	18.76%	7.02%

Name of CTA:	Skyline Management, Inc. d.b.a. Strategic Ag Trading
Name of Trading Principal:	Charles Wickens
Inception of Trading by SAT:	April, 1999
Inception of Trading Pursuant to Program:	April 1, 2002
Number of Accounts Traded Pursuant to Program:	10
Total Actual Assets in Program:	$1,079,677 (October 31, 2011)
Total Assets (including notional) in Program:	$9,235,677 (October 31, 2011)
Total Actual Assets under Strategic Ag Trading’s Management:	$4,951,593 (October 31, 2011)
Total Assets (including notional) under Strategic Ag Trading’s Management:	$17,470,202 (October 31, 2011)
Largest Monthly % Drawdown in Program Past Five Years and Year-to-Date:	-9.70% (February, 2007)
Worst Peak-to-Valley Drawdown in Program Past Five Years and Year-to-Date:	-18.78% (June, 2009 - August, 2010)
Number of Accounts Closed Profitable:	52 (0.16% to 187.02%)
Number of Accounts Closed Unprofitable:	46 (-0.01% to -21.55%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Statement of Additional Information

THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS

Frontier Diversified Series

Chesapeake Capital Corporation

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS—Frontier Diversified Series—Chesapeake Capital Corporation” is deleted in its entirety and replaced with the following:

Chesapeake will conduct its trading for its allocation from the Frontier Diversified Series Units through a Trading Company pursuant to Chesapeake’s Diversified 2XL Program. The annual rates of return with respect to the Diversified 2XL Program for the past five years and year-to-date are: (30.58)% in 2011 (10 months), 6.54% in 2010, 4.04% in 2009, 21.94% in 2008, (29.11)% in 2007, and 17.10% in 2006. The Worst Monthly Percentage Draw-Down of the Diversified 2XL Program is (41.58)% in August 2007. The Worst Peak-to-Valley Draw-Down of the Diversified 2XL Program is (51.35)% from July 2007 to August 2007. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Conquest Capital, LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS—Frontier Diversified Series—Conquest Capital, LLC” is deleted in its entirety and replaced with the following:

Conquest will conduct its trading for its allocations from the Frontier Diversified Series through a trading company pursuant to Conquest’s MFS Program. The annual rates of return with respect to the MFS Program for the past five years and year-to-date are -8.41% in 2011 (10 months), 5.73% in 2010, -13.13% in 2009, 51.95% in 2008, 7.88% in 2007, and 10.93% in 2006. The Worst Monthly Percentage Draw-Down of the MFS Program is -11.53% in October 2011. The Worst Peak-to-Valley Draw-Down of the MFS Program is -16.23% from January 2009 to April 2010. The amount of leverage employed by Conquest is 9.83% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Dighton Capital CTA Limited

The disclosures in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS—Frontier Diversified Series—Dighton Capital CTA Limited” are deleted in their entirety.

Doherty Advisors, LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS—Frontier Diversified Series—Doherty Advisors, LLC” is deleted in its entirety and replaced with the following:

Doherty Advisors will conduct its trading for its allocations from the Frontier Diversified Series through a trading company pursuant to Doherty Advisors KBD Capital Partners Discretionary Relative Value Program. The annual rates of return with respect to the KBD Capital Partners, Class A LP fund (trading pursuant to Doherty Advisors’ Discretionary Relative Value Program) for the past five years and year-to-date are: 1.18% in 2011 (10 months), 4.71% in 2010, 6.54% in 2009, -3.34% in 2008, 8.87% in 2007, and 5.84% in 2006. The Worst Monthly Percentage Draw-Down of the KBD Capital Partners, Class A LP program is -8.34% in October 2008. The Worst Peak-to-Valley Draw-Down of the KBD Capital Partners, Class A LP program is -11.48% from August 2008 to October 2008. The amount of leverage employed by Doherty Advisors is 8% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Emil Van Essen LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS—Frontier Diversified Series—Emil Van Essen LLC” is deleted in its entirety and replaced with the following:

Van Essen will conduct its trading for its allocations from the Frontier Diversified Series and the Frontier Long/Short Commodity Series through a trading company pursuant to its Spread Trading Program. Van Essen’s Spread Trading Program began trading on December 29, 2006. The annual rates of return with respect to the Spread Trading Program since inception are: 30.36% in 2011 (10 months), 11.40% in 2010, 28.81% in 2009, 83.70% in 2008, and 32.65% in 2007. The Worst Monthly Percentage Draw-Down of the Spread Trading Program is -25.28% in September 2007. The Worst Peak-to-Valley Draw-Down of the Spread Trading Program is -36.21% from May 2007 to October 2007. The amount of leverage employed by Van Essen is 11.49% (approximate average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quality Capital Management Ltd.

The following disclosure is added to the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS—Frontier Diversified Series—Quality Capital Management Ltd.”

Quality Capital Management Ltd.

Quality Capital Management (QCM) is a company incorporated under the laws of England and Wales whose principal office is located at QCM House, Horizon Business Village, No 1 Brooklands Road, Weybridge, Surrey, UK, KT13 0TJ. QCM has been registered under the CE Act as a CTA and a member of the NFA in such capacity since April 1996. Such registration and membership do not imply that the CFTC or the NFA have endorsed QCM’s qualifications to provide the advisory services described herein.

Aref Karim is the sole principal of QCM and is responsible for all of QCM’s trading decisions.

QCM will conduct the trading for its allocations from the Frontier Diversified Series and the Frontier Long/Short Commodity Series through a Trading Company pursuant to its Global Diversified Program. The annual rates of return with respect to the Global Diversified Program for the past five years and year-to-date are -16.92% in 2011 (10 months), 16.26% in 2010, -11.95% in 2009, 59.51% in 2008, 17.48% in 2007 and 35.01% in 2006. The Worst Monthly Percentage Draw-Down of the Global Diversified Program is -12.33% in July-2008. The Worst Peak-to-Valley Draw-Down of the Global Diversified Program is -22.24% from July 2008 to September 2008. The amount of leverage employed by QCM is 10-15% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Revolution Capital Management, LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS and/or Reference Programs—Frontier Diversified Series— Revolution Capital Management, LLC” is deleted in its entirety and replaced with the following:

Revolution will conduct its trading for its allocations from the Frontier Diversified Series through a trading company pursuant to Revolution’s Mosaic and GSI Programs. The annual rates of return with respect to the Mosaic Program since inception are: -14.67% in 2011 (10 months), 12.20% in 2010, -18.52% in 2009, 92.95% in 2008, 80.47% in 2007, and -7.86% in 2006 (3 months). The annual rates of return with respect to the GSI Program since inception are: 0.80% in 2011 (10 months) and 8.76% in 2010 (4 months). The Worst Monthly Percentage Draw-Down of the Mosaic Program is -29.94% in January 2010. The Worst Peak-to-Valley Draw-Down of the Mosaic Program is -43.21% from May 2009 to January 2010. The Worst Monthly Percentage Draw-Down of the GSI Program is -2.88% in February 2011. The worst Peak-to-Valley Drawdown of the GSI Program is -6.13% from June 2011 to August 2011. The amount of leverage employed by Revolution is 18% (average margin to equity) for Mosaic and 6% for GSI. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Systemic Alpha Management, LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS and/or Reference Programs—Frontier Diversified Series—Systemic Alpha Management, LLC” is deleted in its entirety and replaced with the following:

Systematic Alpha will conduct its trading for its allocations from the Frontier Diversified Series through a trading company pursuant to Systematic Alpha’s Systematic Alpha Program. The annual rates of return with respect to the Systematic Alpha Program for the past five years and year-to-date are: -15.96% in 2011 (10 months), -0.09% in 2010, 5.75% in 2009, 16.85% in 2008, 6.02% in 2007, and 14.72% in 2006. The Worst Monthly Percentage Draw-Down of the Systematic Alpha Program is -5.13% in June 2011. The Worst Peak-to-Valley Draw-Down of the Systematic Alpha Program is -18.65% from November 2010 to August 2011. The amount of leverage employed by Systematic Alpha is 13% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series

AIS Futures Management LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS and/or Reference Programs—Frontier Long/Short Commodity Series—AIS Futures Management LLC” is deleted in its entirety and replaced with the following:

AIS will conduct its trading for its allocations from the Frontier Long/Short Commodity Series through a trading company pursuant to AIS’s MAAP 2X-4X Program. The annual rates of return with respect to the MAAP 2X-4X Program for the past five years and year-to-date are: -3.53% in 2011 (10 months), 40.74% in 2010, 64.30% in 2009, -52.39% in 2008, 54.03% in 2007, and 1.31% in 2006. The Worst Monthly Percentage Draw-Down of the MAAP 2X-4X Program is -33.82% in September 2008. The Worst Peak-to-Valley Draw-Down of the MAAP 2X-4X Program is -74.76% from June 2008 to February 2009. The amount of leverage employed by AIS is 20% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Landmark Trading Company

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS — Frontier Long/Short Commodity Series—Landmark Trading Company” is deleted in its entirety and replaced with the following:

Landmark will conduct the trading for its allocations from the Frontier Long/Short Commodity Series through a trading company pursuant to Landmark’s Landmark Trading Program. The annual rates of return with respect to the Landmark Program for the past five years and year-to-date are: 83.82% in 2011 (10 months), 14.03% in 2010, 19.15% in 2009, 32.75% in 2008, 29.99% in 2007, and 18.59% in 2006. The Worst Monthly Percentage Draw-Down of the Landmark Program is -14.77% in August 2009. The Worst Peak-to-Valley Draw-Down of the Landmark Program is -20.74% from January 2006 through September 2006. The amount of leverage employed by Landmark ranges from 15% to 30% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quality Capital Management Ltd.

The following disclosure is added to the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS—Frontier Long/Short Commodity Series—Quality Capital Management Ltd.”

Quality Capital Management Ltd.

Quality Capital Management (QCM) is a company incorporated under the laws of England and Wales whose principal office is located at QCM House, Horizon Business Village, No 1 Brooklands Road, Weybridge, Surrey, UK, KT13 0TJ. QCM has been registered under the CE Act as a CTA and a member of the NFA in such capacity since April 1996. Such registration and membership do not imply that the CFTC or the NFA have endorsed QCM’s qualifications to provide the advisory services described herein.

Aref Karim is the sole principal of QCM and is responsible for all of QCM’s trading decisions.

QCM will conduct the trading for its allocations from the Frontier Diversified Series and the Frontier Long/Short Commodity Series through a Trading Company pursuant to its Global Diversified Program. The annual rates of return with respect to the Global Diversified Program for the past five years and year-to-date are -16.92% in 2011 (10 months), 16.26% in 2010, -11.95% in 2009, 59.51% in 2008, 17.48% in 2007 and 35.01% in 2006. The Worst Monthly Percentage Draw-Down of the Global Diversified Program is -12.33% in July-2008. The Worst Peak-to-Valley Draw-Down of the Global Diversified Program is -22.24% from July 2008 to September 2008. The amount of leverage employed by QCM is 10-15% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

VALUE-ADDED MONTHLY INDICES

The tables and notes included in the Statement of Additional Information under the heading “VALUE-ADDED MONTHLY INDICES” are deleted in their entirety and replaced with the following:

The VAMI chart displayed above was prepared using (i) pro forma monthly performance for Frontier Long/Short Commodity Series-1a from March 6, 2006 through June 30, 2009, calculated using the actual trading results for the Frontier Long/Short Commodity Series-1 units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a, and actual monthly performance of the Frontier Long/Short Commodity Series-1a from July 1, 2009 through October 31, 2011 and (ii) the performance of the Stark Non-Financial Trader Index (Long/short commodity index) minus 4.5% (annually), respectively, reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index, and S&P GSCI® Total Return Index (Long only commodity index).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The VAMI chart displayed above was prepared using (i) pro forma monthly performance for Frontier Long/Short Commodity Series-1a from March 6, 2006 through June 30, 2009, calculated using the actual trading results for the Frontier Long/Short Commodity Series-1 units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a, and actual monthly performance of the Frontier Long/Short Commodity Series-1a from July 1, 2009 through October 31, 2011 and (ii) the pro forma quarterly performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a major commodity trading advisor, taking into account the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a units.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The VAMI chart displayed above was prepared using (i) pro forma monthly performance for Frontier Long/Short Commodity Series-2a from March 6, 2006 through June 30, 2009, calculated using the actual trading results for the Frontier Long/Short Commodity Series-2 units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a, and actual monthly performance of the Frontier Long/Short Commodity Series-2a from July 1, 2009 through October 31, 2011 and (ii) the performance of the Stark Non-Financial Trader Index (Long/short commodity index) minus 2.5% (annually), reflecting typical wrap-fee-based public managed futures fund fee structures that are not deducted in the CTA index, and S&P GSCI® Total Return Index (Long only commodity index).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The VAMI chart displayed above was prepared using (i) pro forma monthly performance for Frontier Long/Short Commodity Series-2a from March 6, 2006 through June 30, 2009, calculated using the actual trading results for the Frontier Long/Short Commodity Series-2 units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a, and actual monthly performance of the Frontier Long/Short Commodity Series-2a from July 1, 2009 through October 31, 2011 and (ii) the pro forma quarterly performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a major commodity trading advisor, taking into account the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a units.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SUMMARY PERFORMANCE COMPARISONS

Frontier Diversified Series-1 Summary Performance Comparison: June 2009 – January 31, 2011

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Diversified Series-1 Summary Performance Comparison: June 2009 – January 31, 2011” are deleted in their entirety and replaced with the following:

Frontier Diversified Series-1 Summary Performance Comparison: June 2009 – October 31, 2011

The comparative chart which follows sets forth (i) the rate of return for the Frontier Diversified Series-1 units from June 2009 through October 2011, (ii) the pro forma annualized performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor”, in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-1 units and (iii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2006 through October 2011. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Diversified Series-1 Program June 9, 2009 – October 31, 2011
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Diversified Series-1	N/A	-0.95%	-9.82%	8.54%

Frontier Diversified Series-1 Trading Advisors and Other Programs January 1, 2006 – October 31, 2011
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Cantab Capital Partners LLP[3]	Aristarchus	10.99%	-18.11%	14.41%
Graham Capital Management, L.P.	K4 Program at 150% leverage	5.26%	-19.96%	14.74%
Quantitative Investment Management	Global Program	7.45%	-17.85%	10.01%
Quantmetrics Capital Management	QM Futures Program	6.14%	-12.24%	6.56%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	11.41%	-7.08%	8.43%
Transtrend B.V.	Diversified Trend Program - Enhanced Risk/ USD	6.89%	-19.56%	12.67%
Winton Capital Management Ltd.	Diversified Program	7.91%	-10.49%	10.55%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[5]	N/A	12.69%	-6.41%	8.68%

Benchmark Comparisons January 1, 2006 – October 31, 2011
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	1.48%	-10.95%	7.96%
U.S. Stocks	N/A	2.19%	-50.95%	17.66%
U.S. Bonds	N/A	6.14%	-3.82%	3.49%
Hedge Funds	N/A	1.55%	-28.41%	8.21%
Commodities	N/A	-4.98%	-67.65%	26.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information concerning this series and the trading advisors for this series is contained in the Frontier Diversified Series appendix to the prospectus

Managed Futures: CASAM CISDM CTA Asset Weighted Index through October 2010, Barclay BTOP50 Index® thereafter, in each case, minus 4.5% (annually), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. The CASAM CISDM CTA Asset Weighted Index was discontinued in October 2010.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Commodities: S&P GSCI® Total Return Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as maximum draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2006 through October 2011, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Diversified Series-1 units from June 9, 2009 (when the Frontier Diversified Series began trading) through October 31, 2011.

2.

The actual trading composite results of the Frontier Diversified Series major commodity trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Diversified Series-1 units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix. The pro forma annualized rate of return of the Frontier Diversified Series-2 units will be commensurately higher than that of the Frontier Diversified Series-1 units to the extent that the Frontier Diversified Series-2 expenses are lower than the Frontier Diversified Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

The actual performance of the Frontier Diversified Series non-major commodity trading advisors and other non-major reference programs (swaps) adjusted for Frontier Diversified Series-1 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on October 31, 2011. Not all of the Frontier Diversified Series non-major commodity trading advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such non-major commodity trading advisors’ program allocations were prorated to the other non-major commodity trading advisors during the months preceding the commencement of their track records.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor,” in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-1 units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

Frontier Diversified Series-2 Summary Performance Comparison: June 2009 – January 31, 2011

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Diversified Series-2 Summary Performance Comparison: June 2009 – January 31, 2011” are deleted in their entirety and replaced with the following:

Frontier Diversified Series-2 Summary Performance Comparison: June 2009 – October 2011

The comparative chart which follows sets forth (i) the actual rate of return for the Frontier Diversified Series-2 units from June 2009 through October 2011, (ii) the pro forma annualized performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor,” in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-2 units and (iii) comparative rates of return earned by the managed futures, stock, bond, hedge fund and commodity asset classes from January 2006 through October 2011. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Diversified Series-2 Program June 9, 2009 – October 31, 2011
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Diversified Series-2	N/A	0.79%	-9.02%	8.56%

Frontier Diversified Series-2 Trading Advisors and Other Programs January 1, 2006 – October 31, 2011
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Cantab Capital Partners LLP[3]	Aristarchus	13.17%	-16.23%	14.41%
Graham Capital Management, L.P.	K4 Program at 150% leverage	7.25%	-19.06%	14.74%
Quantitative Investment Management	Global Program	9.51%	-14.74%	10.01%
Quantmetrics Capital Management	QM Futures Program	8.10%	-9.34%	6.55%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	13.57%	-4.83%	8.43%
Transtrend B.V.	Diversified Trend Program - Enhanced Risk/USD	8.68%	-17.88%	12.67%
Winton Capital Management Ltd.	Diversified Program	9.70%	-10.20%	10.47%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs [6]	N/A	14.85%	-6.10%	8.65%

Benchmark Comparisons January 1, 2006 – October 31, 2011
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	3.52%	-8.35%	7.96%
U.S. Stocks	N/A	2.19%	-50.95%	17.66%
U.S. Bonds	N/A	6.14%	-3.82%	3.49%
Hedge Funds	N/A	1.55%	-28.41%	8.21%
Commodities	N/A	-4.98%	-67.65%	26.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information concerning this Series and the trading advisors for this series is contained in the Frontier Diversified Series Appendix to the prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Index through October 2010, Barclay BTOP50 Index® thereafter, in each case, minus 2.5% (annually), reflecting typical wrap-fee based public managed futures fund fee structures that are not deducted in the CTA index. The CASAM CISDM CTA Asset Weighted Index was discontinued in October 2010.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Commodities: S&P GSCI® Total Return Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as maximum draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2006 through October 2011 unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Diversified Series-2 units from June 9, 2009 (when the Frontier Diversified Series began trading) through October 31, 2011.

2.

The actual trading composite results of the Frontier Diversified Series major commodity trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Diversified Series-2 units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix. The pro forma annualized rate of return of the Frontier Diversified Series-2 units will be commensurately higher than that of the Frontier Diversified Series-1 units to the extent that the Frontier Diversified Series-2 expenses are lower than the Frontier Diversified Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

The actual performance of the Frontier Diversified Series non-major commodity trading advisors and other non-major reference programs (swaps) adjusted for Frontier Diversified Series-2 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on October 31, 2011. Not all of the Frontier Diversified Series non-major commodity trading advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such non-major commodity advisors’ program allocations were prorated to the other non-major commodity trading advisors during the months preceding the commencement of their track records.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor,” in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-2 units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

Frontier Masters Series-1 Summary Performance Comparison: June 2009 – January 31, 2011

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Masters Series-1 Summary Performance Comparison: June 2009 – January 31, 2011” are deleted in their entirety and replaced with the following:

Frontier Masters Series-1 Summary Performance Comparison: June 2009 – October 31, 2011

The comparative chart which follows sets forth the actual rate of return for the Frontier Masters Series-1 units from June 2009 through October 2011 and the pro forma annualized rate of return for the trading program to be used for the Frontier Masters Series-1 units as well as the comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2006 through October 2011. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Masters Series-1 Program June 9, 2009 – October 31, 2011
Program		Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Masters Series-1	N/A	-0.73%	-9.41%	10.44%

Frontier Masters Series-1 Commodity Trading Advisors January 1, 2006 - October 31, 2011
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Cantab Capital Partners LLP[3]	Aristarchus Program	10.63%	-19.31%	14.59%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	11.26%	-8.47%	8.79%
Transtrend B.V.	Diversified Trend Program - Enhanced Risk/USD	6.21%	-20.19%	13.04%
Winton Capital Management Ltd.	Diversified Program	7.20%	-10.87%	10.84%
Benchmark Comparisons January 1, 2006—October 31, 2011
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	1.48%	-10.95%	7.96%
U.S. Stocks	N/A	2.19%	-50.95%	17.66%
U.S. Bonds	N/A	6.14%	-3.82%	3.49%
Hedge Funds	N/A	1.55%	-28.41%	8.21%
Commodities	N/A	-4.98%	-67.65%	26.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information concerning this series and the trading advisors for this series is contained in the Frontier Masters Series Appendix to the prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Index through October 2010, Barclay BTOP50 Index® thereafter, in each case, minus 4.5% (annually), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. The CASAM CISDM CTA Asset Weighted Index was discontinued in October 2010.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Commodities: S&P GSCI® Total Return Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2006 through October 2011, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Masters Series-1 units from June 9, 2009 (when the Frontier Masters Series began trading) through October 31, 2011.

2.

The actual trading composite results of the advisors’ programs, pro forma for expenses of the Trust applicable to the Frontier Masters Series-1 units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix. The pro forma annualized rate of return of the Frontier Masters Series-2 units will be commensurately higher than that of the Frontier Masters Series-1 units shown above to the extent that the Frontier Masters Series-2 expenses are lower than the Frontier Masters Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Masters Series adjusted for the fees and expenses associated with an investment in Frontier Masters Series-1 units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

Frontier Masters Series-2 Summary Performance Comparison: June 2009 – January 31, 2011

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Masters Series-2 Summary Performance Comparison: June 2009 – January 31, 2011” are deleted in their entirety and replaced with the following:

Frontier Masters Series-2 Summary Performance Comparison: June 2009 – October 31, 2011

The comparative chart which follows sets forth the actual rate of return for the Frontier Masters Series-2 units from June 2009 through October 2011 and the pro forma annualized rate of return for the trading program to be used for the Frontier Masters Series-2 units as well as the comparative rates of return earned by the managed futures, stock, bond, hedge fund and commodity asset classes from January 2006 through October 31, 2011. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Masters Series-2 Program June 9, 2009 – October 31, 2011
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Masters Series-2	N/A	1.01%	-9.03%	10.46%

Frontier Masters Series-2 Commodity Trading Advisors January 1, 2006 - October 31, 2011
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Cantab Capital Partners LLP[3]	Aristarchus Program	12.70%	-17.50%	14.59%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	13.32%	-5.08%	8.80%
Transtrend B.V.	Diversified Trend Program - Enhanced Risk/USD	8.15%	-18.64%	13.04%
Winton Capital Management Ltd.	Diversified Program	8.94%	-10.59%	10.75%
Benchmark Comparisons January 1, 2006—October 31, 2011
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	3.52%	-8.35%	7.96%
U.S. Stocks	N/A	2.19%	-50.95%	17.66%
U.S. Bonds	N/A	6.14%	-3.82%	3.49%
Hedge Funds	N/A	1.55%	-28.41%	8.21%
Commodities	N/A	-4.98%	-67.65%	26.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information concerning this series and the trading advisors for this series is contained in the Frontier Masters Series Appendix to the prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Index through October 2010, Barclay BTOP50 Index® thereafter, in each case, minus 2.5% (annually), reflecting typical wrap-fee based public managed futures fund fee structures that are not deducted in the CTA index. The CASAM CISDM CTA Asset Weighted Index was discontinued in October 2010.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Commodities: S&P GSCI® Total Return Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as maximum draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2006 through October 2011, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Masters Series-2 units from June 9, 2009 (when the Frontier Masters Series began trading) through October 31, 2011.

2.

The actual trading composite results of the advisors’ programs, pro forma for expenses of the Trust applicable to the Frontier Masters Series-2 units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix. The pro forma annualized rate of return of the Frontier Masters Series-2 units will be commensurately higher than that of the Frontier Masters Series-1 units shown above to the extent that the Frontier Masters Series-2 expenses are lower than the Frontier Masters Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Masters Series adjusted for the fees and expenses associated with an investment in Frontier Masters Series-2 units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

Frontier Long/Short Commodity Series-1a Summary Performance Comparison: March 2006 – January 31, 2011

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Long/Short Commodity Series-1a Summary Performance Comparison: March 2006 – January 31, 2011” are deleted in their entirety and replaced with the following:

Frontier Long/Short Commodity Series-1a Summary Performance Comparison: March 2006 – October 31, 2011

The comparative chart which follows sets forth a combination of pro forma and actual annualized rate of return for the Frontier Long/Short Commodity Series-1a from March 6, 2006 through October 2011, the pro forma annualized rate of return for each trading program to be used by the trading advisors for the Frontier Long/Short Commodity Series-1a from January 2006 through October 2011, as well as the comparative rates of return earned by the managed futures, stock, bond, hedge fund and commodity asset classes from January 2006 through October 2011. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series-1a Program March 6, 2006 – October 31, 2011
	Program	Pro Forma Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Long/Short Commodity Series-1a	N/A	5.60%	-12.09%	10.70%
Frontier Long/Short Commodity Series-1a Commodity Trading Advisors January 1, 2006- October 31, 2011
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Beach Horizon LLP[3]	Beach Horizon Fund Limited	10.03%	-17.53%	19.81%
Global Advisors Limited[3]	Global Commodity Systematic	4.09%	-23.47%	14.70%
Mesirow Financial Commodities Management, LLC [3]	Absolute Return Strategy	5.34%	-7.52%	5.13%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	10.88%	-23.04%	14.42%
Rosetta Capital Management, LLC	Rosetta Trading Program	9.78%	-19.75%	20.03%
Strategic Ag Trading	Grains	7.42%	-22.82%	15.64%
Non-Major Commodity Trading Advisors	N/A	24.89%	-23.53%	19.85%
Benchmark Comparisons January 1, 2006 - October 31, 2011
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	0.63%	-12.46%	6.60%
U.S. Stocks	N/A	2.19%	-50.95%	17.66%
U.S. Bonds	N/A	6.14%	-3.82%	3.49%
Hedge Funds	N/A	1.55%	-28.41%	8.21%
Commodities	N/A	-4.98%	-67.65%	26.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information, including monthly rates of return, concerning this series and the trading advisors for this series is contained in the Frontier Long/Short Commodity Series Appendix to the prospectus.

Managed Futures: Stark Non-Financial Trader Index minus 4.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Commodities: S&P GSCI® Total Return Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as maximum draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2006 – October 2011, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The pro forma annualized rate of return is calculated using the actual trading results for the Frontier Long/Short Commodity Series-1 units from March 6, 2006, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a units, and actual trading results for the Long/Short Commodity Series-1a units from July 1, 2009 through October 31, 2011.

2.

The actual trading composite results of the Frontier Long/Short Commodity Series trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Long/Short Commodity Series 1a units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix. The actual annualized rate of return of the Frontier Long/Short Commodity Series 2a units will be commensurately higher than that of the Frontier Long/Short Commodity Series 1a units shown above to the extent that the Frontier Long/Short Commodity Series 2a expenses are lower than the Frontier Long/Short Commodity Series 1a expenses as set forth in the Break-Even Analysis table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a major commodity trading advisor adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix.

Frontier Long/Short Commodity Series-2a Summary Performance Comparison: March 2006 – January 31, 2011

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Long/Short Commodity Series-2a Summary Performance Comparison: March 2006 – January 31, 2011” are deleted in their entirety and replaced with the following:

Frontier Long/Short Commodity Series-2a Summary Performance Comparison: March 2006 – October 31, 2011

The comparative chart which follows sets forth a combination of pro forma and actual annualized rate of return for the Frontier Long/Short Commodity Series-2a from March 6, 2006 through October 2011, the pro forma annualized rate of return for each trading program to be used by the Trading Advisors for the Frontier Long/Short Commodity Series-2a from January 2006 through October 2011, as well as the comparative rates of return earned by the managed futures, stock, bond, hedge fund and commodity asset classes from January 2006 through October 2011. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series-2a Program March 6, 2006 – October 31, 2011
	Program	Pro Forma Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Long/Short Commodity Series-2a	N/A	8.15%	-11.03%	10.69%

Frontier Long/Short Commodity Series-2a Commodity Trading Advisors January 1, 2006 – October 31, 2011:
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Beach Horizon LLP[3]	Beach Horizon Fund Limited	11.82%	-15.49%	19.83%
Global Advisors Limited[3]	Global Commodity Systematic	5.83%	-22.75%	14.69%
Mesirow Financial Commodities Management, LLC [3]	Absolute Return Strategy	7.21%	-4.48%	5.13%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	12.10%	-22.11%	13.84%
Rosetta Capital Management, LLC	Rosetta Trading Program	11.72%	-17.90%	20.06%
Strategic Ag Trading	Grains	10.10%	-21.19%	15.69%
Non-Major Commodity Trading Advisors	N/A	27.43%	-22.69%	19.84%
Benchmark Comparisons January 1, 2006 - October 31, 2011
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	2.66%	-10.38%	6.60%
U.S. Stocks	N/A	2.19%	-50.95%	17.66%
U.S. Bonds	N/A	6.14%	-3.82%	3.49%
Hedge Funds	N/A	1.55%	-28.41%	8.21%
Commodities	N/A	-4.98%	-67.65%	26.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information, including monthly rates of return, concerning this series and the trading advisors for this series is contained in the Frontier Long/Short Commodity Series Appendix in the prospectus.

Managed Futures: Stark Non-Financial Trader Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Commodities: S&P GSCI® Total Return Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2006 – October 2011, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The pro forma annualized rate of return is calculated using the actual trading results for the Frontier Long/Short Commodity Series-2 units from March 6, 2006 through October 31, 2011, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a units, and actual trading results for the Long/Short Commodity Series-2a units from July 1, 2009 through October 31, 2011.

2.

The actual trading composite results of the Frontier Long/Short Commodity Series trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Long/Short Commodity Series 2a units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix. The actual annualized rate of return of the Frontier Long/Short Commodity Series 2a units will be commensurately higher than that of the Frontier Long/Short Commodity Series 1a units shown above to the extent that the Frontier Long/Short Commodity Series 2a expenses are lower than the Frontier Long/Short Commodity Series 1a expenses as set forth in the Break-Even Analysis table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a “major commodity trading advisor” adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures: CASAM CISDM CTA Asset Weighted Index through October 2010, Barclay BTOP50 Index® thereafter. The CASAM CISDM CTA Asset Weighted Index was discontinued in October 2010.

U.S. Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

U.S. Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Commodities: S&P GSCI® Total Return Index. Source: Pertrac Financial Solutions.

CORRELATIONS

Frontier Diversified Series-1 Correlation Table: January 2006 – January 2011

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Diversified Series-1 Correlation Table: January 2006 – January 2011” are deleted in their entirety and replaced with the following:

Frontier Diversified Series-1 Correlation Table: January 2006 – October 2011

Correlation coefficient January 2006 to October 2011	Cantab¹	Graham	QIM	QuantMetrics	Tiverton[2]	Transtrend	Winton

Cantab¹	1.00

Graham	0.53	1.00

QIM	0.05	-0.01	1.00

QuantMetrics	0.15	0.03	-0.04	1.00

Tiverton[2]	0.47	0.44	0.14	0.21	1.00

Transtrend	0.56	0.75	0.09	0.04	0.32	1.00

Winton	0.62	0.70	-0.06	0.13	0.43	0.67	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” taking into account the fees associated with an investment in Frontier Diversified Series-1 units as set forth in the Frontier Diversified Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2006 – October 2011, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.

Frontier Diversified Series-2 Correlation Table: January 2006 – January 2011

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Diversified Series-2 Correlation Table: January 2006 – January 2011” are deleted in their entirety and replaced with the following:

Frontier Diversified Series-2 Correlation Table: January 2006 – October 2011

Correlation coefficient January 2006 to October 2011	Cantab¹	Graham	QIM	QuantMetrics	Tiverton[2]	Transtrend	Winton

Cantab¹	1.00

Graham	0.53	1.00

QIM	0.05	-0.02	1.00

QuantMetrics	0.15	0.03	-0.04	1.00

Tiverton[2]	0.47	0.44	0.13	0.21	1.00

Transtrend	0.56	0.75	0.09	0.04	0.32	1.00

Winton	0.62	0.70	-0.05	0.13	0.44	0.67	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Diversified Series that is currently designated as a major commodity trading advisor taking into account the fees associated with an investment in Frontier Diversified Series-2 units as set forth in the Frontier Diversified Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2006 – October 2011, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.

Frontier Masters Series-1 Correlation table: January 2006 – January 2011

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Masters Series-1 Correlation table: January 2006 – January 2011” are deleted in their entirety and replaced with the following:

Frontier Masters Series-1 Correlation table: January 2006 – October 2011

Correlation Coefficient January 2006 to October 2011	Cantab¹	Tiverton²	Transtrend	Winton

Cantab¹	1.00

Tiverton²	0.46	1.00

Transtrend	0.60	0.35	1.00

Winton	0.62	0.42	0.68	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Masters Series that is currently designated as a major commodity trading advisor taking into account the fees associated with an investment in Frontier Masters Series-2 as set forth in the Frontier Masters Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2006 – October 2011, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.

Frontier Masters Series-2 Correlation table: January 2006 – January 2011

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Masters Series-2 Correlation table: January 2006 – January 2011” are deleted in their entirety and replaced with the following:

Frontier Masters Series-2 Correlation table: January 2006 – October 2011

Correlation Coefficient January 2006 to October 2011	Cantab¹	Tiverton²	Transtrend	Winton

Cantab¹	1.00

Tiverton²	0.46	1.00

Transtrend	0.60	0.35	1.00

Winton	0.62	0.41	0.68	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Masters Series that is currently designated as a major commodity trading advisor or major reference program taking into account the fees associated with an investment in Frontier Masters Series-2 as set forth in the Frontier Masters Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2006 – October 2011, unless otherwise noted.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.

Frontier Long/Short Commodity Series-1a Correlation Table: January 2006 – January 2011

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Long/Short Commodity Series-1a Correlation Table: January 2006 – January 2011” are deleted in their entirety and replaced with the following:

Frontier Long/Short Commodity Series-1a Correlation Table: January 2006 – October 2011

Correlation Coefficient January 2006 October 2011	Beach¹	Global Advisors[2]	Mesirow[3]	Red Oak	Rosetta	Strategic Ag

Beach¹	1.00

Global Advisors[2]	0.69	1.00

Mesirow[3]	0.35	0.30	1.00

Red Oak	0.51	0.55	0.11	1.00

Rosetta	0.38	0.22	0.21	0.20	1.00

Strategic Ag	0.27	0.22	0.18	0.24	0.28	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a major commodity trading advisor taking into account the fees associated with an investment in Frontier Long/Short Commodity Series-1a as set forth in the Frontier Long/Short Commodity Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2006 – October 2011, unless otherwise noted.

Frontier Long/Short Commodity Series-2a Correlation Table: January 2006 – January 2011

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Long/Short Commodity Series-2a Correlation Table: January 2006 – January 2011” are deleted in their entirety and replaced with the following:

Frontier Long/Short Commodity Series-2a Correlation Table: January 2006 – October 2011

Correlation Coefficient January 2006 to October 2011	Beach¹	Global Advisors[2]	Mesirow[3]	Red Oak	Rosetta	Strategic Ag

Beach¹	1.00

Global Advisors[2]	0.69	1.00

Mesirow[3]	0.35	0.30	1.00

Red Oak	0.50	0.56	0.12	1.00

Rosetta	0.38	0.22	0.21	0.16	1.00

Strategic Ag	0.27	0.23	0.18	0.24	0.28	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a major commodity trading advisor taking into account the fees associated with an investment in Frontier Long/Short Commodity Series-2a as set forth in the Frontier Long/Short Commodity Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2006 – October 2011, unless otherwise noted.

MANAGED FUTURES INDUSTRY INFORMATION

The Growth of Managed Futures.

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—The Growth of Managed Futures” is hereby deleted in its entirety and replaced with the following:

The Growth of Managed Futures

In the last several years, investors around the world have increased their allocations to managed futures. The asset class totaled $320 billion as of September 2011.*

* Source: barclayhedge.com/research/indices/cta/Money_Under_Management.html

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Managed Futures Performance and Risk Measurements versus other Asset Classes.

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Managed Futures Performance and Risk Measurements versus other Asset Classes” is hereby deleted in its entirety and replaced with the following:

Managed Futures Performance and

Risk Measurements vs. Other Asset Classes

*The indices do not encompass the whole universe of CTAs (or funds). The CTAs (or funds) that comprise the indices have submitted their information voluntarily.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Historical Correlation of Various Asset Classes to Equities

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Historical Correlation of Various Asset Classes to Equities” is hereby deleted in its entirety and replaced with the following:

Historical Correlation of Various

Asset Classes to Equities

January 2000 – September 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Historical Correlation of Managed Futures vs. Various Asset Classes

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Historical Correlation of Managed Futures vs. Various Asset Classes” is hereby deleted in its entirety and replaced with the following:

Historical Correlation of Various

Asset Classes to Managed Futures

January 2000 – September 2011

* The indices do not encompass the whole universe of CTAs (or funds). The CTAs (or funds) that comprise the indices have submitted their information voluntarily.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

31-Year Performance of Managed Futures, Equities, and Long Only Commodities

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—31-Year Performance of Managed Futures, Equities, and Long Only Commodities” is hereby deleted in its entirety and replaced with the following:

Performance of Managed Futures, Equities, and

Long Only Commodities since 1980

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Managed Futures, Equities, and

Long Only Commodities since 2000

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures Performance During Equity Up Markets

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION— Managed Futures Performance During Equity Up Markets” is hereby deleted in its entirety and replaced with the following:

How Have Managed Futures Performed

When Equities Are Doing Well?

Managed futures have historically performed independently of equities and bonds. The potential to benefit from bullish or bearish markets is a strong reason to include managed futures in a portfolio.

Managed Futures Performance During Equity Up Markets

(with increases of at least 5% per month) January 1980 - September 2011

*	The indices do not encompass the whole universe of CTAs (for funds). The CTAs (or funds) that comprise the indices have submitted their information voluntarily.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures Performance During Equity Down Markets

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION— Managed Futures Performance During Equity Down Markets” is hereby deleted in its entirety and replaced with the following:

How About During Equity Down Markets?

Managed Futures Performance During Equity Down Markets

(with declines of at least 5% per month) January 1980 – September 2011

*	The indices do not encompass the whole universe of CTAs (or funds). The CTAs (or funds) that comprise the indices have submitted their information voluntarily.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Managed Futures Returns During Five Worst Equity Drawdowns

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION— Managed Futures Returns During Five Worst Equity Drawdowns” is hereby deleted in its entirety and replaced with the following:

Managed Futures Returns During

Five Worst Equity Drawdowns

Five Worst Drawdowns in the S&P 500® TRI Since 1980

*	The index does not encompass the whole universe of CTAs (or funds). The CTAs (or funds) that comprise the index have submitted their information voluntarily. The selected periods are used for illustrative purposes only and may not correspond with the precise starting and ending dates surrounding any particular period of crisis, real or perceived. Each of these asset classes has its own set of investment characteristics and risks, and investors should consider theses risks carefully prior to making any investments.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

3-Year, 5-Year, and 10-Year Performance of Various Asset Classes

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION— 3-Year, 5-Year, and 10-Year Performance of Various Asset Classes” is hereby deleted in its entirety and replaced with the following:

3-Year, 5-Year, and 10-Year Performance

of Various Asset Classes

*	The indices do not encompass the whole universe of CTAs (or funds). The CTAs (or funds) that comprise the indices have submitted their information voluntarily. Each of these asset classes has its own set of investment characteristics and risks, and investors should consider these risks carefully prior to making any investments.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Volatility Measurements Over Two Time Periods

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Volatility Measurements Over Two Time Periods” is hereby deleted in its entirety and replaced with the following:

Volatility Measurements Over Two Time Periods

* The indices do not encompass the whole universe of CTAs (or funds). The CTAs (or funds) that comprise the indices have submitted their information voluntarily. Each of these asset classes has its own set of investment characteristics and risks, and investors should consider these risks carefully prior to making any investments.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

12-Month Rolling Volatility of Managed Futures, Equities, and Long Only Commodities

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION— 12-Month Rolling Volatility of Managed Futures, Equities, and Long Only Commodities” is hereby deleted in its entirety and replaced with the following:

12-Month Rolling Volatility of Managed Futures,

Equities, and Long-Only Commodities

*	The indices do not encompass the whole universe of CTAs (or funds). The CTAs (or funds) that comprise the indices have submitted their information voluntarily. This chart is not designed to represent the volatility associated with any given investment individual investments may have volatility that far exceeds that illustrated here.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Performance Direction of Managed Futures and Equities

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION— Monthly Performance Direction of Managed Futures and Equities” is hereby deleted in its entirety and replaced with the following:

Monthly Performance Direction of

Managed Futures and Equities

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Correlation Coefficient

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Correlation Coefficient” is hereby deleted in its entirety and replaced with the following:

Correlation Coefficient Jan-2006 to Oct-2011	Managed Futures	Hedge Funds	U.S. Stocks	U.S. Bonds	Commodities

Managed Futures	1.00

Hedge Funds	0.14	1

U.S. Stocks	-0.03	0.779	1

U.S. Bonds	-0.14	0.126	0.103	1

Commodities	0.17	0.716	0.554	-0.05	1

Managed Futures: CASAM CISDM CTA Asset Weighted Index through October 2010, Barclay BTOP50 Index® thereafter. The CASAM CISDM CTA Asset Weighted Index was discontinued in October 2010.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Commodities: S&P GSCI® Total Return Index. Source: Pertrac Financial Solutions.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS